                                                                     EXHIBIT 3.8

                              AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        INTEGRATED PROPANE PARTNERS, LLC

     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") is entered into as of September 30, 1998, between Michael L. Hendren, an individual ("Hendren"), Integrated Energy Holdings, LLC, a Delaware limited liability company ("IEH") and each of the individuals set forth on Exhibit A attached hereto and incorporated herein by reference (such individuals are hereinafter collectively referred to as the "Employee Investor Group").

                                    RECITALS

     A. Hendren and IEH caused Mid-Atlantic Energy, LLC ("Mid-Atlantic") to be formed as a limited liability company under the Delaware Limited Liability Company Act on November 8, 1996.

     B. Hendren and IEH are parties to the Limited Liability Company Agreement of Mid-Atlantic, dated November 22, 1996 (the "Initial LLC Agreement").

     C. Hendren and IEH desire to amend and restate in its entirety the Initial LLC Agreement to, among other things, provide for common and preferred limited liability company interests, change the name of the limited liability company to Integrated Propane Partners, LLC (the "Company") and admit certain new Members to the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree to amend and restate the Initial LLC Agreement in its entirety as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 Definitions Generally. Unless defined specifically herein, terms relating to a limited liability company shall have the meanings given to them in the Delaware Limited Liability Company Act.

     1.2 Terms Defined Herein. As used herein, the following terms shall have the following meanings, unless the context otherwise specifies:

     "ACT" means the Delaware Limited Liability Company Act, as amended from time to time.

     "ADDITIONAL CAPITAL CALL" has the meaning set forth in Section 3.2 hereof.

     "ADDITIONAL DISTRIBUTIONS" has the meaning set forth in Section 4.3 hereof.

     "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to each Member, the deficit balance, if any, in such Member's Common Capital Account and/or Preferred Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(i) increased for any amounts such Member is unconditionally obligated to restore and the amount of such Member's share of Company Minimum Gain and Member Minimum Gain after taking into account any changes during such year; and (ii) reduced by the items described in Treasury Regulations (S) 1.704-
1(b)(2)(ii)(d)(4), (5) and (6).

     "AFFILIATE" means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control," when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGREEMENT" means this Amended and Restated Limited Liability Company Agreement of Integrated Propane Partners, LLC, as amended from time to time.

     "BANKRUPTCY", with respect to any Person, means the entry of an order for relief against such Person under the Federal Bankruptcy Code or the insolvency of such Person under any state insolvency act.

     "BUSINESS DAY" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in Kansas City, Missouri are authorized or obligated to close.

     "CERTIFICATE" means the Certificate of Formation of the Company filed with the Secretary of State of Delaware, as amended from time to time.

     "CLASS A PREFERRED INTEREST" means any Interest designated as such on Schedule A attached hereto.

     "CLASS A PREFERRED MEMBER" means any Member to the extent that such Member holds a Class A Preferred Interest. All Class A Preferred Members shall be Non-Voting Members to the extent of their Class A Preferred Interest.

     "COMMON CAPITAL ACCOUNT" means the separate account established and maintained by the Company for each Common Member pursuant to Section 3.5 hereof.

     "COMMON INTEREST" means any Interest designated as such on Schedule A attached hereto.

     "COMMON MEMBER" means any Member to the extent that such Member holds a Common Interest. All Common Members, other than members of the Employee Investor Group, shall be Voting Members to the extent of their Common Interest.

     "COMMON PERCENTAGE INTEREST" means a Common Member's percentage of the Common Interests in the Company including such Common Member's percentage of the net income, gain, loss, deductions and credits of the Company allocated to such Common Members. The Common Percentage Interest of each Common Member, prior to any adjustments thereto required by the provisions of this Agreement, shall be as set forth on Schedule A attached hereto.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provisions of future laws.

     "COMPANY" means Integrated Propane Partners, LLC, a Delaware limited liability company.

     "COMPANY MINIMUM GAIN" shall have the same meaning as the term "partnership minimum gain" set forth in Treasury Regulation (S) 1.704-2(d)(1). Company Minimum Gain shall be determined, first, by computing for each Nonrecourse Debt any gain that the Company would realize if the Company disposed of the property subject to that liability for no consideration other than full satisfaction of such liability and, then, aggregating the separately computed gains. For purposes of computing gain, the Company shall use the basis of such property that is used for purposes of determining the amount of the Common Capital Accounts and the Preferred Capital Accounts under Section 3.5 hereof. In any taxable year in which a Revaluation occurs, the net increase or decrease in Company Minimum Gain for such taxable year shall be determined by: (1) calculating the net decrease or increase in Company Minimum Gain using the current year's book value and the prior year's amount of Company Minimum Gain, and (2) adding back any decrease in Company Minimum Gain arising solely from the Revaluation.

     "CONTRIBUTING MEMBER" has the meaning set forth in Section 3.3 hereof.

     "CREDITS" means all tax credits allowed by the Code with respect to activities of the Company or the Property.

     "DISTRIBUTIONS" means any distributions by the Company to the Common Members or Class A Preferred Members of Liquidation Proceeds, Tax Distributions, Preferred Distributions or Additional Distributions.

     "EBITDA" means the net income of the Operating Company before provision for income taxes determined in accordance with GAAP plus the amount included in such net income for interest, depreciation and amortization of intangible items.

     "EMPLOYEE INVESTOR GROUP" means the individuals collectively set forth on Exhibit A hereto, and their successors and permitted assigns.

     "EXEMPT TRANSFER" has the meaning set forth in Section 7.3 hereof.

     "FAIR VALUE" of an asset means its fair market value.

     "GAAP" means generally accepted accounting principles.

     "IEH" means Integrated Energy Holdings, LLC, a Delaware limited liability company.

     "ILLIQUID ASSETS" has the meaning set forth in Section 3.4 hereof.

     "INCOME" and "LOSS" mean, respectively, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a), except that for this purpose (i) all items of income, gain, deduction or loss required to be separately stated by Code Section 703(a)(1) shall be included in taxable income or loss; (ii) tax exempt income shall be added to taxable income or loss; (iii) any expenditures described in Code Section 705(a)(2)(B) (or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation (S) 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing taxable income or loss shall be subtracted; and (iv) taxable income or loss shall be adjusted to reflect any item of income or loss specially allocated in Article IV hereof and the Company's taxable income shall be reduced or its loss increased by the amount of Operating Income allocated pursuant to Section 4.6(a)(ii)(A) hereof.

     "INITIAL CONTRIBUTIONS" means either the initial or the restated value of the capital contributed by the Members for their Interests.

     "INITIAL LLC AGREEMENT" means the Limited Liability Company Agreement of Mid-Atlantic, dated November 22, 1996.

     "INTEREST" means either a Class A Preferred Interest or a Common Interest. The type of Interest held by each Member shall be as set forth on Schedule A attached hereto.

     "LIQUIDATION PROCEEDS" means all Property at the time of liquidation of the Company and all proceeds thereof.

     "MCCRACKEN" means McCracken Oil & Propane Company, LLC, a Delaware limited liability company.

     "MEMBER" means each Person executing this Agreement, including a Substitute Member, if any.

     "MEMBER MINIMUM GAIN" shall have the same meaning as the term "partner nonrecourse debt minimum gain" as set forth in Treasury Regulation (S) 1.704-2(i)(3). With respect to each Member Nonrecourse Debt, Member Minimum Gain shall be determined by computing for each Member Nonrecourse Debt any gain that the Company would realize if the Company disposed of the property subject to that liability for no consideration other than full satisfaction of such liability. For purposes of computing gain, the Company shall use the basis of such property that is used for purposes of determining the amount of the Common Capital Accounts and the Preferred Capital Accounts under Section 3.5 hereof. In any taxable year in which a Revaluation occurs, the net increase or decrease in Member Minimum Gain for such taxable year shall be determined by: (1) calculating the net decrease or increase in Member Minimum Gain using the current year's book value and the prior year's amount of Member Minimum Gain, and (2) adding back any decrease in Member Minimum Gain arising solely from the Revaluation.

     "MEMBER NONRECOURSE DEBT" shall have the same meaning as the term "partner nonrecourse debt" set forth in Treasury Regulation (S) 1.704-2(b)(4).

     "MEMBER NONRECOURSE DEDUCTIONS" shall have the same meaning as the term "partner nonrecourse deductions" set forth in Treasury Regulation (S) 1.704-2(i)(2). Generally, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a fiscal year equals the net increase during the year in the amount of the Member Minimum Gain

(determined in accordance with Treasury Regulation (S) 1.704-2(i)) reduced (but not below zero) by the aggregate distributions made during the year of proceeds of Member Nonrecourse Debt and allocable to the increase in Member Minimum Gain determined according to the provisions of Treasury Regulation (S) 1.704-2(i).

     "NON-CONTRIBUTING MEMBER" has the meaning set forth in Section 3.3 hereof.

     "NON-EXEMPT TRANSFER" means any Transfer that is not an exempt transfer under Section 7.3 hereof.

     "NONRECOURSE DEBT" means a Company liability with respect to which no Member bears the economic risk of loss as determined under Treasury Regulations
(S)(S) 1.752-1(a)(2) and 1.752-2.

     "NONRECOURSE DEDUCTIONS" shall have the same meaning as the term "nonrecourse deductions" set forth in Treasury Regulation (S) 1.704-2(c). Generally, the amount of Nonrecourse Deductions for a fiscal year equals the net increase in the amount of Company Minimum Gain (determined in accordance with Treasury Regulation (S) 1.704-2(d)) during such year reduced (but not below zero) by the aggregate distributions made during the year of proceeds of a Nonrecourse Debt that are allocable to the increase in Company Minimum Gain, determined according to the provisions of Treasury Regulation (S) 1.704-2(c) and
(h).

     "NON-VOTING MEMBER" is a Member who is not entitled to vote in any matter requiring a vote under the terms of this Agreement.

     "OPERATING COMPANIES" means McCracken Oil & Propane Company, LLC, a Delaware limited liability company, and such other entities as the Company may from time to time acquire and own a majority interest in.

     "OPERATING INCOME" means the gross receipts of the Operating Companies minus the cost of goods sold of the Operating Companies.

     "PERSON" means any individual, partnership, limited liability company, corporation, association, cooperative, estate, trust, custodian, nominee or any other individual or entity in its own or any representative capacity.

     "PREFERRED CAPITAL ACCOUNT" means the separate account established and maintained by the Company for each Class A Preferred Member pursuant to Section
3.5 hereof.

     "PREFERRED DISTRIBUTION" has the meaning set forth in Section 4.2 hereof.

     "PREFERRED PERCENTAGE INTEREST" means a Class A Preferred Member's percentage of the Class A Preferred Interests in the Company including such Class A Preferred Member's percentage of the net income, gain, loss, deductions and credits of the Company allocated to such Class A Preferred Members. The Preferred Percentage Interest and the initial Preferred Capital Account balance of each Class A Preferred Member, prior to any adjustments thereto required by the provisions of this Agreement, shall be as set forth on Schedule A attached hereto.

     "PROPERTY" means all properties and assets, including intellectual property, contract rights and other intangible assets, that the Company may own or otherwise have an interest in from time to time.

     "REPRESENTATIVE" has the meaning set forth in Section 5.1 hereof.

     "RESERVES" means amounts set aside from time to time by the Members pursuant to Section 4.10 hereof.

     "REVALUATION" shall mean the occurrence of any event described in clause
(x), (y) or (z) of Section 3.5(b) hereof in which the book basis of Property is adjusted to its Fair Value.

     "SUBSTITUTE MEMBER" has the meaning set forth in Section 7.7 hereof.

     "TAX DISTRIBUTION" has the meaning set forth in Section 4.1 hereof.

     "TAX MATTERS PARTNER" means the Member designated pursuant to Section 6.4 hereof to represent the Company in matters before the Internal Revenue Service.

     "TRANSFER" means (i) when used as a verb, to give, sell, exchange, assign, transfer, lease, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, and (ii) when used as a noun, the nouns corresponding to such verbs, in either case voluntarily or involuntarily, by operation of law or otherwise.

     "TRANSFEREE" has the meaning set forth in Section 7.1 hereof.

     "TRANSFEROR" has the meaning set forth in Section 7.2 hereof.

     "TREASURY REGULATIONS" means the regulations promulgated by the Treasury Department with respect to the Code, as such regulations are amended from time to time, or the corresponding provisions of future regulations.

     "VOTING MEMBER" is a Member who is entitled to vote in all matters requiring a vote under the terms of this Agreement.

     "VOTING MEMBER MAJORITY" means those Voting Members holding a majority of the Common Percentage Interests held by all Voting Members.

     1.3  Other Definitional Provisions.

          (a) As used in this Agreement, accounting terms not defined in this Agreement, and accounting terms partly defined to the extent not defined, shall have the respective meanings given to them under GAAP.

          (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          (c) Words of the masculine gender shall be deemed to include the feminine or neuter genders, and vice versa, where applicable. Words of the singular number shall be deemed to include the plural number, and vice versa, where applicable.

                                   ARTICLE II
                         BUSINESS PURPOSES AND OFFICES

     2.1  Name; Business Purpose.

          (a) The name of the Company shall be as stated in the Certificate. The name of the Company may be changed from time to time by the Voting Member Majority.

          (b) The purpose of the Company is to invest in the Operating Companies, to do any and all things necessary or incidental thereto, and to engage in such other business as the Voting Member Majority deems in the best interests of the Company.

     2.2 Powers. The Company may carry on any lawful business, purpose or activity permitted by the Act and shall possess and may exercise all the powers granted by the Act, any other law, or this Agreement, together with any powers incidental thereto, as far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

     2.3 Principal Office. The principal office of the Company shall be located at 1000 Broadway, Suite 500, Kansas City, Missouri, or at such other place(s) as the Voting Member Majority may determine from time to time.

     2.4 Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Company in the State of Delaware shall be as stated in the Certificate. The registered office and registered agent of the Company in the State of Delaware may be changed, from time to time, by the Voting Member Majority.

     2.5 Amendment of the Certificate. The Company shall amend the Certificate at such time or times and in such manner as may be approved by the Voting Member Majority or as required by the Act or this Agreement.

     2.6 Liability of Members. No Member, Representative or officer, solely by reason of being a Member, Representative or officer, shall be liable, under a judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of the other Members or any other Representative or officer of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing liability on the Members, Representatives or officers for liabilities of the Company.

     2.7 Authority; Investment Intent; Restriction Against Transfer. Each Member warrants to the Company and to the other Members that: (a) the Member is duly organized, validly existing and in good standing under the laws of its state of organization, if applicable, and that the Member has the requisite power and authority to execute this Agreement and to perform its obligations hereunder; (b) the Member is acquiring an Interest for such Member's own account as an investment and without any intent to distribute such Interest or any portion thereof or interest therein; and (c) the Member acknowledges that the Interests have not been registered under the Securities Act of 1933 or any state securities laws, and such Member's Interest may not be resold or transferred except as provided in Article VII hereof and except pursuant to a registration statement under or an exemption from the registration provisions of the federal and applicable state securities laws.



                                  ARTICLE III
                        CAPITAL CONTRIBUTIONS AND LOANS

     3.l Initial Capital Accounts and Percentage Interests. The initial or restated Common Capital Account, the initial Preferred Capital Account, the initial or restated Common Percentage Interest and/or the initial Preferred Percentage Interest, as the case may be, of each Member shall be as set forth opposite such Member's name on either Exhibit A or Schedule A attached hereto.

     3.2 Additional Capital Calls. The Common Members recognize that the Company may require from time to time, in addition to the Initial Contributions, capital in order to accomplish the purpose and business of the Company. Accordingly, additional cash capital contributions ("Additional Capital Calls") may be called for from time to time by the Voting Member Majority. Within ten Business Days after the date such Additional Capital Call is declared by the Voting Member Majority, each Common Member shall be entitled to contribute, in cash, to the capital of the Company an amount (the "Additional Contribution") equal to such Common Member's Common Percentage Interest at the time of the Additional Capital Call multiplied by the aggregate additional capital contributions. No Common Member shall be obligated to make any Additional Contributions to the Company and, accordingly, no Common Member shall be liable for damage to the Company or any other Common Member as a result of the failure of such Common Member to make any such Additional Contributions. The remedies set forth in Section 3.3 below shall be the sole remedies for any such failure.

     3.3  Percentage Interest Adjustments.

          (a) If the Common Capital Accounts of the Common Members are adjusted pursuant to Section 3.5(b), then, after such adjustments are made, the Common Percentage Interests of the Common Members will be correspondingly adjusted as follows:

               (i) Effective as of ten Business Days after the last date a capital contribution under Section 3.2 above may be made, the Common Percentage Interests of the Common Members shall be automatically adjusted to take account of such failure of such Common Member to make such capital contribution. The Common Percentage Interest of each Common Member shall be the respective percentage obtained by dividing the total balance in such Common Member's Common Capital Account as of such date by the total balance in all Common Members' Common Capital Accounts as of such date. Any payment by a

          Contributing Member of all or a portion of a Non-Contributing Member's contribution pursuant to Section 3.3(a)(ii) below shall result in a comparable adjustment in the Common Percentage Interests of the Common Members. The sum of the Common Percentage Interests of the Common Members, as adjusted in accordance with this Section 3.3(a)(i), shall equal 100%. Any increase in the Common Percentage Interest of a Common Member pursuant to this Section 3.3(a)(i) shall have the same designation as a Common Interest as the Common Percentage Interest held by such Common Member prior to any such increase.

               (ii) If any Common Member fails for any reason to make in a timely manner any part or all of an Additional Contribution called for under Section 3.2 (the "Unpaid Additional Contribution"), such Common Member shall be deemed a "Non-Contributing Member" and the Company shall promptly give written notice of the failure to contribute to all Common Members. Each of the Common Members contributing their pro-rata share of an Additional Contribution (the "Contributing Members") shall have the right, but not the obligation, for a period of 10 days after notice of such failure to contribute by a Non-Contributing Member is given, to contribute to the Company an amount equal to (A) the amount of each Non-Contributing Member's Unpaid Additional Contribution multiplied by a fraction the numerator of which is the Contributing Member's Common Percentage Interest at the time of the Additional Capital Call and the denominator of which is the sum of the Common Percentage Interests of all Contributing Members who desire to contribute to the Company such Contributing Members' pro-rata share of the Non-Contributing Member's Unpaid Additional Contribution or (B) such greater amount of the Non-Contributing Member's Unpaid Additional Contribution as shall be agreed upon by all of such Contributing Members. Upon the payment by the Contributing Members of all or a portion of the Non-Contributing Member's Unpaid Additional Contribution, the Common Percentage Interests of the Common Members shall be adjusted as provided in Section 3.3(a)(i) above. Any increase in the Common Percentage Interest of a Common Member pursuant to this Section 3.3(a)(ii) shall have the same designation as a Common Interest as the Common Percentage Interest held by such Common Member prior to any such increase.

          (b) The Company shall not dissolve as a result of any failure by a Common Member to make a capital contribution under Section 3.2 above, unless the Voting Member Majority following such a failure elects to dissolve the Company.

     3.4 Capital Account Adjustments and Revaluation. If a Common Member fails for any reason to make a capital contribution under Section 3.2 above within ten Business Days after the last date such capital contribution may be made (the "Default Date"), then the Common Capital Accounts of the Common Members will be adjusted pursuant to Section 3.5(b) hereof. For purposes of adjustments made pursuant to this Section 3.4, the Fair Value of the Company's assets shall be determined as follows:

               (i) Cash, deposit accounts, United States securities with a maturity of 90 days or less or other cash equivalents shall be valued at the principal or par amounts with accrued interest thereon, if any, through the Default Date.

               (ii) All securities and commodities which are traded on a generally recognized exchange shall be valued at the closing price, or if applicable the average of the bid and ask price, on the Default Date.

               (iii) All assets of the Company which are not described in subparagraphs (i) or (ii) above and which would be current assets of the Company under the accrual method of accounting shall be valued in an amount equal to their book value determined in accordance with generally accepted accounting principles consistently applied as if the Company applied the accrual method of accounting.

               (iv) Except as to the value of the Company's interests in the Operating Companies, all assets not described in the preceding subparagraphs (i) through (iii) (the "Illiquid Assets") shall be valued in an amount equal to the Fair Value of such Illiquid Assets as determined by a Voting Member Majority.

               (v) The Company's interests in the Operating Companies shall be valued using the methods described in (i) through (iv) above for the valuation of assets held by the Operating Companies (based on the entire equity interests of the Operating Companies) multiplied by the Company's percentage interests in the equity of the Operating Companies at the time of such valuation.

     3.5  Capital Accounts.

          (a) A separate Common Capital Account shall be maintained for each Common Member. Each Common Member's Common Capital Account shall be (i) increased by (a) the amount of money contributed by such Common Member, (b) the Fair Value of property contributed by such Common Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752), (c) allocations to such Common Member, pursuant to Article IV hereof, of Company income and gain (or items thereof), and (d) to the extent not already netted out under clause (ii)(b) below, the amount of any Company liabilities assumed by the Common Member or which are secured by any property distributed to such Common Member; and (ii) decreased by (a) the amount of money distributed to such Common Member, (b) the Fair Value of property distributed to such Common Member (net of liabilities secured by such distributed property that such Common Member is considered to assume or take subject to under Code Section 752), (c) allocations to such Common Member, pursuant to Article IV hereof, of Company loss and deductions (or items thereof), and (d) to the extent not already netted out under clause
     (i)(b) above, the amount of any liabilities of the Common Member assumed by the Company or which are secured by any property contributed by such Common Member to the Company.

          A separate Preferred Capital Account shall be maintained for each Class A Preferred Member. Each Class A Preferred Member's Preferred Capital Account shall be (i) increased by (a) the amount of money contributed by such Class A Preferred Member, (b) the Fair Value of property contributed by such Class A Preferred Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752), (c) allocations to such Class A Preferred Member, pursuant to Article IV hereof, of Company income and gain (or items thereof), and (d) to the extent not already netted out under clause (ii)(b) below, the amount of any Company liabilities assumed by the Class A Preferred Member or which are secured by any property distributed to such Class A Preferred Member; and (ii) decreased by (a) the amount of money distributed to such Class A Preferred Member, (b) the Fair Value of property distributed to such Class A Preferred Member (net of liabilities secured by such distributed property that such Class A Preferred Member is considered to assume or take subject to under Code
     Section 752), (c) allocations to such Class A Preferred Member, pursuant to
     Article IV hereof, of Company loss and deductions (or items thereof), and
     (d) to the extent not already netted out under clause (i)(b) above, the amount of any liabilities of the Class A Preferred Member assumed by the Company or which are secured by any property contributed by such Class A Preferred Member to the Company.

          In the event any Interest is transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Common Capital Account and/or the Preferred Capital Account of the Transferor to the extent it relates to the transferred interest, and the Common Capital Account and/or the Preferred Capital Account of each Transferee shall be increased and decreased in the manner set forth above.

          (b) In the event of (x) an additional capital contribution by a Common Member that results in a shift in Common Percentage Interests, (y) the distribution by the Company to a Common Member of more than a de minimis amount of property (other than cash) or a distribution of property as consideration for a Common Interest or (z) the liquidation of the Company within the meaning of Treasury Regulation (S) 1.704-1(b)(2)(ii)(g), the book basis of the Property shall be adjusted to Fair Value and the Common Capital Accounts of the Common Members shall be adjusted simultaneously to reflect the aggregate net adjustment to book basis as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment.

          (c) In the event that Property is subject to Code Section 704(c) or is revalued on the books of the Company in accordance with paragraph (b) above pursuant to Treasury Regulation (S) 1.704-1(b)(2)(iv)(f), the Members' Common Capital Accounts and/or Preferred Capital Accounts shall be adjusted in accordance with Treasury Regulation (S) 1.704-1(b)(2)(iv)(g) for allocations to the Members of depreciation, amortization and gain or loss, as computed for book purposes (and not tax purposes) with respect to such Property.

          (d) The foregoing provisions of this Section 3.5 and the other provisions of this Agreement relating to the maintenance of the Common Capital Accounts and/or the Preferred Capital Accounts are intended to comply with Treasury Regulations (S)(S) 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Members determine that it is prudent or advisable to modify the manner in which the Common Capital Accounts and/or the Preferred Capital Accounts, or any increases or decreases therein, are computed in order to comply with such Treasury Regulations, the Members may cause such modification to be made, provided such modification is not likely to have a material effect on the amounts distributable to any Member upon the dissolution of the Company.

     3.6 Capital Withdrawal Rights, Interest and Priority. Except as expressly provided in this Agreement, no Member shall be entitled to withdraw or reduce such Member's Common Capital Account or Preferred Capital Account or to receive any Distributions. No Member shall be entitled to demand or receive any Distributions in any form other than in cash. No Member shall be entitled to receive or be credited with any interest on the balance in such Member's Common Capital Account or Preferred Capital Account at any time. Except as may be otherwise expressly provided herein, no Member shall have any priority over any other Member as to the return of the balance in such Member's Common Capital Account or Preferred Capital Account.

     3.7 Loans. Any Member may advance funds as a loan to the Company in such amounts, at such times and on such terms and conditions as may be approved by the Voting Member Majority. Loans by a Member to the Company shall not be considered as contributions to the capital of the Company.

                                   ARTICLE IV
                         ALLOCATIONS AND DISTRIBUTIONS

     4.1 Distributions to Pay Taxes. With respect to any tax year in which the Company shall report taxable income, the Company shall distribute to the Common Members, based upon their respective Common Percentage Interests at the time of such distribution, an aggregate amount equal to the Company's taxable income, plus or minus other items of income, gain, loss or deduction passing through to the Common Members, times the sum of the effective applicable Federal income tax rate and the higher of North Carolina or Missouri state income tax rates and assuming that each Common Member is an individual paying Federal and state income tax at the highest marginal income tax rates with respect to the applicable type of income (a "Tax Distribution"). All Tax Distributions shall be made at a time sufficient to enable the Common Members to pay any required estimated tax payments.

     4.2 Preferred Distributions. On or before the last Business Day of each month immediately following the end of each calendar quarter (a "Due Date"), commencing with the calendar quarter ending December 31, 1998, the Company shall distribute cash to each Class A Preferred Member in an amount equal to the initial balance in such Class A Preferred Member's Preferred Capital Account multiplied by 2.25% (a "Preferred Distribution"); provided, however, no such Preferred Distribution shall be required if such distribution would, as reasonably determined by a Voting Member Majority, cause a default under any agreement or covenant between a bank or other lending institution and any one of the Company or the Operating Companies (any such limitation that precludes payment of a Preferred Distribution being referred to as the "Limitation"). In the event any Preferred Distribution, or portion thereof, is not made with respect to a calendar quarter, such Preferred Distribution, or portion thereof (the "Accrued Preferred Distribution"), shall accumulate and be payable at such time as the Limitation no longer prevents payment. In addition, with respect to any such Accrued Preferred Distribution there shall be payable an amount equal to (A) times (B) times (C), where (A) equals such Accrued Preferred Distribution, (B) equals a percentage equal to the higher of the Company's cost of funds or the cost of funds of any of the Operating Companies, and (C) equals a fraction, the numerator of which is the number of days since the Due Date of such Accrued Preferred Distribution or the most recent anniversary thereof, and the denominator of which is 365 (such additional amount and any unpaid portion thereof is hereinafter referred to as the "Arrearage"). If any Arrearage is not paid by an anniversary of the Due Date of the related Accrued Preferred Distribution, then such Arrearage shall be added to and become a part of the Accrued Preferred Distribution as of such anniversary date and shall no longer be an "Arrearage" hereunder. All payments made pursuant to this Section 4.2 shall be applied first to any Arrearage and then to the Accrued Preferred Distribution.

     4.3 Additional Cash Distributions. The Company shall make, from time to time, such distributions as shall be determined by the Voting Member Majority (an "Additional Distribution"); provided, however, no such Additional Distributions shall be made if there are accrued but unpaid Preferred Distributions under Section 4.2 hereof. Such Additional Distributions shall be distributed to the Common Members in accordance with their respective Common Percentage Interests, as adjusted.

     4.4 Liquidation Distributions. Liquidation Proceeds shall be distributed in the following order of priority:

          (a) First, to the payment of any Accrued Preferred Distributions and Arrearages under Section 4.2 hereof.

          (b) Next, to the payment of debts and liabilities of the Company (including to Members to the extent otherwise permitted by law) and the expenses of liquidation.

          (c) Next, to the setting up of such reserves as the Person required or authorized by law to wind up the Company's affairs may reasonably deem necessary or appropriate for any disputed, contingent or unforeseen liabilities or obligations of the Company, provided that any such reserves shall be paid over by such Person to an independent escrow agent, to be held by such agent or its successor for such period as such Person shall deem advisable for the purpose of applying such reserves to the payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, shall be distributed as hereinafter provided.

          (d) Next, to the Class A Preferred Members in proportion to and to the extent of their respective positive Preferred Capital Account balances.

          (e) Next, to the Common Members in proportion to and to the extent of their respective positive Common Capital Account balances after taking into account the allocation of all Operating Income, Income or Loss pursuant to this Agreement for the fiscal year(s) in which the Company is liquidated.

          (f) Next, to the Common Members in accordance with their respective Common Percentage Interests, as adjusted.

     4.5 Profits, Losses and Distributive Shares of Tax Items. The Company's net income or net loss, as the case may be, for each fiscal year of the Company or part thereof, as determined in accordance with such method of accounting as may be adopted for the Company pursuant to Article VI hereof, shall be allocated to the Members for both financial accounting and income tax purposes as set forth in this Article IV, except as otherwise provided for herein or unless decided otherwise by the Voting Member Majority.

     4.6  Allocation of Operating Income, Income, Loss and Credits.

          (a) Operating Income, Income or Loss and Credits shall be allocated among the Members as follows:

               (i) Loss shall be allocated among the Members in the following order of priority:

                    (A) First to the Common Members in proportion to and to the extent of their respective positive Common Capital Account balances; then

                    (B) To the Class A Preferred Members in proportion to and to the extent of their respective positive Preferred Capital Account balances; then

                    (C) To the Common Members in accordance with their
               respective Common Percentage Interests, as adjusted.

               (ii) Operating Income, Income and Credits shall be allocated among the Members in the following order of priority:

                    (A) First, Operating Income shall be allocated to the Class
               A Preferred Members in accordance with their respective Preferred Percentage Interests until the cumulative amount of Operating Income allocated pursuant to this subparagraph (A) equals the cumulative amount of cash actually distributed to the Class A Preferred Members pursuant to Section 3.2 hereof; then

                    (B) Income shall be allocated to the Common Members, on a
               pro rata basis in accordance with the amounts previously allocated to such Common Members under Section 4.6(a)(i)(C) hereof, until the cumulative amount of Income allocated pursuant to this subparagraph (B) equals the cumulative amount of Losses allocated to the Common Members pursuant to Section 4.6(a)(i)(C) hereof; then

                    (C) Income shall be allocated to the Class A Preferred Members, on a pro rata basis in accordance with the amounts previously allocated to such Class A Preferred Members under
               Section 4.6(a)(i)(B) hereof, until the cumulative amount of Income allocated pursuant to this subparagraph (C) equals the cumulative amount of Losses allocated to the Class A Preferred Members pursuant to Section 4.6(a)(i)(B) hereof; then

                    (D) Income shall be allocated to the Common Members, on a
               pro rata basis in accordance with the amounts previously allocated to such Common Members under Section 4.6(a)(i)(A) hereof, until the cumulative amount of Income allocated pursuant to this subparagraph (D) equals the cumulative amount of Losses allocated to the Common Members pursuant to Section 4.6(a)(i)(A) hereof; then

                    (E) Income and Credits shall be allocated to the Common Members in accordance with their respective Common Percentage Interests, as adjusted.

          To the extent there is any adjustment in the respective Common Percentage Interests of the Common Members or the respective Preferred Percentage Interests of the Class A Preferred Members, as the case may be, Operating Income, Income, Loss and Credits shall be allocated among the pre-adjustment and post-adjustment periods as provided in Section 4.7(k) below.

     4.7 Special Rules Regarding Allocations. Notwithstanding the foregoing provisions of this Article IV, the following special rules shall apply in allocating the net income or net loss of the Company:

          (a) Section 704(c) and Revaluation Allocations. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated between the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Fair Value at the time of contribution. In the event of a Revaluation, subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Fair Value immediately after the adjustment in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Members in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.7(a) are solely for income tax purposes and shall not affect, or in any way be taken into account in computing, for book purposes, each Member's Common Capital Account, Preferred Capital Account or share of income or loss, pursuant to any provision of this Agreement.

          (b) Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV, if there is a net decrease in Company Minimum Gain during a Company taxable year, each Member shall be allocated items of income and gain for such year (and, if necessary, for subsequent years) in an amount equal to that Member's share of the net decrease in Company Minimum Gain during such year (hereinafter referred to as the "Minimum Gain Chargeback Requirement"). A Member's share of the net decrease in

     Company Minimum Gain is the amount of the total decrease multiplied by the Member's percentage share of the Company Minimum Gain at the end of the immediately preceding taxable year. A Member is not subject to the Minimum Gain Chargeback Requirement to the extent: (1) the Member's share of the net decrease in Company Minimum Gain is caused by a guarantee, refinancing or other change in the debt instrument causing it to become partially or wholly recourse debt or a Member Nonrecourse Debt, and the Member bears the economic risk of loss for the newly guaranteed, refinanced or otherwise changed liability; (2) the Member contributes capital to the Company that is used to repay the Nonrecourse Debt and the Member's share of the net decrease in Company Minimum Gain results from the repayment; or (3) the Minimum Gain Chargeback Requirement would cause a distortion and the Commissioner of the Internal Revenue Service waives such requirement.

          A Member's share of Company Minimum Gain shall be computed in accordance with Treasury Regulation (S) 1.704-2(g) and as of the end of any Company taxable year shall equal: (1) the sum of the Nonrecourse Deductions allocated to that Member up to that time and the distributions made to that Member up to that time of proceeds of a Nonrecourse Debt allocable to an increase of Company Minimum Gain, minus (2) the sum of that Member's aggregate share of net decrease in Company Minimum Gain plus that Member's aggregate share of decreases resulting from revaluations of Property subject to Nonrecourse Debts. In addition, a Member's share of Company Minimum Gain shall be adjusted for the conversion of recourse and Member Nonrecourse Debts into Nonrecourse Debts in accordance with Treasury Regulation (S) 1.704-2(g)(3). In computing the above, amounts allocated or distributed to the Member's predecessor in interest shall be taken into account.

          (c) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV other than Section 4.7(b) above, if there is a net decrease in Member Minimum Gain during a Company taxable year, each Member who has a share of the Member Minimum Gain (determined under Treasury Regulation (S) 1.704-2(i)(5) as of the beginning of the year) shall be allocated items of income and gain for such year (and, if necessary, for subsequent years) equal to that Member's share of the net decrease in Member Minimum Gain. In accordance with Treasury Regulation
     (S) 1.704-2(i)(4), a Member is not subject to this Member Minimum Gain Chargeback requirement to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Nonrecourse Debt due to a conversion, refinancing or other change in the debt instrument that causes it to be partially or wholly a Nonrecourse Debt. The amount that would otherwise be subject to the Member Minimum Gain Chargeback requirement is added to the Member's share of Company Minimum Gain.

          (d) Qualified Income Offset. In the event a Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation (S)1.704.1(b)(2)(ii)(d)(4), (5) or (6), that causes or increases such Member's Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, provided that an allocation under this Section

     4.7(d) shall be made if and only to the extent such Member would have an Adjusted Capital Account Deficit after all other allocations under this
     Article IV have been made.

          (e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Common Members in proportion to their Common Percentage Interests, as adjusted.

          (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions shall be allocated to the Member that bears the risk of loss with respect to the loan to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation (S) 1.704-2(i).

          (g) Curative Allocations. Any special allocations of items of income, gain, deduction or loss pursuant to Sections 4.7(b), (c), (d), (e) and (f) hereof shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article IV, so that the net amount of any items so allocated and all other items allocated to each Member pursuant to this Article IV shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article IV if such adjustments, allocations or distributions had not occurred. In addition, allocations pursuant to this
     Section 4.7(g) with respect to Nonrecourse Deductions in Section 4.7(e) above and Member Nonrecourse Deductions in Section 4.7(f) above shall be deferred to the extent the Members reasonably determine that such allocations are likely to be offset by subsequent allocations of Company Minimum Gain or Member Minimum Gain, respectively.

          (h) Loss Allocation Limitation. Notwithstanding the other provisions of this Article IV, unless otherwise agreed to by the Voting Member Majority, no Member shall be allocated Loss in any taxable year that would cause or increase an Adjusted Capital Account Deficit as of the end of such taxable year.

          (i) Share of Nonrecourse Liabilities. Solely for purposes of determining a Common Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Treasury Regulation (S) 1.752-3(a)(3), each Common Member's interest in Company profits is equal to such Common Member's respective Common Percentage Interest, as adjusted.

          (j) Compliance with Treasury Regulations. The foregoing provisions of this Section 4.7 are intended to comply with Treasury Regulation (S)(S) 1.704-1(b), 1.704-2 and 1.752-1 through 1.752-5, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event it is determined by the Voting Member Majority that it is prudent or advisable to amend this Agreement in order to comply with such Treasury Regulations, the Voting Member Majority is empowered to so amend or modify this Agreement, notwithstanding any other provision of this Agreement.

          (k) General Allocation Provisions. For purposes of determining the Operating Income, Income, Loss or any other items for any period, Operating Income, Income, Loss or any such other items shall be determined on a daily basis, using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

     4.8 Withholding of Distributions. Notwithstanding any other provision of this Agreement, a Voting Member Majority (or any Person required or authorized by law to wind up the Company's affairs) may suspend, reduce or otherwise restrict Distributions of Liquidation Proceeds or Additional Distributions for such time as a Voting Member Majority deems appropriate.

     4.9 No Priority. Except as may be otherwise expressly provided herein, no Member shall have priority over the other Members as to Company income, gain, loss, credits and deductions or distributions.

     4.10 Tax Withholding. Notwithstanding any other provision of this Agreement, the Voting Member Majority is authorized to take any action that they determine to be necessary or appropriate to cause the Company to comply with any withholding requirements established under any federal, state or local tax law, including, without limitation, withholding on any Distribution to any Member. For the purposes of this Article IV, any amount withheld on any Distribution and paid over to the appropriate governmental body shall be treated as if such amount had in fact been distributed to the Member.

     4.11 Reserves. The Voting Member Majority shall have the right to establish, maintain and expend Reserves to provide for working capital, for future maintenance, repair or replacement of the Property, for debt service, for future investments and for such other purposes as the Voting Member Majority may deem necessary or advisable.

     4.12 Right to Publicly Traded Common Units. In the event the Company issues to the public or causes a related entity to issue to the public equity interests in the Company or such related entity and there results a public market for such equity interests (such publicly traded equity interests are hereinafter referred to as "Common Units"), the Company hereby agrees to use its best efforts to permit the Class A Preferred Members to exchange their Class A Preferred Interests for such Common Units, either at the time of the public offering of such Common Units or subsequently, subject to the execution by the Class A Preferred Members of such agreements and undertakings as may be necessary to effectuate such public offering. If there are insufficient Common Units available for all Class A Preferred Members, such Common Units will be allocated among the Class A Preferred Members in accordance with their respective Preferred Percentage Interests or as otherwise determined by a Voting Member Majority.

                                   ARTICLE V
                                   MANAGEMENT

     5.1 Management. The business and affairs of the Company shall be managed by the Voting Member Majority. A Voting Member shall act through one or more persons (a "Representative") as it shall designate by notice to the other Voting Members.

     5.2 Voting. All Class A Preferred Members shall be Non-Voting Members to the extent of their Class A Preferred Interests. All Common Members, other than members of the Employee Investor Group, shall be Voting Members to the extent of their Common Interests.

All members of the Employee Investor Group shall be Non-Voting Members to the extent of both their Class A Preferred Interests and their Common Interests. The Voting Members shall be entitled to vote on all matters requiring a vote under the terms of this Agreement. Each Voting Member shall vote according to their respective Common Percentage Interests in the Company. Upon the Transfer of an Interest pursuant to the terms of this Agreement, each Interest shall retain any and all voting rights associated therewith.

     5.3 Officers. The Voting Members may delegate their powers and authority under this Agreement in whole or in part to one or more officers of the Company as the Voting Member Majority deems appropriate, which officer shall have such power and authority as the Voting Member Majority deems appropriate.

     5.4 Meetings of the Voting Members. Meetings of the Voting Members shall not be required to be held at any regular frequency, but, instead, shall be held upon the call of any Voting Member holding more than 20% in Common Percentage Interest, acting through one or more of its Representatives. All meetings of the Voting Members shall be held at the principal office of the Company or at such other place, either within or without the State of Delaware, as shall be designated by the person calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Representatives may participate in a meeting of the Voting Members by means of conference telephone or video equipment or similar communications equipment whereby all Representatives participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

     5.5 Notice of Meeting. Notice of each meeting of the Voting Members, stating the place, day and hour of the meeting, shall be given by the Voting Member calling the meeting to the other Voting Members at least three Business Days before the day on which the meeting is to be held. "Notice" and "call" with respect to such meetings shall be deemed to be synonymous.

     5.6 Waiver of Notice. Whenever any notice is required to be given to any Voting Member under the provisions of this Agreement, a waiver thereof in writing signed by such Member, acting through one or more of its Representatives, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a Representative at any meeting of the Voting Members shall constitute a waiver of notice of such meeting by the Voting Member he/she represents except where a Representative attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     5.7 Action Without a Meeting. Any action that is required to or may be taken at a meeting of the Voting Members may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by one or more of the Representatives of the Voting Member Majority. Such consents shall have the same force and effect as a unanimous vote at a meeting duly held.

     5.8 Non-Voting Members. Non-Voting Members shall have no right to notice of or to attend any meeting of the Voting Members.

     5.9 Definitions. For purposes of Sections 5.9 through 5.17 hereof, inclusive, references to:

          (a) The "Company" shall include, in addition to the resulting or surviving limited liability company, any constituent limited liability company (including any constituent of a constituent) absorbed in a consolidation or merger so that any Person who is or was a manager or officer of such constituent limited liability company, or is or was serving at the request of such constituent limited liability company as a director, officer or in any other comparable position of any Other Enterprise shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving limited liability company as such Person would if such Person had served the resulting or surviving limited liability company in the same capacity;

          (b) "Other Enterprises" or "Other Enterprise" shall include, without limitation, any other limited liability company, corporation, partnership, joint venture, trust or employee benefit plan, in which a Person is serving at the request of the Company;

          (c) "fines" shall include any excise taxes assessed against a person with respect to an employee benefit plan;

          (d) "defense" shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross-claim or counterclaim;

          (e) "serving at the request of the Company" shall include any service as a director, officer, Representative or in any other comparable position that imposes duties on, or involves services by, a Person with respect to any Other Enterprise; and a Person who acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the interest of any Other Enterprise shall be deemed to have acted "in the best interest of the Company" as referred to in this Article V; and "Officer" shall include any "Authorized Person" who is authorized to act on behalf of the Company pursuant to the terms hereof, whether or not such person has been designated an officer of the Company; and

          (f) "officer" shall include an "authorized person" who is authorized to act on behalf of the Company pursuant to the terms hereof, whether or not such person has been designated an officer of the Company.

     5.10 Limitation of Liability. No Person shall be liable to the Company or its Members for any loss, damage, liability or expense suffered by the Company or its Members on account of any action taken or omitted to be taken by such Person as an officer of the Company or as a Representative or by such Person while serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise, if such Person discharges such Person's duties in good faith, and in a manner such Person reasonably believes to be in or not opposed to the best interests of the Company. The liability of an officer or Representative hereunder shall be limited only for those actions taken or omitted to be taken by such Person in the discharge of such Person's obligations in connection with the management of the business and affairs of the Company or any Other Enterprise. The foregoing limitation of liability shall apply to all officers and to all Persons who serve as a Representative at any time.

     5.11 Right to Indemnification. The Company shall indemnify each Person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the Company or by third parties) by reason of the fact that such Person is or was a Voting Member of the Company, an officer of the Company, a Representative or is or was serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise, against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines and other expenses, actually and reasonably incurred by such Person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding); provided, however, that the Company shall not be required to indemnify or advance expenses to any Person on account of such Person's conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; provided, further, that the Company shall not be required to indemnify or advance expenses to any Person in connection with an action, suit or proceeding initiated by such Person unless the initiation of such action, suit or proceeding was authorized in advance by the Voting Members; provided, however, that an officer or Representative shall be indemnified hereunder only for those actions taken or omitted to be taken by such Person in the discharge of such Person's obligations in connection with the management of the business and affairs of the Company or any Other Enterprise. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such Person's conduct was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The foregoing right to indemnification shall apply to all Persons serving as officers and to all Persons who serve as a Representative at any time or who serve at any time at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise. Nothing herein prevents any Member from indemnifying its representatives or officers under such Member's organizational documents or other agreements. If any Person is entitled to indemnification both from the Company and from a Member, then indemnification would come first from the Company and thereafter from the Member.

     5.12 Enforcement of Indemnification. In the event the Company refuses to indemnify any Person who may be entitled to be indemnified or to have expenses advanced under this Article V, such Person shall have the right to maintain an action in any court of competent jurisdiction against the Company to determine whether or not such Person is entitled to such indemnification or advancement of expenses hereunder. If such court action is successful and the Person is determined to be entitled to such indemnification or advancement of expenses, such Person shall be reimbursed by the Company for all fees and expenses (including attorneys' fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

     5.13 Advancement of Expenses. Expenses (including attorneys' fees) reasonably incurred in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Person subject thereto to repay such amount if it shall ultimately be determined that such Person is not entitled to indemnification by the Company. In no event shall any advance be made in instances where the Voting Members or legal counsel for the Company reasonably determines that such Person would not be entitled to indemnification hereunder.

     5.14 Non-Exclusivity. The indemnification and advancement of expenses provided by this Article V shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, or any agreement, vote of Voting Members, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right that the Company may have to make additional indemnifications with respect to the same or different Persons or classes of Persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a Person who has ceased to be an officer of the Company, a Representative or a Person eligible for designation as a Representative and as to a Person who has ceased serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise and shall inure to the benefit of the heirs, executors and administrators of such Person.

     5.15 Insurance. The Voting Member Majority may cause the Company to purchase and maintain insurance on behalf of any Person who is or was an officer, agent or employee of the Company or a Representative or is or was serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise, against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as such, whether or not the Company would have the power, or the obligation, to indemnify such Person against such liability under the provisions of this Article V.

     5.16 Amendment and Vesting of Rights. The rights granted or created hereby shall be vested in each Person entitled to indemnification hereunder as a bargained-for, contractual condition of such Person's serving or having served as an officer of the Company or a Representative or serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise and, while this Article V may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such Person under this Article V with respect to any (a) act taken or the failure to take any act by such Person prior to such amendment or repeal, or (b) any action, suit or proceeding concerning such act or failure to act filed after such amendment or repeal.

     5.17 Severability. If any provision of this Article V or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this
Article V and the application of such provision to other Persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all Persons and to give the maximum possible protection to Persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any officer of the Company, any Representative or any Person who is or was serving at the request of the

Company as a director, officer or in any other comparable position of any Other Enterprise is entitled under any provision of this Article V to indemnification by the Company for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such Person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify such Person for the portion thereof to which such Person is entitled.

     5.18 Contracts with Members or their Affiliates. All contracts or transactions between the Company and one of its Members or officers or between the Company and another limited liability company, corporation, partnership, association or other organization in which a Member has a financial interest or with which such Member is affiliated are permissible if such contract or transaction, and such Member's or officer's interest therein, are fully disclosed to the Voting Members and approved by the Voting Member Majority.

     5.19 Other Business Ventures. Any Member may engage in, or possess an interest in, other business ventures of every nature and description, independently or with others, whether or not similar or identical to the business of the Company, and neither the Company nor any other Member shall have any right by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom. The Members and Representatives shall not be required to devote all of their time or business efforts to the affairs of the Company, but shall devote so much of their time and attention to the Company as is reasonably necessary and advisable to manage the affairs of the Company to the best advantage of the Company. The foregoing shall not supersede any employment, confidentiality, noncompete or other specific agreement that may exist between the Company (or an Affiliate of the Company) and any Member (or an Affiliate of any Member).

                                   ARTICLE VI
                          ACCOUNTING AND BANK ACCOUNTS

     6.1 Fiscal Year. The fiscal year and taxable year of the Company shall end on September 30 of each year, unless a different year is required by the Code, or is adopted by the Voting Member Majority.

     6.2 Books and Records. At all times during the existence of the Company, the Company shall cause to be maintained full and accurate books of account, which shall reflect all Company transactions and be appropriate and adequate for the Company's business. The books and records of the Company shall be maintained at the principal office of the Company. Each Member or its representatives shall have the right during ordinary business hours and upon reasonable notice to inspect and copy (at such Member's own expense) all books and records of the Company. The Voting Member Majority may cause the Company to retain a firm of certified public accountants of recognized standing to audit the financial statements of the Company.

     6.3 Tax Information. As soon as practicable after the end of each fiscal year, there shall be prepared and delivered to each Member all information with respect to the Company necessary for the preparation of the Members' federal and state income tax returns.

     6.4 Tax Returns and Elections; Tax Matters Partner. The Company shall cause to be prepared and timely filed all federal, state and local income tax returns and other returns or statements required of the Company by applicable law. The Company shall claim all deductions and make such elections for federal or state income tax purposes that the Members reasonably believe will produce the most favorable tax results for the Members. IEH is hereby designated as the Company's "Tax Matters Partner," as defined in the Code, and in such capacity is hereby authorized and empowered to act for and represent the Company and each of the Members before the Internal Revenue Service in any audit or examination of any Company tax return and before any court selected by the Members for judicial review of any adjustment assessed by the Internal Revenue Service. IEH does hereby accept such designation. IEH shall provide the other Members with written notice of any federal income tax audit and shall keep the other Members informed of all material developments involved in such proceedings. The Members specifically acknowledge, without limiting the general applicability of this
Section 6.4, that IEH shall not be liable, responsible or accountable in damages or otherwise to the Company or any Member with respect to any action taken by it in its capacity as the Tax Matters Partner, provided that IEH acted in a manner it believed to be in the best interests of the Company and its Members. All reasonable out-of-pocket expenses incurred by IEH in its capacity as the Tax Matters Partner shall be considered expenses of the Company for which IEH shall be entitled to full reimbursement. Nothing in this Section 6.4 shall limit the ability of the Members to take any action in their individual capacity relating to tax audit matters that is left to the determination of an individual partner under Code Section 6222 through Code Section 6232.

     6.5 Section 754 Election. In the event a distribution of Company assets occurs that satisfies the provisions of Section 734 of the Code, upon the determination of the Voting Member Majority, the Company shall elect, pursuant to Section 754 of the Code, to adjust the basis of the Property to the extent allowed by Section 734 and shall cause such adjustments to be made and maintained. Any additional accounting expenses incurred by the Company in connection with making or maintaining any such basis adjustment shall be reimbursed to the Company from time to time by the distributee who benefits from the making and maintenance of such basis adjustment.

     6.6 Bank Accounts. All funds of the Company shall be deposited in a separate bank, money market or similar account(s) approved by the Voting Member Majority and in the Company's name. Withdrawals therefrom shall be made only by such persons as are authorized by the Voting Member Majority.

                                  ARTICLE VII
                             TRANSFERS OF INTERESTS

     7.1 General Transfer Restrictions. No Member may Transfer all or any part of such Member's Interest, except (i) pursuant to the provisions of Section 7.2,
(ii) pursuant to an Exempt Transfer or (iii) with the written consent of all the Voting Members; provided, however, that, notwithstanding, the described clauses
(i), (ii) and (iii) above, no Transfer shall be permitted if it would result in the "termination" of the Company pursuant to (S) 708 of the Code. Any purported

Transfer of an Interest in violation of the terms of this Agreement shall be null and void and of no effect. Any permitted Transfer shall be effected by a written instrument and shall be effective as of the date specified in such instrument. Any person receiving an Interest from a Member in a permitted Transfer shall not become a Substitute Member except in accordance with Section
7.7. Any assignee of an Interest as allowed by this Section 7.1 who does not become a Substitute Member as provided in Section 7.7 (a "Transferee") shall not be a Member and shall not have any right to vote as a Member or to participate in the management of the business and affairs of the Company, such right to vote such Interest and to participate in the management of the business and affairs of the Company continuing with the Transferor. The Transferee shall, however, be entitled to distributions and allocations of the Company, as provided in
Article IV of this Agreement, attributable to the Interest that is the subject of the Transfer to such Transferee. Any Transferee desiring to make a further Transfer shall become subject to all of the provisions of this Article VII to the same extent and in the same manner as any Member desiring to make any Transfer.

     7.2  First Offer Right.

          (a) If any Member (the "Transferor") wishes to make a Non-Exempt Transfer of Interests, then, at least 25 Business Days before making any such Non-Exempt Transfer (the "First Offer Election Period"), the Transferor will deliver a written notice (the "First Offer Notice") to the Company and to all Voting Members (the "Offerees").

          (b) The First Offer Notice will specify the proposed percentage and type of Interests to be the subject of such Transfer (the "Offered Interests") and disclose in reasonable detail the proposed terms and conditions of the Transfer. The purchase price for any such Transfer shall be payable at the closing of the transaction in cash or, at the option of the Offerees, with a promissory note payable in regular installments over a period of no more than five years bearing interest at a rate equal to the Company's cost of funds.

          (c) The Offerees may, in the aggregate, give notice to elect to purchase all (but not less than all) of the Offered Interests, at the price and on the terms specified in the First Offer Notice by delivering written notice of such election (the "First Offer Election Notice") to the Transferor within 15 Business Days after delivery of the First Offer Notice. If more than one Offeree (other than the Company) gives notice of election to purchase the Offered Interests, they shall be entitled to purchase such Offered Interests in proportion to their existing Common Percentage Interests, as adjusted, of the Company, unless they agree otherwise. If the Offerees (other than the Company) do not elect to purchase all of the Offered Interests, the Company may give notice to elect to purchase all (but not less than all) of the Offered Interests by delivering written notice to the Transferor within 7 Business Days after the expiration of the period referred to in the first sentence of this clause (c).

          (d) If any Offerees have elected to purchase any Offered Interests, the transfer of such shares will be consummated as soon as practical (but in any event within 10 Business Days) after the expiration of the First Offer Election Period. If the Offerees have not elected to purchase all of the Offered Interests, the Transferor may, within 90 days after the expiration of the First Offer Election Period, transfer all (but not less than all) of such Offered Interests to one or more Third Parties at a price and on terms no more favorable to the Third Parties than offered to the Offerees in the First Offer Notice; provided, however, that prior to such Transfer, such Third Parties shall have agreed in writing to be bound by the provisions of this Agreement and shall have delivered to the Company an executed counterpart of this Agreement. Any Offered Interests not transferred within such 90-day period will be subject to the provisions of this Section 7.2 upon any subsequent transfer.

          (e) Notwithstanding the foregoing, unless the Transferor shall have consented to the purchase of less than all of the Offered Interests, no Offeree may purchase any Offered Interests unless all of the Offered Interests are to be purchased by the Offerees.

          (f) The designation of the Offered Interests as Class A Preferred Interests or Common Interests will continue and any and all rights associated therewith shall be retained by each Offered Interest sold or otherwise transferred pursuant to this Section 7.2.

     7.3 Exempt Transfers. The restrictions contained in this Article VII will not apply with respect to:

          (i) any Transfer to the spouse of a Member;

          (ii) any Transfer to a lineal descendant, natural or adopted, of a Member or to the spouse of any such lineal descendant;

          (iii) any Transfer to the trustee of a trust for the substantial benefit of a Member and/or one or more persons described in (i) or (ii) above;

          (iv) any Transfer to John Sherman or any entity of which the vote is controlled by John Sherman; or

          (v)  any Transfer to the Company;

provided, however, that the restrictions contained in this Article VII and, in the case of an Interest held at any time by an Employee Member, Sections 7.10 through 7.14 hereof will continue to be applicable to the Interests after any such Transfer, other than a Transfer to the Company (but with the buy-back provisions of Section 7.13 being based upon the employment status of the original Employee Member), and before any such Transfer is effected the transferees of such Interests, other than the Company, shall agree in writing to be bound by all the provisions of this Agreement and shall execute and deliver to the Company a counterpart of this Agreement.

     7.4 Third Party Offer to Purchase. If a third party (a "Proposed Purchaser") makes an offer (the "Third Party Offer") to purchase the Common Interest of a Member or Members, and such purchase would enable the Proposed Purchaser to acquire one or more Members' Interests, which Members' Interests include in the aggregate more than 50% in Common Percentage Interest, then within ten Business Days after the issuance of the Third Party Offer to a Member or Members, the Proposed Purchaser shall issue to the other Members an offer (the "Tag-Along Offer") whereby such Members, individually, may elect, within 30 days after receipt of the Tag-Along Offer, one of the following alternatives:

          (a) If a Common Member, to sell any or all of its Common Interest to the Proposed Purchaser under the same terms and conditions as the Third Party Offer; or

          (b) If a Class A Preferred Member, to sell any or all of its Class A Preferred Interest to the Proposed Purchaser for a purchase price equal to the balance in such Class A Preferred Member's Preferred Capital Account plus all Accrued Preferred Distributions and Arrearages under Section 4.2 hereof; or

          (c) To take no action and continue to hold its Interest in the Company.

     7.5 Third Party Offer to Acquire the Entire Company. If a third party makes an offer (the "Purchase Offer") to purchase all of the Common Interests in the Company for an identical price per Common Percentage Interest, and the holders of more than 50% in Common Percentage Interest desire to accept the Purchase Offer, then the other Members hereby agree to participate in such sale
(i) if a Common Member, on the same terms and conditions as the Purchase Offer and (ii) if a Class A Preferred Member, at a purchase price equal to the balance in such Class A Preferred Member's Preferred Capital Account plus all Accrued Preferred Distributions and Arrearages under Section 4.2 hereof.

     7.6 Designation of Interests. The designation of an Interest as a Class A Preferred Interest or a Common Interest will continue and any and all rights associated therewith shall be retained by each Interest sold or otherwise Transferred pursuant to the terms of this Agreement.

     7.7 Substitute Members. No assignee of all or part of a Member's Interest shall become a Member in place of the Member assigning the Interest (a "Substitute Member") unless and until:

          (a) The transferring Member has stated such intention in the instrument of assignment;

          (b) The Transferee has executed an instrument accepting and adopting the terms and provisions of this Agreement;

          (c) The Transferee delivers an opinion of Counsel acceptable to the Company that the Transfer will not result in a termination of the Company pursuant to Section 708 of the Code and such Transfer is exempt from registration under all applicable securities laws;

          (d) The transferring Member or Transferee has paid all reasonable expenses of the Company in connection with the admission of the Transferee as a Substitute Member; and

          (e) All non-transferring Voting Members in their sole and absolute discretion have consented in writing to such Transferee becoming a Substitute Member.

Upon satisfaction of all of the foregoing conditions with respect to a particular Transferee, the Voting Members shall cause this Agreement to be duly amended to reflect the admission of the Transferee as a Substitute Member.

     7.8 Effect of Admission as a Substitute Member. Unless and until admitted as a Substitute Member pursuant to Section 7.7 hereof, a Transferee shall not be entitled to exercise any rights of a Member in the Company, including the right to vote, grant approvals or give consents with respect to such Interest, the right to require any information or accounting with respect to the Company's business or the right to inspect the Company's books and records, but such Transferee shall only be entitled to receive, to the extent of the Interest transferred to it, the Distributions to which the transferring Member would be entitled. A Transferee that has become a Substitute Member has, to the extent of the Interest transferred to it, all the rights and powers of the Person for whom it is substituted and is subject to the restrictions and liabilities of a Member under this Agreement and the Act. Upon admission of a Transferee as a Substitute Member, the transferring Member shall cease to be a Member of the Company to the extent of such Interest. A Person shall not cease to be a Member upon assignment of all of such Member's Interest unless and until the Transferee becomes a Substitute Member.

     7.9 Additional Members. Additional Members (whether Voting Members or Non-Voting Members) may be admitted to the Company and additional Interests may be issued only by the consent of a Voting Member Majority, and the Common Percentage Interests and the Preferred Percentage Interests shall be adjusted as approved by such Voting Member Majority.

     7.10  Applicability.  The provisions of Sections 7.10, 7.11, 7.12, 7.13 and
7.14 hereof shall apply only to the Interests held by Members included in the Employee Investor Group (herein referred to individually as an "Employee Member" and collectively as the "Employee Members").

     7.11 Termination of Employment. Upon the termination of an Employee Member's employment with McCracken, for any reason or no reason, the Employee Member shall sell and the Company shall buy such Employee Member's Interest or Interests in the Company, at a purchase price determined by a predetermined valuation formula, as set forth in Section 7.12 below, and subject to the terms and conditions set forth in Sections 7.13 and 7.14 below.

     7.12  Valuation of Interests.

          (a) Class A Preferred Interests. The value of the Class A Preferred Interests shall be equal to the balance in an Employee Member's Preferred Capital Account on a specific date plus all Accrued Preferred Distributions and Arrearages under Section 4.2 hereof.

          (b) Common Interests. The Common Interests held by the Employee Members shall be valued by the Company as of September 30th of each year using the valuation formula set forth in Schedule B attached hereto. The valuation determined each year by the valuation formula set forth in Schedule B is hereinafter referred to as the "EBITDA Valuation." The EBITDA Valuation determined as of September 30th of each year shall be used for the ensuing twelve-month period to determine the price at which an

     Employee Member's Common Interest is repurchased by the Company pursuant to
     Section 7.11 hereof.

     7.13 Buy-Back Provisions. Upon the termination of an Employee Member's employment with McCracken, for any reason or no reason, the Employee Member shall sell and the Company shall buy such Employee Member's Interest in the Company subject to the following terms and conditions:

          (a) Class A Preferred Interests. If an Employee Member leaves the employment of McCracken by reason of resigning, being terminated with or without cause or due to such Employee Member's normal retirement, death or disability at any time, then the Employee Member shall sell and the Company shall buy such Employee Member's Class A Preferred Interest in the Company at a purchase price equal to the balance in such Employee Member's Preferred Capital Account on the date such Employee Member's employment with McCracken terminates multiplied by the Preferred Vesting Percentage (as defined below) plus all Accrued Preferred Distributions and Arrearages under Section 4.2 hereof. The "Preferred Vesting Percentage" shall be equal to:

               (i) 50%, if such Employee Member's employment with McCracken terminates on or before the expiration of one year from the date on which such Employee Member acquires his or her Interest in the Company pursuant to the Amended and Restated McCracken Oil & Propane Company, LLC Equity Purchase Plan (such date is hereinafter referred to as the "Acquisition Date");

               (ii) 60%, if such Employee Member's employment with McCracken terminates after the expiration of one year from the Acquisition Date but on or before the expiration of two years from the Acquisition Date;

               (iii) 70%, if such Employee Member's employment with McCracken terminates after the expiration of two years from the Acquisition Date but on or before the expiration of three years from the Acquisition Date;

               (iv) 80%, if such Employee Member's employment with McCracken terminates after the expiration of three years from the Acquisition Date but on or before the expiration of four years from the Acquisition Date;

               (v) 90%, if such Employee Member's employment with McCracken terminates after the expiration of four years from the Acquisition Date but on or before the expiration of five years from the Acquisition Date; or

               (vi) 100%, if such Employee Member's employment with McCracken terminates at any time after the expiration of five years from the Acquisition Date:

     provided, however, in the event an Employee Member leaves the employment of McCracken due to such Employee Member's normal retirement, death or disability on or at any time before the expiration of three years from the Acquisition Date, then the "Preferred Vesting Percentage" shall be equal to 70%.

          (b) Common Interests. If an Employee Member leaves the employment of McCracken by reason of resigning, being terminated with or without cause or due to such Employee Member's normal retirement, death or disability at any time, then the Employee Member shall sell and the Company shall buy such Employee Member's Common Interest in the Company at a purchase price equal to the EBITDA Valuation on the date such Employee Member's employment with McCracken terminates multiplied by the Common Vesting Percentage. The "Common Vesting Percentage" shall be equal to:

               (i) 0%, if such Employee Member's employment with McCracken terminates on or before the expiration of five years from the Acquisition Date; or

               (ii) 100%, if such Employee Member's employment with McCracken terminates at any time after the expiration of five years from the Acquisition Date.

     7.14 Payment upon Buy-Back. Upon the termination of an Employee Member's employment with McCracken such that the Company will buy such Employee Member's Common Interest and Class A Preferred Interest pursuant to the buy-back provisions set forth in Section 7.13 above, the Company shall pay the purchase price for the Common Interest and Class A Preferred Interest, as determined pursuant to Section 7.13 above, in cash, or at the Company's option, pay all or any part of the purchase price in equal quarterly installment payments over a period of 5 years, bearing interest at the applicable federal rate under Section 1274 of the Internal Revenue Code of 1986, as amended.

     7.15 Resignation. No Member may resign or withdraw from the Company. Except as provided in Section 8.1(c) of this Agreement, upon the occurrence of any event that terminates the continued membership of a Member in the Company, the Company shall not be dissolved.

     7.16  Miscellaneous Provisions Regarding Article VII.

          (a) Without limiting any of the foregoing, the Members shall not, and shall cause each of their respective affiliates not to, (i) take any action the effect of which would prevent or frustrate the carrying out of the procedures contemplated by this Article VII or (ii) at any time (whether before or after any termination of this Agreement) make any assertion, claim or defense that this Article VII or any of the provisions hereof violate or are inconsistent with the terms of this Agreement or any laws or public policies.

          (b) At the closing of any purchase and sale of a Common Interest or a Class A Preferred Interest under this Article VII, the purchaser and the selling Member shall deliver such certificates and such assignment documents in customary form as may be reasonably requested in order to consummate the transaction, and, unless otherwise specified herein, the purchaser shall deliver the purchase price in immediately available funds to such bank account as shall have been specified by the selling Member at least three Business Days prior to the closing (or, if no such notice has been given, by delivery of a certified or bank check). At such closing, the selling Member shall sell and transfer its Common Interest and/or its Class A Preferred Interest to the purchaser free and clear of Liens other than Liens arising out of Company financing and shall so warrant to the purchaser. The selling Member shall also represent and warrant to the purchaser that the selling Member has good and marketable title to the Common Interest or Class A Preferred Interest being sold and transferred. In addition, each of the selling Member and the purchaser shall make customary representations and warranties to the other including representations and warranties with respect to organization, valid existence, authorization, and non-contravention. With respect to obligations arising out of Company financing, the purchaser shall, in addition to paying the purchase price, either (i) satisfy or otherwise obtain release from all liability on the part of the selling Member and its Affiliates with respect to all obligations of the Company, including debt and lease obligations, which such selling Member and/or its Affiliates shall have guaranteed, or (ii) indemnify and hold harmless the selling Member and its Affiliates against such liability and secure such indemnification with a letter of credit or payment bond reasonably satisfactory to such selling Member. As used herein, "Lien" shall mean, as to any Interest, liens, encumbrances, security interests and other rights, interest or claims of others therein (including, without limitation, warrants, options, rights of first refusal, rights of first offer, co-sale and similar rights).

          (c) If, with respect to any purchase and sale of a Common Interest or a Class A Preferred Interest under this Article VII, the selling Member is not present at the time and place designated for a closing, or, if present, fails to produce the certificates or assignment documents reasonably requested to consummate the transaction or fails to satisfy any other obligation to be satisfied at the closing, as aforesaid, for any reason whatsoever or no reason, then the purchase price and any other document or instrument required by the Company at the closing ("Closing Documentation") shall be deposited with the President of the Company. The foregoing shall constitute valid payment even though the selling Member shall voluntarily encumber and dispose of said Interests contrary to the provisions hereof and irrespective of the fact that any pledgee, transferee or other person may thereby have acquired said Interests or the fact that certificates or assignment documents for any of said Interests may have been delivered to any pledgee, transferee or other person.

          If the Closing Documentation is deposited with the President of the Company as provided herein, then from and after the date of such deposit and even if the certificates evidencing said Interests or the assignment documents have not been delivered to the Company, the purchase of said Interests shall be deemed to have been fully effected and all title and interest in and to the Interests so purchased shall be deemed to have been vested in the Company, and all rights of the selling Member or of any transferee, assignee or any other person having an interest therein, as a Member of the Company or otherwise, shall terminate except for the right to receive the Closing Documentation, but without interest; and the President of the Company, as attorney-in-fact for and in the name of the selling Member, shall cause the Interests so purchased to be transferred on the books and records of the Company to the Company, and shall issue a new certificate or certificates therefor to the purchaser(s) thereof. The selling Member does hereby irrevocably appoint and designate the President of the Company and his successors in office as his attorney-in-fact, for and on his behalf, to receive, receipt for, hold and collect the said Closing Documentation, to effect the transfer of said Interests on the books and records of the Company, and to issue said certificate or certificates in the manner above provided. The selling Member shall be entitled to receive the Closing Documentation upon delivery to the Company of the certificates evidencing the Interests so purchased, and assignment documents duly indorsed for transfer, as aforesaid, together with any document or instrument required of such Member.

                                  ARTICLE VIII
                          DISSOLUTION AND TERMINATION

     8.1 Events Causing Dissolution. The Company shall be dissolved only upon the first to occur of the following events:

          (a)  December 31, 2026.

          (b) The election to dissolve being made by a Voting Member Majority.

          (c) At any time there are no Members, provided that the Company shall not be dissolved if within 90 days after the occurrence of the event that terminated the continued membership of the last remaining Member, the personal representative of the last remaining Member agrees in writing to continue the Company and to the admission of the personal representative of such Member or its nominee or designee to the Company as a Member, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member.

          (d) Upon the entry of a decree of dissolution with respect to the Company under Section 18-802 of the Act.

          (e) When the Company is not the surviving entity in a merger or consolidation under the Act.

     8.2  Effect of Dissolution. Except with respect to an event referred to in
Section 8.1(e) of this Agreement, and except as otherwise provided in this Agreement, upon the dissolution of the Company, the Voting Members or surviving Voting Member, as the case may be, shall take such actions as may be required pursuant to the Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company. In connection with such winding up, the Voting Members or surviving Voting Member shall have the authority to liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Company as promptly as is consistent with obtaining Fair Value therefor, to apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of Section 8.3 hereof, and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.

     8.3 Application of Proceeds. Upon dissolution and liquidation of the Company, the assets of the Company shall be applied and distributed in the order of priority set forth in Section 4.4 hereof.

     8.4 Continuing Obligations. In the event any Member is required to assume or pay any debt, expense, obligation or liability of the Company following dissolution or termination, first, the Common Members shall pay and indemnify such Member for their respective Common Percentage Interest of such debt, expense, obligation or liability required to be paid by such Member to the extent of assets distributed to such Common Members, then, the Class A

Preferred Members shall pay and indemnify such Member for their respective Preferred Percentage Interest of such debt, expense, obligation or liability required to be paid by such Member to the extent of assets distributed to such Class A Preferred Members.

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.1 Title to Assets. Title to the Property and all other assets acquired by the Company shall be held in the name of the Company. No Member shall individually have any ownership interest or rights in the Property or any other assets of the Company, except indirectly by virtue of such Member's ownership of an Interest. No Member shall have any right to seek or obtain a partition of the Property or other assets of the Company, nor shall a Member have the right to any specific assets of the Company upon the liquidation of or any distribution from the Company.

     9.2 Nature of Interest in the Company. An Interest shall be personal property for all purposes.

     9.3 Notices. Any notice, demand, request or other communication required or permitted to be given pursuant to this Agreement or the Act to the Company, a Member, or any other Person (a "Notice") shall be sufficient if in writing and if hand-delivered, mailed or sent by commercial overnight delivery service, to the Company at its principal office or to a Member at the address of the Member as it appears on the records of the Company or if sent by facsimile transmission to the telephone number, if any, of the recipient's facsimile machine as such telephone number appears on the records of the Company. All Notices that are mailed shall be deemed to be given when deposited in the United States mail, postage prepaid. All Notices that are hand-delivered shall be deemed to be given upon delivery. All notices that are given by commercial overnight delivery shall be deemed to be given upon delivery by the delivery service. All Notices that are given by facsimile transmission shall be deemed to be given upon receipt.

     9.4 Waiver of Default. No consent or waiver, express or implied, by the Company or a Member with respect to any breach or default by the other Members hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by such Member of the same provision or any other provision of this Agreement. Failure on the part of the Company or a Member to complain of any act or failure to act of the other Members or to declare such other Member in default shall not be deemed to constitute a waiver by the Company or the Members of any rights hereunder.

     9.5 No Third Party Rights. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including, but not limited to, creditors of the Company; provided, however, the Company may enforce any right granted to the Company under the Act, the Certificate or this Agreement.

     9.6 Entire Agreement. This Agreement, together with the Certificate, constitutes the entire agreement between the Members, in such capacity, relative to the formation, operation and continuation of the Company.

     9.7  Amendments to this Agreement.

          (a) Except as otherwise provided herein, this Agreement shall not be modified or amended in any manner other than by the written agreement of the Voting Member Majority at the time of such modification or amendment; provided, however, any amendment affecting the allocation of Income and Loss to a Member shall be approved by that Member.

          (b) This Agreement may be amended by the Voting Member Majority, without any execution of such amendment by all Members, in order to reflect the occurrence of any of the following events provided that all of the conditions, if any, contained in the relevant sections of this Agreement with respect to such event have been satisfied:

               (i) an adjustment of the Common Percentage Interests of the Common Members and the Preferred Percentage Interests of the Class A Preferred Members, as the case may be, upon a Common Member's or a Class A Preferred Member's failure to make a capital contribution as required hereunder; and

               (ii) the modification of this Agreement to comply with the relevant tax laws pursuant to Sections 3.6 or 4.7(j) hereof.

     9.8 Severability. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

     9.9 Binding Agreement. Subject to the restrictions on the disposition of Interests herein contained, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     9.10 Headings. The headings of Sections of this Agreement are for convenience of reference only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

     9.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

     9.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     9.13 Remedies. In the event of a default by a Member in the performance of any obligation undertaken in this Agreement, in addition to any other remedy available to the non-defaulting Members, the defaulting Member shall pay to the non-defaulting Members all costs, damages, and expenses, including reasonable attorneys' fees, incurred by the non-defaulting Member as a result of such default. In the event that any dispute arises with respect to the enforcement, interpretation, or application of this Agreement and court proceedings are instituted to resolve such dispute, the prevailing party in such court proceedings shall be entitled to recover from the non-prevailing party all costs and expenses, including, but not limited to, reasonable attorneys' fees, incurred by the prevailing party in such court proceedings.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  INTEGRATED ENERGY HOLDINGS, LLC

                                         /s/  JOHN J. SHERMAN
                                  By:   ___________________________
                                  Name: John J. Sherman
                                  Title:   Member


                                  Michael L. Hendren

                                  MEMBERS OF THE EMPLOYEE INVESTOR GROUP:

                                   /s/ ALTON PARKER CARTER
                                  ________________________________________
                                  Alton Parker Carter


                                   /s/ GREGORY L. CHAPPELL
                                  ________________________________________
                                  Gregory L. Chappell


                                   /s/ RANDY CLAIBORNE
                                  ________________________________________
                                  Randy Claiborne


                                   /s/ RICHARD A. GARNER
                                  ________________________________________
                                  Richard A. Garner


                                   /s/ ELAINE H. JOHNSON
                                  ________________________________________
                                  Elaine H. Johnson

                                   /s/  CYNTHIA B. KIBLER
                                  ________________________________________
                                  Cynthia B. Kibler

                                  /s/ ELAINE H. TRUJILLO
                                  _______________________
                                  Elaine H. Trujillo

                                  /s/ WILLIAM T. MATTHEWS
                                  _______________________
                                  William T. Matthews

                                  /s/ H. FAYE OWEN
                                  _______________________
                                  H. Faye Owen

                                  /s/ CHERYL W. PERRY
                                  _______________________
                                  Cheryl W. Perry

                                   /s/ BUDDY EUGENE STREET
                                  ________________________
                                  Buddy Eugene Street

                                  /s/ JAMES WARREN ROGERS
                                  ________________________
                                  James Warren Rogers

                                   EXHIBIT A
                    MEMBERS OF THE EMPLOYEE INVESTOR GROUP,
         INITIAL OR RESTATED CAPITAL ACCOUNTS AND PERCENTAGE INTERESTS


                                     Initial or                               Common          Preferred
                                  Restated Common     Initial Preferred     Percentage        Percentage
             Name                 Capital Account      Capital Account       Interest          Interest
             ----                 ---------------     -----------------     ----------        ----------
1.  Alton Parker Carter                $   609             $  7,408          0.0228%          0.3155%
2.  Gregory L. Chappell                $   609             $  7,408          0.0228%          0.3155%
3.  Randy Claiborne                    $   305             $  3,702          0.0114%          0.1577%
4.  Richard A. Garner                  $   305             $  3,702          0.0114%          0.1577%
5.  Elaine H. Johnson                  $   366             $  4,443          0.0137%          0.1892%
6.  Cynthia B. Kibler                  $ 1,216             $ 14,813          0.0455%          0.6308%
7.  William T. Matthews                $   305             $  3,702          0.0114%          0.1577%
8.  H. Faye Owen                       $   305             $  3,702          0.0114%          0.1577%
9.  Cheryl W. Perry                    $   305             $  3,702          0.0114%          0.1577%
10.  Buddy Eugene Street               $ 3,046             $ 37,025          0.1140%          1.5767%
11.  Elaine H. Trujillo                $ 1,216             $ 14,813          0.0455%          0.6308%
12.  James Warren Rogers               $30,455             $679,200            1.14%         28.9250%

                                   SCHEDULE A
                      INITIAL OR RESTATED CAPITAL ACCOUNTS
                            AND PERCENTAGE INTERESTS

                         Initial or                                  Common            Preferred
                       Restated Common     Initial Preferred        Percentage         Percentage
                       Capital Account       Capital Account         Interest           Interest
                       ---------------     -----------------        ----------         ----------
Michael L. Hendren     $      -0-             $1,564,520                    0%          66.6280%
Integrated Energy      $2,632,493             $       -0-             98.5386%                0%
 Holdings, LLC

                                   SCHEDULE B
                        INTEGRATED PROPANE PARTNERS, LLC
                               VALUATION FORMULA

     The following formula sets forth the method that will be used to value the Company at September 30th of each year. The value determined by the valuation formula set forth below will then be used as a basis for determining the price at which an Employee Member's Common Interest in the Company will be repurchased by the Company upon the termination of such an Employee Member's employment with McCracken. The following formula will be determined from the consolidated financial statements of the Company.

                EBITDA for the fiscal year ended September 30th

                                 PLUS OR MINUS

                         the Weather Adjustment Factor

                                     EQUALS

                                Adjusted EBITDA

                                  MULTIPLY BY

                             the Valuation Multiple

                                     EQUALS

                  the value of the Company before adjustments

                                      PLUS

                      Fixed Asset Purchases after April 1

                                 PLUS OR MINUS

                              Net Working Capital

                                     MINUS

                                 Long-Term Debt

                                     EQUALS

                              the EBITDA Valuation

     The EBITDA Valuation determined pursuant to the valuation formula set forth above will be calculated with reference to the following assumptions and definitions:

1. "EBITDA" means earnings before interest, taxes, depreciation and amortization.

2. The "Weather Adjustment Factor" will be determined pursuant to the following formula:

          Actual Degree Days for period from April through March
          Less:     Normal Degree Days of 3,750
          Equals:   Degree Day deviation from normal
          Times:    Actual propane and distillate gallons per Degree Day for
                     period from October through March
          Equals:   Estimated impact on gallons sold
          Times:    90% of actual propane and distillate unit gross profit for period from October through March
          Equals:   Weather Adjustment Factor

     "Degree Days" represent the difference between sixty-five degrees Fahrenheit and the mean temperature on a given day, provided that the mean temperature on such day is less than sixty-five degrees Fahrenheit.

3. The "Valuation Multiple" will be equal to 6; provided, however, the Company and each Employee Members shall have the option of engaging, at their own expense, a third party mutually agreeable to the Company and such Employee Member to determine the Valuation Multiple to be used to determine the EBITDA Valuation for any year. Such third party shall determine the Valuation Multiple by valuing the Company as a going concern facing a change of control transaction. No minority discount shall be applied by such third party in determining the Valuation Multiple.

4. The EBITDA in a given year will receive minimal benefit for Fixed Assets acquired after the middle of the year. Therefore, only the amount of Fixed Assets purchased after April 1 of a given year will be added into the valuation formula.

5. The current portion of long-term debt is included in Long-Term Debt rather than Net Working Capital.

                    AMENDMENT NO. 1 TO AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                      OF INTEGRATED PROPANE PARTNERS, LLC

          THIS AMENDMENT NO. 1 (the "Amendment") to the Limited Liability Company Agreement of Integrated Propane Partners, LLC referred to below is made and entered into as of December 10, 1998, between Integrated Energy Holdings, LLC, a Delaware limited liability company ("IEH") and Peter H. Wilson, an individual ("Wilson").

                              W I T N E S S E T H:

          WHEREAS, Michael L. Hendren, the members of the Employee Investor Group and IEH, the members of Integrated Propane Partners, LLC (the "Company"), entered into that certain Amended and Restated Limited Liability Company Agreement of Integrated Propane Partners, LLC, dated September 30, 1998 (the "LLC Agreement"), pursuant to which the business plan of the Company was formulated and defined;

          WHEREAS, IEH, as the Voting Member Majority, desires to amend certain provisions of the LLC Agreement on and subject to the terms hereof;

          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, IEH and Wilson do hereby promise and agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the LLC Agreement):

          1. Pursuant to Section 7.9 of the LLC Agreement, Wilson is hereby admitted as a Class A Preferred Member of the Company, with all of the rights and obligations assigned to a Class A Preferred Member pursuant to, and subject to all provisions and limitations set forth in, the LLC Agreement; provided, however, Wilson shall not be considered a member of the Employee Investor Group. Wilson is hereby issued a Class A Preferred Interest in the Company, with a Preferred Percentage Interest assigned thereto. Wilson hereby confirms and agrees to comply with, and be bound by, all of the terms and conditions of the LLC Agreement. Concurrently herewith, the Preferred Percentage Interests of such Class A Preferred Members shall be realigned as follows:

                    Alton Parker Carter      0.2558%
                    Gregory L. Chappell      0.2558%
                    Randy Claiborne          0.1278%
                    Richard A. Garner        0.1278%
                    Elaine H. Johnson        0.1534%
                    Cynthia B. Kibler        0.5115%
                    William T. Matthews      0.1278%
                    H. Faye Owen             0.1278%
                    Cheryl W. Perry          0.1278%
                    Buddy Eugene Street      1.2785%

                    Elaine H. Trujillo                   0.5115%
                    James Warren Rogers                 23.4519%
                    Michael L. Hendren                  54.0209%
                    Peter H. Wilson                     18.9217%
                    Integrated Energy Holdings, LLC           0%

Furthermore, Exhibit A and Schedule A to the LLC Agreement are hereby amended by deleting said Exhibit A and said Schedule A in their entirety and by substituting, in lieu thereof, the Exhibit A and the Schedule A attached hereto, to reflect the realignment of such Preferred Percentage Interests.

          3. The parties hereto hereby acknowledge that Wilson has contributed 412 shares of Common Stock, $10.00 par value per share, of Wilson Oil Company of Johnston County, Inc., which has a dollar value of approximately $548,000.00, to the Company in exchange for his Class A Preferred Interest in the Company.

          4. Section 4.2 of the LLC Agreement is hereby amended by deleting said Section 4.2 in its entirety and by substituting the following new Section
4.2 in lieu thereof:

          4.2 Preferred Distributions. On or before the last Business Day of each month immediately following the end of each calendar quarter (a "Due Date"), commencing with the calendar quarter ending December 31, 1998, the Company shall distribute cash to each Class A Preferred Member in an amount equal to the initial balance in such Class A Preferred Member's Preferred Capital Account multiplied by 2.25%; provided, however, the Company shall distribute cash to Peter H. Wilson in an amount equal to the initial balance in Peter H. Wilson's Preferred Capital Account multiplied by 2.0% on each Due Date, commencing with the April 30, 1999 Due Date (each such distribution is hereinafter referred to as a "Preferred Distribution"). Notwithstanding the immediately preceding sentence, no Preferred Distribution shall be required if such distribution would, as reasonably determined by a Voting Member Majority, cause a default under any agreement or covenant between a bank or other lending institution and any one of the Company or the Operating Companies (any such limitation that precludes payment of a Preferred Distribution being referred to as the "Limitation"). In the event any Preferred Distribution, or portion thereof, is not made with respect to a calendar quarter, such Preferred Distribution, or portion thereof (the "Accrued Preferred Distribution"), shall accumulate and be payable at such time as the Limitation no longer prevents payment. In addition, with respect to any such Accrued Preferred Distribution there shall be payable an amount equal to (A) times (B) times (C), where (A) equals such Accrued Preferred Distribution, (B) equals a percentage equal to the higher of the Company's cost of funds or the cost of funds of any of the Operating Companies, and (C) equals a fraction, the numerator of which is the number of days since the Due Date of such Accrued Preferred Distribution or the most recent anniversary thereof, and the denominator of which is 365 (such additional amount and any unpaid portion thereof is hereinafter referred to as the "Arrearage"). If any Arrearage is not paid by an anniversary of the Due Date of the related Accrued

     Preferred Distribution, then such Arrearage shall be added to and become a part of the Accrued Preferred Distribution as of such anniversary date and shall no longer be an "Arrearage" hereunder. All payments made pursuant to this Section 4.2 shall be applied first to any Arrearage and then to the Accrued Preferred Distribution.

          5. Section 4.4(a) of the LLC Agreement is hereby amended by deleting said Section 4.4(a) in its entirety and by substituting the following new
Section 4.4(a) in lieu thereof:

          (a) First, to the payment of any Accrued Preferred Distributions and Arrearages under Section 4.2 hereof. In the event the Liquidation Proceeds are not sufficient to pay all Accrued Preferred Distributions and Arrearages, then the Liquidation Proceeds shall be distributed to the Class A Preferred Members in proportion to their respective Accrued Preferred Distribution and Arrearage under Section 4.2 hereof.

          6. Section 4.6(a)(ii)(A) of the LLC Agreement is hereby amended by deleting said Section 4.6(a)(ii)(A) in its entirety and by substituting the following new Section 4.6(a)(ii)(A) in lieu thereof:

          (A) First, Operating Income shall be allocated to the Class A Preferred Members in accordance with their respective Preferred Percentage Interests until the cumulative amount of Operating Income allocated pursuant to this subparagraph (A) equals the cumulative amount of cash actually distributed to the Class A Preferred Members pursuant to Section
     4.2 hereof; then

          7. Except as expressly amended hereby, all of the terms, conditions and provisions of the LLC Agreement shall remain unamended and in full force and effect in accordance with its terms, and the LLC Agreement, as amended hereby, is hereby ratified and confirmed. The amendments provided herein shall be limited precisely as drafted and shall not constitute an amendment of any other term, condition or provision of the LLC Agreement.

          8. References in the LLC Agreement to "Agreement", "hereof", "herein" and words of similar impact shall be deemed to be a reference to the LLC Agreement as amended by this Amendment.

          9. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement which is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment and affixed their signatures hereto as of the date first above written.

                         INTEGRATED ENERGY HOLDINGS, LLC

                         By: /s/ JOHN J. SHERMAN
                             -----------------------------------
                               Name:  John J. Sherman
                               Title: Voting Member

                             /s/ PETER H. WILSON
                            -------------------------------------
                                Peter H. Wilson

                                   EXHIBIT A
                    MEMBERS OF THE EMPLOYEE INVESTOR GROUP,
         INITIAL OR RESTATED CAPITAL ACCOUNTS AND PERCENTAGE INTERESTS

                                        Initial or                                 Common         Preferred
                                      Restated Common     Initial Preferred      Percentage       Percentage
             Name                     Capital Account      Capital Account        Interest         Interest
             ----                     ---------------     -----------------      ----------       ----------
1.  Alton Parker Carter                     $   609             $  7,408          0.0228%          0.2558%
2.  Gregory L. Chappell                     $   609             $  7,408          0.0228%          0.2558%
3.  Randy Claiborne                         $   305             $  3,702          0.0114%          0.1278%
4.  Richard A. Garner                       $   305             $  3,702          0.0114%          0.1278%
5.  Elaine H. Johnson                       $   366             $  4,443          0.0137%          0.1534%
6.  Cynthia B. Kibler                       $ 1,216             $ 14,813          0.0455%          0.5115%
7.  William T. Matthews                     $   305             $  3,702          0.0114%          0.1278%
8.  H. Faye Owen                            $   305             $  3,702          0.0114%          0.1278%
9.  Cheryl W. Perry                         $   305             $  3,702          0.0114%          0.1278%
10. Buddy Eugene Street                     $ 3,046             $ 37,025          0.1140%          1.2785%
11. Elaine H. Trujillo                      $ 1,216             $ 14,813          0.0455%          0.5115%
12. James Warren Rogers                     $30,455             $679,200            1.14%         23.4519%

                                   SCHEDULE A
                      INITIAL OR RESTATED CAPITAL ACCOUNTS
                            AND PERCENTAGE INTERESTS


                                   Initial or                                  Common           Preferred
                                Restated Common      Initial Preferred       Percentage         Percentage
                                Capital Account       Capital Account         Interest           Interest
                               ------------------   -------------------   -----------------   --------------
Michael L. Hendren                  $      -0-            $1,564,520                  0%         54.0209%
Peter H. Wilson                     $      -0-            $  548,000                  0%         18.9217%

Integrated Energy
 Holdings, LLC                      $2,632,493            $      -0-            98.5386%               0%

                    AMENDMENT NO. 2 TO AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                            OF INERGY PARTNERS, LLC

          THIS AMENDMENT NO. 2 (the "Amendment") to the Limited Liability Company Agreement of Inergy Partners, LLC referred to below is made and entered into as of August 4, 1999, between Inergy Holdings, LLC, a Delaware limited liability company (f/k/a Integrated Energy Holdings, LLC) ("Holdings"), George Upchurch, Sr., an individual, Shirley Upchurch, an individual, and George Upchurch, Jr., an individual.

                              W I T N E S S E T H:

          WHEREAS, Michael L. Hendren, the members of the Employee Investor Group and Holdings, the members of Inergy Partners, LLC (f/k/a Integrated Propane Partners, LLC) (the "Company"), entered into that certain Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated September 30, 1998, as amended by Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated December 10, 1998 (the "LLC Agreement"), pursuant to which the business plan of the Company was formulated and defined;

          WHEREAS, Holdings, as the Voting Member Majority, desires to amend certain provisions of the LLC Agreement on and subject to the terms hereof;

          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, Holdings, George Upchurch, Sr., Shirley Upchurch and George Upchurch, Jr. do hereby promise and agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the LLC Agreement):

          1. Pursuant to Section 7.9 of the LLC Agreement, each of George Upchurch, Sr., Shirley Upchurch and George Upchurch, Jr. is hereby admitted as a Class A Preferred Member of the Company, with all of the rights and obligations assigned to a Class A Preferred Member pursuant to, and subject to all provisions and limitations set forth in, the LLC Agreement; provided, however, George Upchurch, Sr., Shirley Upchurch and George Upchurch, Jr. shall not be considered members of the Employee Investor Group. Each of George Upchurch, Sr., Shirley Upchurch and George Upchurch, Jr. is hereby issued a Class A Preferred Interest in the Company, with a Preferred Percentage Interest assigned thereto. George Upchurch, Sr., Shirley Upchurch and George Upchurch, Jr. hereby confirm and agree to comply with, and be bound by, all of the terms and conditions of the LLC Agreement. Concurrently herewith, the Preferred Percentage Interests of such Class A Preferred Members shall be realigned as follows:

               Alton Parker Carter        0.2247%
               Gregory L. Chappell        0.2247%
               Randy Claiborne            0.1123%
               Richard A. Garner          0.1123%

               Elaine H. Johnson          0.1348%
               Cynthia B. Kibler          0.4494%
               William T. Matthews        0.1123%
               H. Faye Owen               0.1123%
               Cheryl W. Perry            0.1123%
               Buddy Eugene Street        1.1233%
               Elaine H. Trujillo         0.4494%
               James Warren Rogers       20.6059%
               Michael L. Hendren        47.4653%
               Peter H. Wilson           16.6255%
               George Upchurch, Sr.       6.1891%
               Shirley Upchurch           2.9125%
               George Upchurch, Jr.       3.0339%
               Inergy Holdings, LLC            0%

Furthermore, Exhibit A and Schedule A to the LLC Agreement are hereby amended by deleting said Exhibit A and said Schedule A in their entirety and by substituting, in lieu thereof, the Exhibit A and the Schedule A attached hereto, to reflect the realignment of such Preferred Percentage Interests.

          3. The parties hereto hereby acknowledge that George Upchurch, Sr. has contributed 7.2857 shares of Common Stock, $10.00 par value per share, of Rolesville Oil Company, which has a dollar value of approximately $204,000.00, to the Company in exchange for his Class A Preferred Interest in the Company. The parties hereto hereby acknowledge that Shirley Upchurch has contributed
3.4286 shares of Common Stock, $10.00 par value per share, of Rolesville Oil Company, which has a dollar value of approximately $96,000.00, to the Company in exchange for her Class A Preferred Interest in the Company. The parties hereto hereby acknowledge that George Upchurch, Jr. has contributed 3.5714 shares of Common Stock, $10.00 par value per share, of Rolesville Oil Company, which has a dollar value of approximately $100,000.00, to the Company in exchange for his Class A Preferred Interest in the Company.

          4. Section 4.2 of the LLC Agreement is hereby amended by deleting said Section 4.2 in its entirety and by substituting the following new Section
4.2 in lieu thereof:

          4.2 Preferred Distributions. On or before the last Business Day of each month immediately following the end of each calendar quarter (a "Due Date"), commencing with the calendar quarter ending December 31, 1998, the Company shall distribute cash to each Class A Preferred Member in an amount equal to the initial balance in such Class A Preferred Member's Preferred Capital Account multiplied by 2.25%; provided, however, the Company shall distribute cash to Peter H. Wilson in an amount equal to the initial balance in Peter H. Wilson's Preferred Capital Account multiplied by 2.0% on each Due Date, commencing with the April 30, 1999 Due Date; provided, further, the Company shall distribute cash to each of George Upchurch, Sr., Shirley Upchurch and George Upchurch, Jr. in an amount equal to the initial balance in each of their respective Preferred Capital Accounts multiplied by 2.0% on each Due Date, commencing with the October 29, 1999 Due Date (each such distribution is hereinafter referred to as a "Preferred Distribution"). However, the Preferred Distribution made to George Upchurch, Sr., Shirley Upchurch and George Upchurch, Jr. on the October 29, 1999 Due Date only shall be equal to the Preferred Distribution multiplied by 57 and then divided by 92. Notwithstanding the immediately preceding sentences, no Preferred Distribution shall be required if such distribution would, as reasonably determined by a Voting Member Majority, cause a default under any agreement or covenant between a bank or other lending institution and any one of the Company or the Operating Companies (any such limitation that precludes payment of a Preferred Distribution being referred to as the "Limitation"). In the event any Preferred Distribution, or portion thereof, is not made with respect to a calendar quarter, such Preferred Distribution, or portion thereof (the "Accrued Preferred Distribution"), shall accumulate and be payable at such time as the Limitation no longer prevents payment. In addition, with respect to any such Accrued Preferred Distribution there shall be payable an amount equal to (A) times (B) times (C), where (A) equals such Accrued Preferred Distribution, (B) equals a percentage equal to the higher of the Company's cost of funds or the cost of funds of any of the Operating Companies, and (C) equals a fraction, the numerator of which is the number of days since the Due Date of such Accrued Preferred Distribution or the most recent anniversary thereof, and the denominator of which is 365 (such additional amount and any unpaid portion thereof is hereinafter referred to as the "Arrearage"). If any Arrearage is not paid by an anniversary of the Due Date of the related Accrued Preferred Distribution, then such Arrearage shall be added to and become a part of the Accrued Preferred Distribution as of such anniversary date and shall no longer be an "Arrearage" hereunder. All payments made pursuant to this
     Section 4.2 shall be applied first to any Arrearage and then to the Accrued Preferred Distribution.

          5. Except as expressly amended hereby, all of the terms, conditions and provisions of the LLC Agreement shall remain unamended and in full force and effect in accordance with its terms, and the LLC Agreement, as amended hereby, is hereby ratified and confirmed. The amendments provided herein shall be limited precisely as drafted and shall not constitute an amendment of any other term, condition or provision of the LLC Agreement.

          6. References in the LLC Agreement to "Agreement", "hereof", "herein" and words of similar impact shall be deemed to be a reference to the LLC Agreement as amended by this Amendment.

          7. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement which is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment and affixed their signatures hereto as of the date first above written.

                                    INERGY HOLDINGS, LLC

                                         /s/ John J. Sherman
                                    By:______________________________
                                       Name:  John J. Sherman
                                       Title: Voting Member

                                    /s/ George Upchurch, Sr.
                                    __________________________________
                                    George Upchurch, Sr.


                                    /s/ Shirley Upchurch
                                    __________________________________
                                    Shirley Upchurch


                                    /s/ George Upchurch, Jr.
                                    __________________________________
                                    George Upchurch, Jr.

                                   EXHIBIT A

                    MEMBERS OF THE EMPLOYEE INVESTOR GROUP,
         INITIAL OR RESTATED CAPITAL ACCOUNTS AND PERCENTAGE INTERESTS


                                     Initial or                                Common         Preferred
                                  Restated Common     Initial Preferred      Percentage       Percentage
             Name                 Capital Account      Capital Account        Interest         Interest
            ------               ------------------   ------------------    ------------     ------------
1.  Alton Parker Carter               $   609             $  7,408              0.0228%          0.2247%
2.  Gregory L. Chappell               $   609             $  7,408              0.0228%          0.2247%
3.  Randy Claiborne                   $   305             $  3,702              0.0114%          0.1123%
4.  Richard A. Garner                 $   305             $  3,702              0.0114%          0.1123%
5.  Elaine H. Johnson                 $   366             $  4,443              0.0137%          0.1348%
6.  Cynthia B. Kibler                 $ 1,216             $ 14,813              0.0455%          0.4494%
7.  William T. Matthews               $   305             $  3,702              0.0114%          0.1123%
8.  H. Faye Owen                      $   305             $  3,702              0.0114%          0.1123%
9.  Cheryl W. Perry                   $   305             $  3,702              0.0114%          0.1123%
10. Buddy Eugene Street               $ 3,046             $ 37,025              0.1140%          1.1233%
11. Elaine H. Trujillo                $ 1,216             $ 14,813              0.0455%          0.4494%
12. James Warren Rogers               $30,455             $679,200                1.14%         20.6059%

                                   SCHEDULE A

                      INITIAL OR RESTATED CAPITAL ACCOUNTS
                            AND PERCENTAGE INTERESTS


                                Initial or                                 Common           Preferred
                             Restated Common      Initial Preferred      Percentage         Percentage
                             Capital Account       Capital Account        Interest           Interest
                            ------------------   -------------------   ---------------   ----------------
Michael L. Hendren                $      -0-            $1,564,520                0%           47.4653%
Peter H. Wilson                   $      -0-            $  548,000                0%           16.6255%
George Upchurch, Sr.              $      -0-            $  204,000                0%            6.1891%
Shirley Upchurch                  $      -0-            $   96,000                0%            2.9125%
George Upchurch, Jr.              $      -0-            $  100,000                0%            3.0339%
Inergy Holdings, LLC              $2,632,493            $      -0-          98.5386%                 0%

                    AMENDMENT NO. 3 TO AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                            OF INERGY PARTNERS, LLC

          THIS AMENDMENT NO. 3 (the "Amendment") to the Limited Liability Company Agreement of Inergy Partners, LLC referred to below is made and entered into as of September 28, 1999, between Inergy Holdings, LLC, a Delaware limited liability company (f/k/a Integrated Energy Holdings, LLC) ("Holdings"), and Bradley Propane, Inc., a Tennessee corporation ("Bradley").

                              W I T N E S S E T H:

          WHEREAS, Michael L. Hendren, the members of the Employee Investor Group and Holdings, the members of Inergy Partners, LLC (f/k/a Integrated Propane Partners, LLC) (the "Company"), entered into that certain Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated September 30, 1998, as amended by Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated December 10, 1998 and Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated August 4, 1999 (the "LLC Agreement"), pursuant to which the business plan of the Company was formulated and defined;

          WHEREAS, Holdings, as the Voting Member Majority, desires to amend certain provisions of the LLC Agreement on and subject to the terms hereof;

          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, Holdings and Bradley do hereby promise and agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the LLC Agreement):

          1. Pursuant to Section 7.9 of the LLC Agreement, Bradley is hereby admitted as both a Common Member and a Class A Preferred Member of the Company, with all of the rights and obligations assigned to a Common Member and a Class A Preferred Member pursuant to, and subject to all provisions and limitations set forth in, the LLC Agreement; provided, however, Bradley shall not be considered a member of the Employee Investor Group. Bradley is hereby issued both a Common Interest and a Class A Preferred Interest in the Company, each with a Common Percentage Interest and a Preferred Percentage Interest, respectively, assigned thereto. Bradley hereby confirms and agrees to comply with, and be bound by, all of the terms and conditions of the LLC Agreement. Concurrently herewith, the Common Percentage Interests of such Common Members shall be realigned as follows:

               Alton Parker Carter         0.0223%
               Gregory L. Chappell         0.0223%
               Randy Claiborne             0.0111%

               Richard A. Garner           0.0111%
               Elaine H. Johnson           0.0134%
               Cynthia B. Kibler           0.0444%
               William T. Matthews         0.0111%
               H. Faye Owen                0.0111%
               Cheryl W. Perry             0.0111%
               Buddy Eugene Street         0.1112%
               Elaine H. Trujillo          0.0444%
               James Warren Rogers         1.1115%
               Bradley Propane, Inc.       2.5000%
               Inergy Holdings, LLC       96.0750%

Concurrently herewith, the Preferred Percentage Interests of such Class A Preferred Members shall also be realigned as follows:

               Alton Parker Carter         0.1513%
               Gregory L. Chappell         0.1513%
               Randy Claiborne             0.0756%
               Richard A. Garner           0.0756%
               Elaine H. Johnson           0.0908%
               Cynthia B. Kibler           0.3025%
               William T. Matthews         0.0756%
               H. Faye Owen                0.0756%
               Cheryl W. Perry             0.0756%
               Buddy Eugene Street         0.7562%
               Elaine H. Trujillo          0.3025%
               James Warren Rogers        13.8722%
               Michael L. Hendren         31.9542%
               Peter H. Wilson            11.1925%
               George Upchurch, Sr.        4.1666%
               Shirley Upchurch            1.9607%
               George Upchurch, Jr.        2.0424%
               Bradley Propane, Inc.      32.6788%
               Inergy Holdings, LLC             0%

Furthermore, Exhibit A and Schedule A to the LLC Agreement are hereby amended by deleting said Exhibit A and said Schedule A in their entirety and by substituting, in lieu thereof, the Exhibit A and the Schedule A attached hereto, to reflect the realignment of such Common and Preferred Percentage Interests.

          3. The parties hereto hereby acknowledge that Bradley has contributed to the Company, assets with a value approximately equal to $400,000 in exchange for its Common Interest in the Company and assets with a value approximately equal to $1,600,000 in exchange for its Class A Preferred Interest in the Company.

          4. Section 4.2 of the LLC Agreement is hereby amended by deleting said Section 4.2 in its entirety and by substituting the following new Section
4.2 in lieu thereof:

          4.2 Preferred Distributions. On or before the last Business Day of each month immediately following the end of each calendar quarter (a "Due Date"), commencing with the calendar quarter ending December 31, 1998, the Company shall distribute cash to each Class A Preferred Member in an amount equal to the initial balance in such Class A Preferred Member's Preferred Capital Account multiplied by 2.25%; provided, however, the Company shall distribute cash to Peter H. Wilson in an amount equal to the initial balance in Peter H. Wilson's Preferred Capital Account multiplied by 2.0% on each Due Date, commencing with the April 30, 1999 Due Date; provided, further, the Company shall distribute cash to each of George Upchurch, Sr., Shirley Upchurch and George Upchurch, Jr. in an amount equal to the initial balance in each of their respective Preferred Capital Accounts multiplied by 2.0% on each Due Date, commencing with the October 29, 1999 Due Date; and provided, further, the Company shall distribute cash to Bradley Propane, Inc. in an amount equal to the initial balance in the Preferred Capital Account of Bradley Propane, Inc. multiplied by 2.0% on each Due Date, commencing with the January 31, 2000 Due Date (each such distribution is hereinafter referred to as a "Preferred Distribution"). However, the Preferred Distribution made to George Upchurch, Sr., Shirley Upchurch and George Upchurch, Jr. on the October 29, 1999 Due Date only shall be equal to the Preferred Distribution multiplied by 57 and then divided by 92. Notwithstanding the immediately preceding sentences, no Preferred Distribution shall be required if such distribution would, as reasonably determined by a Voting Member Majority, cause a default under any agreement or covenant between a bank or other lending institution and any one of the Company or the Operating Companies (any such limitation that precludes payment of a Preferred Distribution being referred to as the "Limitation"). In the event any Preferred Distribution, or portion thereof, is not made with respect to a calendar quarter, such Preferred Distribution, or portion thereof (the "Accrued Preferred Distribution"), shall accumulate and be payable at such time as the Limitation no longer prevents payment. In addition, with respect to any such Accrued Preferred Distribution there shall be payable an amount equal to (A) times (B) times (C), where (A) equals such Accrued Preferred Distribution, (B) equals a percentage equal to the higher of the Company's cost of funds or the cost of funds of any of the Operating Companies, and (C) equals a fraction, the numerator of which is the number of days since the Due Date of such Accrued Preferred Distribution or the most recent anniversary thereof, and the denominator of which is 365 (such additional amount and any unpaid portion thereof is hereinafter referred to as the "Arrearage"). If any Arrearage is not paid by an anniversary of the Due Date of the related Accrued Preferred Distribution, then such Arrearage shall be added to and become a part of the Accrued Preferred Distribution as of such anniversary date and shall no longer be an "Arrearage" hereunder. All payments made pursuant to this
     Section 4.2 shall be applied first to any Arrearage and then to the Accrued Preferred Distribution.

          5. Pursuant to Section 7.1 of the LLC Agreement, Holdings hereby consents in advance to (i) the Transfer of 10% of Bradley's Common Interest and 10% of Bradley's Class A Preferred Interest to Donald Ray Kerr and (ii) the Transfer of 90% of Bradley's Common

Interest and 90% of Bradley's Class A Preferred Interest to Zero Butane Gas, Inc. Upon the satisfaction of Section 7.7(a) through Section 7.7(d) of the LLC Agreement, and pursuant to Section 7.7(e) of the LLC Agreement, Holdings hereby consents in advance to the Transferees of such Interests becoming Substitute Members of the Company. Such Substitute Members shall be obligated to provide Capital Contributions under Section 3.2 of the LLC Agreement in accordance with such Common Percentage Interest, or portion thereof assigned to the transferred Common Interests.

          6. Except as expressly amended hereby, all of the terms, conditions and provisions of the LLC Agreement shall remain unamended and in full force and effect in accordance with its terms, and the LLC Agreement, as amended hereby, is hereby ratified and confirmed. The amendments provided herein shall be limited precisely as drafted and shall not constitute an amendment of any other term, condition or provision of the LLC Agreement.

          7. References in the LLC Agreement to "Agreement", "hereof", "herein" and words of similar impact shall be deemed to be a reference to the LLC Agreement as amended by this Amendment.

          8. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement which is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment and affixed their signatures hereto as of the date first above written.

                                        INERGY HOLDINGS, LLC

                                              /s/ John J. Sherman
                                        By: ________________________________
                                        Name:  John J. Sherman
                                        Title: Voting Member

                                        BRADLEY PROPANE, INC.

                                              /s/ James E. Pratt, Jr.
                                        By: ________________________________
                                        Name:  James E. Pratt, Jr.
                                        Title: President

                                   EXHIBIT A
                    MEMBERS OF THE EMPLOYEE INVESTOR GROUP,
         INITIAL OR RESTATED CAPITAL ACCOUNTS AND PERCENTAGE INTERESTS

                                     Initial or                                Common          Preferred
                                  Restated Common     Initial Preferred      Percentage       Percentage
             Name                 Capital Account      Capital Account        Interest         Interest
------------------------------    ---------------     -----------------    --------------   --------------
1.  Alton Parker Carter                  $  3,568             $  7,408          0.0223%          0.1513%
2.  Gregory L. Chappell                  $  3,568             $  7,408          0.0223%          0.1513%
3.  Randy Claiborne                      $  1,776             $  3,702          0.0111%          0.0756%
4.  Richard A. Garner                    $  1,776             $  3,702          0.0111%          0.0756%
5.  Elaine H. Johnson                    $  2,144             $  4,443          0.0134%          0.0908%
6.  Cynthia B. Kibler                    $  7,104             $ 14,813          0.0444%          0.3025%
7.  William T. Matthews                  $  1,776             $  3,702          0.0111%          0.0756%
8.  H. Faye Owen                         $  1,776             $  3,702          0.0111%          0.0756%
9.  Cheryl W. Perry                      $  1,776             $  3,702          0.0111%          0.0756%
10. Buddy Eugene Street                  $ 17,792             $ 37,025          0.1112%          0.7562%
11. Elaine H. Trujillo                   $  7,104             $ 14,813          0.0444%          0.3025%
12. James Warren Rogers                  $177,840             $679,200          1.1115%         13.8722%

                                   SCHEDULE A
                      INITIAL OR RESTATED CAPITAL ACCOUNTS
                            AND PERCENTAGE INTERESTS


                                Initial or                                 Common           Preferred
                             Restated Common      Initial Preferred      Percentage         Percentage
                             Capital Account       Capital Account        Interest           Interest
                            ------------------   -------------------   ---------------   ----------------
Michael L. Hendren                 $       -0-            $1,564,520                0%           31.9542%
Peter H. Wilson                    $       -0-            $  548,000                0%           11.1925%
George Upchurch, Sr.               $       -0-            $  204,000                0%            4.1666%
Shirley Upchurch                   $       -0-            $   96,000                0%            1.9607%
George Upchurch, Jr.               $       -0-            $  100,000                0%            2.0424%
Bradley Propane, Inc.              $   400,000            $1,600,000           2.5000%           32.6788%
Inergy Holdings, LLC               $15,372,000            $      -0-          96.0750%                 0%

                    AMENDMENT NO. 4 TO AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                            OF INERGY PARTNERS, LLC

          THIS AMENDMENT NO. 4 (the "Amendment") to the Limited Liability Company Agreement of Inergy Partners, LLC referred to below is made and entered into as of December 31, 1999, between Inergy Holdings, LLC, a Delaware limited liability company (f/k/a Integrated Energy Holdings, LLC) ("Holdings"), and KCEP Ventures II, L.P., a Missouri limited partnership ("KCEP").

                              W I T N E S S E T H:

          WHEREAS, Michael L. Hendren, the members of the Employee Investor Group and Holdings, the members of Inergy Partners, LLC (f/k/a Integrated Propane Partners, LLC) (the "Company"), entered into that certain Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated September 30, 1998, as amended by Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated December 10, 1998, Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated August 4, 1999, and Amendment No. 3 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated September 28, 1999 (the "LLC Agreement");

          WHEREAS, Holdings, as the Voting Member Majority, desires to amend certain provisions of the LLC Agreement on and subject to the terms hereof, to reflect the issuance of a Class A Preferred Interest in the Company to KCEP, pursuant to a Securities Purchase Agreement between the Company and KCEP dated as of December 31, 1999 (the "KCEP Agreement").

          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, Holdings and KCEP do hereby promise and agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the LLC Agreement):

          1. KCEP is hereby issued a Class A Preferred Interest in the Company as provided in the KCEP Agreement and KCEP is admitted as a Class A Preferred Member of the Company, with all of the rights and obligations assigned to a Class A Preferred Member pursuant to, and subject to all provisions and limitations set forth in, the LLC Agreement. KCEP hereby confirms and agrees to comply with, and be bound by, all of the terms and conditions of the LLC Agreement.

          Exhibit A and Schedule A to the LLC Agreement are hereby amended by deleting said Exhibit A and said Schedule A in their entirety and by substituting, in lieu thereof, the Exhibit A and the Schedule A attached hereto, to reflect the realignment of Preferred Percentage Interests resulting from the admission of KCEP as a Class A Preferred Member and to reflect the deemed initial balance in the Preferred Capital Account of KCEP.

  2.  Section 4.2 of the LLC Agreement is hereby amended by deleting said
Section 4.2 in its entirety and by substituting the following new Section 4.2 in lieu thereof:

     4.2 Preferred Distributions. On or before the last Business Day of each month immediately following the end of each calendar quarter (a "Due Date"), commencing with the calendar quarter ending December 31, 1998, the Company shall distribute cash to each Class A Preferred Member in an amount equal to the initial balance in such Class A Preferred Member's Preferred Capital Account multiplied by such Class A Preferred Member's preferred distribution percentage (each such distribution is hereinafter referred to as a "Preferred Distribution"), and commencing as of such Class A Preferred Member's initial Due Date, as reflected on Exhibit A and Schedule A attached hereto. Notwithstanding the immediately preceding sentence, no Preferred Distribution shall be required if such distribution would, as reasonably determined by a Voting Member Majority, cause a default under any agreement or covenant between a bank or other lending institution and any one of the Company or the Operating Companies (any such limitation that precludes payment of a Preferred Distribution being referred to as the "Limitation"). In the event any Preferred Distribution, or portion thereof, is not made with respect to a calendar quarter, such Preferred Distribution, or portion thereof (the "Accrued Preferred Distribution"), shall accumulate and be payable at such time as the Limitation no longer prevents payment. In addition, with respect to any such Accrued Preferred Distribution there shall be payable an amount equal to (A) times (B) times
     (C), where (A) equals such Accrued Preferred Distribution, (B) equals a percentage equal to the higher of the Company's cost of funds or the cost of funds of any of the Operating Companies, and (C) equals a fraction, the numerator of which is the number of days since the Due Date of such Accrued Preferred Distribution or the most recent anniversary thereof, and the denominator of which is 365 (such additional amount and any unpaid portion thereof is hereinafter referred to as the "Arrearage"). If any Arrearage is not paid by an anniversary of the Due Date of the related Accrued Preferred Distribution, then such Arrearage shall be added to and become a part of the Accrued Preferred Distribution as of such anniversary date and shall no longer be an "Arrearage" hereunder. All payments made pursuant to this Section 4.2 shall be applied first to any Arrearage and then to the Accrued Preferred Distribution.

  3. A public offering by the Company or its affiliates through a master limited partnership structure (an "MLP Offering") is contemplated by the Company and KCEP under the KCEP Agreement. KCEP's Class A Preferred Interest will be convertible into, or exchanged for, Senior Subordinated Units (the "Senior Units") of a master limited partnership ("MLP") that is the subject of an MLP Offering, which conversion or exchange (the "Conversion") shall occur upon closing of such MLP Offering. The Conversion shall be effected by adding the following new section 4.7(l) to the LLC Agreement:

     4.7(l) Deemed Gain Allocation. Notwithstanding any other provision herein to the contrary, in the event of an adjustment to the Common Capital Accounts of the Company at the time of a public offering by the Company or its affiliates through a master limited partnership structure at a time during which KCEP Ventures II, L.P. or its permitted assignee ("KCEP") owns a Class A Preferred Interest in the Company, the Class A Preferred Capital Account of

     KCEP at such time shall be allocated an amount of deemed gain referred to in Section 3.5(b) which would make its Preferred Capital Account equal to the Put Price (for all of such Class A Preferred Interest) referred to in
     Section 9.5 of the Securities Purchase Agreement between the Company and KCEP dated as of December 30, 1999, and such amount shall reduce the amount of such deemed gain which would otherwise be allocated to Common Capital Accounts under Section 3.5(b) at such time.

KCEP's Preferred Capital Account, as adjusted, would then be exchanged in the MLP Offering for Senior Units of the MLP (priced to yield the same amount as the publicly traded Common Units included in the MLP Offering). The Company and KCEP contemplate that the Senior Units will be junior in payment terms to any publicly traded units included in the MLP Offering. In the event that the initial yield (which would be the minimum annual distribution divided by the initial offering price in the MLP Offering) on the publicly traded Common Units included in the MLP Offering is less than 10.75%, then KCEP's Preferred Capital Account shall be increased based upon the formula set forth in Appendix A attached hereto.

          4. Notwithstanding any provision of the LLC Agreement to the contrary, the Company may, at its election, retain all or a portion of any Distributions that are payable by the Company to KCEP at any time prior to the earlier of (a) an MLP offering, or (b) the end of the eighteen (18) month period commencing on the date of this Amendment; provided, however, that KCEP's Preferred Capital Account shall be increased in an amount equal to the amount of any such retained Distributions, which increase in KCEP's Preferred Capital Account shall constitute full satisfaction of any obligations of the Company to KCEP in regard to such retained Distributions.

          5. Except as expressly amended hereby, all of the terms, conditions and provisions of the LLC Agreement shall remain unamended and in full force and effect in accordance with its terms, and the LLC Agreement, as amended hereby, is hereby ratified and confirmed. The amendments provided herein shall be limited precisely as drafted and shall not constitute an amendment of any other term, condition or provision of the LLC Agreement.

          6. References in the LLC Agreement to "Agreement", "hereof", "herein" and words of similar impact shall be deemed to be a reference to the LLC Agreement as amended by this Amendment.

          7. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement which is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment and affixed their signatures hereto as of the date first above written.

                              INERGY HOLDINGS, LLC


                              By:   /s/ John J. Sherman
                                   --------------------------------------------
                                   John J. Sherman, Voting Member


                              KCEP VENTURES II, L.P.


                              By:  KCEP II, L.C., its general partner



                              By:   /s/ David J. Schulte
                                   --------------------------------------------
                                   David J. Schulte,
                                   Managing Director of KCEP II, L.C.

                                   EXHIBIT A

                    MEMBERS OF THE EMPLOYEE INVESTOR GROUP,
          INITIAL OR RESTATED CAPITAL ACCOUNTS, PERCENTAGE INTERESTS,
                          AND PREFERRED DISTRIBUTIONS

                      Initial or
                       Restated        Initial                                                                     Initial
                        Common        Preferred           Common            Preferred          Preferred           Due Date
                       Capital         Capital          Percentage          Percentage       Distribution        for Preferred
       Name             Account        Account           Interest            Interest         Percentage         Distributions
       ----           ---------       ---------          ---------          ----------       ------------        -------------
Alton Parker
 Carter                $  3,568          $  7,408            0.0223%          0.1075%               2.25%            1-29-99
Gregory L.
 Chappell              $  3,568          $  7,408            0.0223%          0.1075%               2.25%            1-29-99
Randy Claiborne        $  1,776          $  3,702            0.0111%          0.0537%               2.25%            1-29-99
Richard A. Garner      $  1,776          $  3,702            0.0111%          0.0537%               2.25%            1-29-99
Elaine H. Johnson      $  2,144          $  4,443            0.0134%          0.0645%               2.25%            1-29-99
Cynthia B. Kibler      $  7,104          $ 14,813            0.0444%          0.2149%               2.25%            1-29-99
William T.
 Matthews              $  1,776          $  3,702            0.0111%          0.0537%               2.25%            1-29-99
H. Faye Owen           $  1,776          $  3,702            0.0111%          0.0537%               2.25%            1-29-99
Buddy Eugene
 Street                $ 17,792          $ 37,025            0.1112%          0.5372%               2.25%            1-29-99
Elaine H. Trujillo     $  7,104          $ 14,813            0.0444%          0.2149%               2.25%            1-29-99
James Warren
 Rogers                $177,840          $679,200            1.1116%          9.8543%               2.25%            1-29-99

                                   SCHEDULE A

                     INITIAL OR RESTATED CAPITAL ACCOUNTS,
                PERCENTAGE INTERESTS AND PREFERRED DISTRIBUTIONS


                          Initial or                                                                         Initial
                        Restated Common        Initial         Common       Preferred      Preferred         Due Date
                            Capital           Preferred      Percentage    Percentage    Distribution     for Preferred
        Name                Account        Capital Account    Interest      Interest      Percentage      Distributions
        ----            ---------------    ---------------   ----------    ----------    ------------     -------------
Michael L. Hendren           $       -0-        $1,564,520            0%      22.6991%           2.25%        01-29-99
Peter H. Wilson              $       -0-        $  548,000            0%       7.9507%           2.00%        04-30-99
George Upchurch, Sr.         $       -0-        $  204,000            0%       2.9597%           2.00%        10-29-99(1)
Shirley Upchurch             $       -0-        $   96,000            0%       1.3928%           2.00%        10-29-99(1)
George Upchurch, Jr.         $       -0-        $  100,000            0%       1.4509%           2.00%        10-29-99(1)
Bradley Propane,
 Inc.                        $   400,064        $1,600,000      2.50023%      23.2139%           2.00%        01-31-00
KCEP Ventures II,
 L.P.                        $       -0-        $2,000,000            0%      29.0173%           2.50%        04-28-00
Inergy Holdings, LLC         $15,374,794        $      -0-     96.08577%            0%

(1)  Preferred distribution prorated for initial quarter.

                                   APPENDIX A

                               CONVERSION PREMIUM

The conversion premium will be $8,000 per basis point of reduced yield from 10.74% to 10.26%, and $12,000 for each basis point of reduced yield below 10.26%. The following table illustrates the conversion premium.

Public      Premium per       Conversion     Conversion
Yield       Basis Point        Premium         Value
------      -----------       ----------     ----------
10.75       $     0           $      0       $4,000,000
10.74         8,000              8,000        4,008,000
10.26         8,000            392,000        4,392,000
10.25        12,000            404,000        4,404,000
10.00        12,000            704,000        4,704,000

                    AMENDMENT NO. 5 TO AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                            OF INERGY PARTNERS, LLC

          THIS AMENDMENT NO. 5 (the "Amendment") to the Limited Liability Company Agreement of Inergy Partners, LLC referred to below is made and entered into as of January 1, 2000, between Inergy Holdings, LLC, a Delaware limited liability company (f/k/a Integrated Energy Holdings, LLC) ("Holdings"), Zero Butane Gas, Inc., a Tennessee corporation ("Zero"), Donald Ray Kerr, an individual ("Kerr"), John W. Thompson, an individual ("Thompson"), and Judy G. Carpenter, an individual ("Carpenter") (Zero, Kerr, Thompson and Carpenter are sometimes collectively referred to herein as the "Transferees").

                              W I T N E S S E T H:

          WHEREAS, Michael L. Hendren, the members of the Employee Investor Group and Holdings, the members of Inergy Partners, LLC (f/k/a Integrated Propane Partners, LLC) (the "Company"), entered into that certain Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated September 30, 1998, as amended by Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated December 10, 1998, Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated August 4, 1999, Amendment No. 3 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated September 28, 1999, and Amendment No. 4 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated December 31, 1999 (the "LLC Agreement"); and

          WHEREAS, Holdings, as the Voting Member Majority, desires to amend certain provisions of the LLC Agreement on and subject to the terms hereof, to reflect the transfer by Bradley Propane, Inc., a Tennessee corporation ("Bradley"), of its Common Interest and Class A Preferred Interest in the Company to Zero on December 31, 1999, and the subsequent transfer by Zero of a portion of such Common Interest and Class A Preferred Interest to Kerr, Thompson, and Carpenter, on January 1, 2000.

          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, Holdings and the Transferees do hereby promise and agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the LLC Agreement):

          1. Pursuant to Section 7.7 of the LLC Agreement, Zero is hereby, effective as of December 31, 1999, admitted as a Substitute Member in place of Bradley, as a Common Member with respect to all of Bradley's Common Interest in the Company and as a Class A Preferred Member with respect to all of Bradley's Class A Preferred Interest in the Company, with all of the rights and obligations assigned to a Common Member and a Class A Preferred Member pursuant to, and subject to all provisions and limitations set forth in, the LLC Agreement, except that Zero shall be a Non-Voting Member with respect to its Common Interest. Pursuant to Section 7.7 of the LLC Agreement, Kerr is hereby, effective as of January 1, 2000, admitted as a Substitute Member of the Company in place of Zero to the extent of the Common Interest and Class A Preferred Interest transferred by Zero to Kerr on January 1, 2000 as reflected on Schedule A attached hereto, and Kerr is hereby admitted as both a Common Member and a Class A Preferred Member of the Company, with all of the rights and obligations assigned to a Common Member and a Class A Preferred Member pursuant to, and subject to all provisions and limitations set forth in, the LLC Agreement, except that Kerr shall be a Non-Voting Member with respect to his Common Interest. Pursuant to Section 7.7 of the LLC Agreement, Thompson is hereby, effective as of January 1, 2000, admitted as a Substitute Member of the Company in place of Zero to the extent of the Common Interest transferred by Zero to Thompson on January 1, 2000 as reflected on Schedule A attached hereto, and Thompson is hereby admitted as a Common Member of the Company, with all of the rights and obligations assigned to a Common Member pursuant to, and subject to all provisions and limitations set forth in, the LLC Agreement, except that Thompson shall be a Non-Voting Member with respect to his Common Interest. Pursuant to Section 7.7 of the LLC Agreement, Carpenter is hereby, effective as of January 1, 2000, admitted as a Substitute Member of the Company in place of Zero to the extent of the Common Interest transferred by Zero to Carpenter on January 1, 2000 as reflected on Schedule A attached hereto, and Carpenter is hereby admitted as a Common Member of the Company, with all of the rights and obligations assigned to a Common Member pursuant to, and subject to all provisions and limitations set forth in, the LLC Agreement, except that Carpenter shall be a Non-Voting Member with respect to her Common Interest. Zero, Kerr, Thompson and Carpenter each hereby confirms and agrees to comply with, and be bound by, all of the terms and conditions of the LLC Agreement.

          Exhibit A and Schedule A to the LLC Agreement are hereby amended by deleting said Exhibit A and said Schedule A in their entirety and by substituting, in lieu thereof, the Exhibit A and the Schedule A attached hereto, to reflect the realignment of Common Percentage Interests, Preferred Percentage Interests, and Preferred Distribution Percentages, resulting from the transfer by Bradley of its Common Interest and Class A Preferred Interest to Zero and the subsequent transfers by Zero of portions thereof to Kerr, Thompson and Carpenter, and to reflect the deemed initial balances in the respective Capital Accounts of the Transferees.

          2. Except as expressly amended hereby, all of the terms, conditions and provisions of the LLC Agreement shall remain unamended and in full force and effect in accordance with its terms, and the LLC Agreement, as amended hereby, is hereby ratified and confirmed. The amendments provided herein shall be limited precisely as drafted and shall not constitute an amendment of any other term, condition or provision of the LLC Agreement.

          3. References in the LLC Agreement to "Agreement", "hereof", "herein" and words of similar impact shall be deemed to be a reference to the LLC Agreement as amended by this Amendment.

          4. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement which is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment and affixed their signatures hereto as of the date first above written.

                              INERGY HOLDINGS, LLC

                                    /s/ John J. Sherman
                              By: ______________________________________________
                                  John J. Sherman, Voting Member

                              ZERO BUTANE GAS, INC.

                                    /s/ James E. Pratt, Jr.
                              By: ______________________________________________
                                  James E. Pratt, Jr., President

                              /s/ DONALD RAY KERR
                              __________________________________________________
                              DONALD RAY KERR

                              /s/ JOHN W. THOMPSON
                              __________________________________________________
                              JOHN W. THOMPSON

                              /s/ JUDY G. CARPENTER
                              __________________________________________________
                              JUDY G. CARPENTER

                                   EXHIBIT A

                    MEMBERS OF THE EMPLOYEE INVESTOR GROUP,
          INITIAL OR RESTATED CAPITAL ACCOUNTS, PERCENTAGE INTERESTS,
                          AND PREFERRED DISTRIBUTIONS

                      Initial or
                       Restated          Initial                                                                   Initial
                        Common          Preferred           Common          Preferred          Preferred           Due Date
                       Capital           Capital          Percentage        Percentage       Distribution       for Preferred
       Name            Account           Account           Interest          Interest         Percentage        Distributions
------------------     -------          ---------         ----------        ----------       -------------      -------------
Alton Parker Carter    $  3,568          $  7,408           0.0223%           0.1075%             2.25%            1-29-99
Gregory L. Chappell    $  3,568          $  7,408           0.0223%           0.1075%             2.25%            1-29-99
Randy Claiborne        $  1,776          $  3,702           0.0111%           0.0537%             2.25%            1-29-99
Richard A. Garner      $  1,776          $  3,702           0.0111%           0.0537%             2.25%            1-29-99
Elaine H. Johnson      $  2,144          $  4,443           0.0134%           0.0645%             2.25%            1-29-99
Cynthia B. Kibler      $  7,104          $ 14,813           0.0444%           0.2149%             2.25%            1-29-99
William T. Matthews    $  1,776          $  3,702           0.0111%           0.0537%             2.25%            1-29-99
H. Faye Owen           $  1,776          $  3,702           0.0111%           0.0537%             2.25%            1-29-99
Buddy Eugene Street    $ 17,793          $ 37,025           0.1112%           0.5372%             2.25%            1-29-99
Elaine H. Trujillo     $  7,104          $ 14,813           0.0444%           0.2149%             2.25%            1-29-99
James Warren Rogers    $177,868          $679,200           1.1116%           9.8543%             2.25%            1-29-99

                                   SCHEDULE A

                     INITIAL OR RESTATED CAPITAL ACCOUNTS,
                PERCENTAGE INTERESTS AND PREFERRED DISTRIBUTIONS


                       Initial or         Initial                                                      Initial
                        Restated         Preferred       Common       Preferred      Preferred         Due Date
                     Common Capital       Capital      Percentage    Percentage    Distribution     for Preferred
       Name              Account          Account       Interest      Interest      Percentage      Distributions
------------------   ---------------     ---------     -----------   -----------   ------------    ----------------
Michael L. Hendren       $       -0-      $1,564,520            0%      22.6991%           2.25%        01-29-99
Peter H. Wilson          $       -0-      $  548,000            0%       7.9507%           2.00%        04-30-99
George Upchurch, Sr.     $       -0-      $  204,000            0%       2.9597%           2.00%        10-29-99(1)
Shirley Upchurch         $       -0-      $   96,000            0%       1.3928%           2.00%        10-29-99(1)
George Upchurch, Jr.     $       -0-      $  100,000            0%       1.4509%           2.00%        10-29-99(1)
Zero Butane Gas, Inc.    $   347,658      $1,490,377      2.17268%      21.6234%           2.00%        04-28-00
Donald Ray Kerr          $    27,406      $  109,623        .1713%       1.5905%           2.00%        04-28-00
John W. Thompson         $    20,000      $      -0-        .1250%            0%              0%
Judy G. Carpenter        $     5,000      $      -0-       .03125%            0%              0%
KCEP Ventures II, L.P.   $       -0-      $2,000,000            0%      29.0173%           2.50%        04-28-00
Inergy Holdings, LLC     $15,374,794      $      -0-     96.08577%            0%              0%

(1)  Preferred distribution prorated for initial quarter.

                    AMENDMENT NO. 6 TO AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                            OF INERGY PARTNERS, LLC

          THIS AMENDMENT NO. 6 (the "Amendment") to the Limited Liability Company Agreement of Inergy Partners, LLC referred to below is made and entered into as of May __, 2000, between Inergy Holdings, LLC, a Delaware limited liability company (f/k/a Integrated Energy Holdings, LLC) ("Holdings"), and Country Gas Co., an Illinois corporation ("Country Gas").

                              W I T N E S S E T H:

          WHEREAS, Michael L. Hendren, the members of the Employee Investor Group and Holdings, the members of Inergy Partners, LLC (f/k/a Integrated Propane Partners, LLC) (the "Company"), entered into that certain Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated September 30, 1998, as amended by Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated December 10, 1998, Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated August 4, 1999, Amendment No. 3 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated September 28, 1999, Amendment No. 4 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated December 31, 1999, and Amendment No. 5 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated January 1, 2000 (the "LLC Agreement"); and

          WHEREAS, Holdings, as the Voting Member Majority, desires to amend certain provisions of the LLC Agreement on and subject to the terms hereof, to reflect the issuance of a Class A Preferred Interest in the Company to Country Gas, pursuant to that certain Asset Purchase Agreement, dated May 20, 2000 among the Company, Country Gas, Leonard Petersohn, Arlene Petersohn, the Eugene N. Garrison Revocable Trust u/t/d September 9, 1999, the Betty J. Garrison Revocable Trust u/t/d September 9, 1999, Eugene Garrison and Betty Garrison (the "Asset Purchase Agreement").

          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, Holdings and Country Gas do hereby promise and agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the LLC Agreement):

          1. Country Gas is hereby issued a Class A Preferred Interest in the Company as provided in the Asset Purchase Agreement and Country Gas is admitted as a Class A Preferred Member of the Company, with all of the rights and obligations assigned to a Class A Preferred Member pursuant to, and subject to all provisions and limitations set forth in, the LLC

Agreement. Country Gas hereby confirms and agrees to comply with, and be bound by, all of the terms and conditions of the LLC Agreement.

          Exhibit A and Schedule A to the LLC Agreement are hereby amended by deleting said Exhibit A and said Schedule A in their entirety and by substituting, in lieu thereof, the Exhibit A and the Schedule A attached hereto, to reflect the realignment of Preferred Percentage Interests, and Preferred Distribution Percentages, resulting from the admission of Country Gas as a Class A Preferred Member and to reflect the deemed initial balance in the Preferred Capital Account of Country Gas.

          2. It is the Company's intention to arrange for the organization of a master limited partnership (the "MLP") that will be the successor to the Company's business and assets and thereafter effect a public offering of units of the MLP (the "IPO") in a manner similar to public offerings made by publicly traded master limited partnerships that are engaged in the distribution and sale of propane. Notwithstanding anything contained in Section 4.12 of the LLC Agreement to the contrary, in the event the Company effects the IPO, Country Gas hereby agrees to immediately exchange its Class A Preferred Interest in the Company for subordinated units in the MLP, pursuant to which all rights and privileges of the Class A Preferred Interest in the Company held by Country Gas shall be exchanged for all rights and privileges of the subordinated units of the MLP. The subordinated units are expected to have the rights and privileges of the Senior Subordinated Units described on Exhibit B attached hereto and made a part hereof.

          3. Except as expressly amended hereby, all of the terms, conditions and provisions of the LLC Agreement shall remain unamended and in full force and effect in accordance with its terms, and the LLC Agreement, as amended hereby, is hereby ratified and confirmed. The amendments provided herein shall be limited precisely as drafted and shall not constitute an amendment of any other term, condition or provision of the LLC Agreement.

          4. References in the LLC Agreement to "Agreement", "hereof", "herein" and words of similar impact shall be deemed to be a reference to the LLC Agreement as amended by this Amendment.

          5. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement which is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment and affixed their signatures hereto as of the date first above written.

                              INERGY HOLDINGS, LLC


                              By: /s/ John J. Sherman
                                  ______________________________________________
                                  John J. Sherman, Voting Member


                              COUNTRY GAS CO.


                              By: /s/ Leonard Petersohn
                                  ______________________________________________
                                  Leonard Petersohn, President

                                   EXHIBIT A

                    MEMBERS OF THE EMPLOYEE INVESTOR GROUP,
          INITIAL OR RESTATED CAPITAL ACCOUNTS, PERCENTAGE INTERESTS,
                          AND PREFERRED DISTRIBUTIONS

                              Initial or
                               Restated         Initial                                                      Initial
                                Common         Preferred        Common      Preferred      Preferred         Due Date
                                Capital         Capital       Percentage    Percentage    Distribution     for Preferred
           Name                 Account         Account        Interest      Interest      Percentage      Distributions
--------------------------    ----------       ---------      ----------    ----------    ------------     -------------
Alton Parker Carter            $  3,568        $  7,408          0.0223%       0.0466%        2.25%           1-29-99
Gregory L. Chappell            $  3,568        $  7,408          0.0223%       0.0466%        2.25%           1-29-99
Randy Claiborne                $  1,776        $  3,702          0.0111%       0.0233%        2.25%           1-29-99
Richard A. Garner              $  1,776        $  3,702          0.0111%       0.0233%        2.25%           1-29-99
Elaine H. Johnson              $  2,144        $  4,443          0.0134%       0.0280%        2.25%           1-29-99
Cynthia B. Kibler              $  7,104        $ 14,813          0.0444%       0.0932%        2.25%           1-29-99
William T. Matthews            $  1,776        $  3,702          0.0111%       0.0233%        2.25%           1-29-99
H. Faye Owen                   $  1,776        $  3,702          0.0111%       0.0233%        2.25%           1-29-99
Buddy Eugene Street            $ 17,793        $ 37,025          0.1112%       0.2330%        2.25%           1-29-99
Elaine H. Trujillo             $  7,104        $ 14,813          0.0444%       0.0932%        2.25%           1-29-99
James Warren Rogers            $177,868        $679,200          1.1116%       4.2737%        2.25%           1-29-99

                                   SCHEDULE A

                     INITIAL OR RESTATED CAPITAL ACCOUNTS,
                PERCENTAGE INTERESTS AND PREFERRED DISTRIBUTIONS

                            Initial or
                             Restated          Initial                                                       Initial
                              Common          Preferred        Common       Preferred      Preferred         Due Date
                              Capital          Capital        Percentage    Percentage    Distribution     for Preferred
          Name                Account          Account         Interest      Interest      Percentage      Distributions
------------------------   -------------      ---------       ----------    ----------    ------------     -------------
Michael L. Hendren           $       -0-        $1,564,520            0%       9.8444%           2.25%        01-29-99
Peter H. Wilson              $       -0-        $  548,000            0%       3.4482%           2.00%        04-30-99
George Upchurch, Sr.         $       -0-        $  204,000            0%       1.2836%           2.00%        10-29-99(1)
Shirley Upchurch             $       -0-        $   96,000            0%       0.6041%           2.00%        10-29-99(1)
George Upchurch, Jr.         $       -0-        $  100,000            0%       0.6292%           2.00%        10-29-99(1)
Zero Butane Gas, Inc.        $   347,658        $1,490,377      2.17268%       9.3779%           2.00%        04-28-00
Donald Ray Kerr              $    27,406        $  109,623        .1713%       0.6898%           2.00%        04-28-00
John W. Thompson             $    20,000        $      -0-        .1250%            0%              0%
Judy G. Carpenter            $     5,000        $      -0-       .03125%            0%              0%
KCEP Ventures II, L.P.       $       -0-        $2,000,000            0%      12.5846%           2.50%        04-28-00
Country Gas Co.              $       -0-        $9,000,000            0%      56.6307%           2.25%        07-30-00(1)
Inergy Holdings, LLC         $15,374,794        $      -0-     96.08577%            0%              0%

(1)  Preferred distribution prorated for initial quarter.

                                   EXHIBIT B

                            SUMMARY OF CERTAIN TERMS
                           OF INITIAL PUBLIC OFFERING

          Subject to negotiations with underwriters, an initial public offering will have the features described herein. The Senior Subordinated Units issued to Country Gas Co. ("Country Gas") and to each of the other holders of Preferred Interests in Inergy Partners, LLC (the "LLC"), will have a yield equal to (but subordinated to) the yield on the publicly-traded common units, an indicated value equal to the initial offering price of the common units and the following additional components:

          1. Generally, the partnership will be required to distribute all "Available Cash" quarterly;

          2. Available cash will be distributed based on the following priorities:

               a. First, to the Common Units (issued to the public) and General Partner (2%), pro rata, until each has received its minimum quarterly distribution (MQD) per quarter, plus arrearages (the MQD will be a fixed amount per unit which will be a basis for the pricing of the sale of units to the public);

               b. Second, to the Senior Subordinated Units and General Partner (2%), pro rata, until each has received the MQD amount referred to above;

               c. Third, to the Junior Subordinated Units and General Partner (2%), pro rata, until each has received the MQD amount referred to above; and

               d. Finally, after each unit has received the MQD, available cash will be distributed proportionately to all units except that the General Partner will receive incentive distributions after distributions exceed certain target levels.

          3. At the expiration of the subordination period, the subordinated units will convert to common units on a one-for-one basis and will receive distributions pro rata with all other common units. The subordination period is expected to terminate as follows:

               a. As to 25% of the subordinated units at the end of three years so long as certain earnings and distribution levels are met;

               b. As to 25% of the subordinated units at the end of four years so long as earnings and distribution levels are met; and

               c. As to the balance of the subordinated units at the end of five years so long as earnings and distribution levels are met.

          4. Distributions from Capital Surplus, defined generally as any distributions other than from operating samples, will be distributed as follows:

               a. First to all units (including the General Partner) until each unit has received an amount equal to the initial price to the public;

               b. Next, to the holders of common units in the amount of any arrearages; and

               c. Thereafter, all distributions will be treated as if from operating surplus but with the General Partner receiving the highest level of incentive distributions.

     It is not anticipated that there will be distributions from operating surplus.

          5. Distributions and allocations upon liquidation will be made so as to, after payments to creditors, return first to the common unitholders their unrecovered capital plus arrearages, then to return to the senior subordinated unitholders their unrecovered capital, then to return to the junior subordinated unitholders their unrecovered capital, then to the unitholders and the general partners based upon the incentive distribution proportions, applied on a cumulative basis. Special allocations of gains or losses for tax purposes may occur upon liquidating events.

          6. Generally, the master limited partnership in existence after the IPO will be governed by the General Partner who has broad powers over the partnership. The limited partners will generally have no voting rights. In certain cases, the General Partner may be removed by a vote of the limited partners.

          7. The partnership will be allowed to issue additional common units in certain non-diluted events. All units will generally be protected in certain dilutive transactions such as splits, etc.

          8. To the extent possible, the transactions involved in issuing the units shall be designed to avoid income taxes to Country Gas.

          9. The holders of common units in the LLC will also receive Senior Subordinated Units in the master limited partnership. These units will be subject to the same restrictions on public trading as the units received by Country Gas.

          Other provisions will apply to these units. These provisions may change to meet the requirements of underwriters, however, these summary terms are expected to be incorporated into the master limited partnership agreement at the time of a public offering. The tax consequences of the acquisition, ownership and disposition of the units are not described in this Exhibit.

                    AMENDMENT NO. 7 TO AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                            OF INERGY PARTNERS, LLC

          THIS AMENDMENT NO. 7 (the "Amendment") to the Limited Liability Company Agreement of Inergy Partners, LLC referred to below is made and entered into as of the 12th day of January, 2001, between Inergy Holdings, LLC, a Delaware limited liability company (f/k/a Integrated Energy Holdings, LLC) ("Holdings"), Domex, Inc., an Indiana corporation ("Domex"), Investors 300, Inc., an Indiana corporation ("Investors") and L&L Leasing, Inc., an Indiana corporation ("L&L Leasing").

                              W I T N E S S E T H:

          WHEREAS, Michael L. Hendren, the members of the Employee Investor Group and Holdings, the members of Inergy Partners, LLC (f/k/a Integrated Propane Partners, LLC) (the "Company"), entered into that certain Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated September 30, 1998, as amended by Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated December 10, 1998, Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated August 4, 1999, Amendment No. 3 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated September 28, 1999, Amendment No. 4 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated December 31, 1999, Amendment No. 5 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated January 1, 2000, and Amendment No. 6 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated May 31, 2000 (the "LLC Agreement"); and

          WHEREAS, Holdings, as the Voting Member Majority, desires to amend certain provisions of the LLC Agreement on and subject to the terms hereof, to reflect the issuance of a Class A Preferred Interest in the Company to each of Domex, Investors 300 and L&L Leasing pursuant to that certain Asset Purchase Agreement, dated September 8, 2000 among the Company, Domex, Investors, L&L Leasing, Jerry Boman, Wayne Cook, Glen E. Cook and Phillip L. Elbert, as amended (the "Asset Purchase Agreement").

          NOW, THEREFORE, in consideration of the premises and the covenants contained herein, Holdings, Domex, Investors and L&L Leasing do hereby promise and agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the LLC Agreement):

          1. Domex, Investors and L&L Leasing are each hereby issued a Class A Preferred Interest in the Company as provided in the Asset Purchase Agreement and Domex, Investors and L&L leasing are each admitted as Class A Preferred Members of the Company, with all of the rights and obligations assigned to a Class A Preferred Member pursuant to, and subject to all provisions and limitations set forth in, the LLC Agreement. Domex, Investors and L&L Leasing hereby confirm and agree to comply with, and be bound by, all of the terms and conditions of the LLC Agreement.

          Exhibit A and Schedule A to the LLC Agreement are hereby amended by deleting said Exhibit A and said Schedule A in their entirety and by substituting, in lieu thereof, the Exhibit A and the Schedule A attached hereto, to reflect the realignment of Preferred Percentage Interests, and Preferred Distribution Percentages, resulting from the admission of Domex, Investors and L&L Leasing as Class A Preferred Members and to reflect the deemed initial balance in the Preferred Capital Account of each of Domex, Investors and L&L Leasing.

          2. It is the Company's intention to arrange for the organization of a master limited partnership (the "MLP") that will be the successor to the Company's business and assets and thereafter effect a public offering of units of the MLP (the "IPO") in a manner similar to public offerings made by publicly traded master limited partnerships that are engaged in the distribution and sale of propane. Notwithstanding anything contained in Section 4.12 of the LLC Agreement to the contrary, in the event the Company effects the IPO, Domex, Investors and L&L Leasing hereby agree to immediately exchange their Class A Preferred Interests in the Company for subordinated units in the MLP, pursuant to which all rights and privileges of the Class A Preferred Interest in the Company held by Domex, Investors or L&L Leasing shall be exchanged for all rights and privileges of the subordinated units of the MLP. The subordinated units are expected to have the rights and privileges of the Senior Subordinated Units described on Exhibit B attached hereto and made a part hereof.

          3. Except as expressly amended hereby, all of the terms, conditions and provisions of the LLC Agreement shall remain unamended and in full force and effect in accordance with its terms, and the LLC Agreement, as amended hereby, is hereby ratified and confirmed. The amendments provided herein shall be limited precisely as drafted and shall not constitute an amendment of any other term, condition or provision of the LLC Agreement.

          4. References in the LLC Agreement to "Agreement", "hereof", "herein" and words of similar impact shall be deemed to be a reference to the LLC Agreement as amended by this Amendment.

          5. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement which is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.


                                 [End of Page]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment and affixed their signatures hereto as of the date first above written.

                              INERGY HOLDINGS, LLC

                              By:  /s/ John J. Sherman
                                   --------------------------------------
                                   John J. Sherman, Voting Member

                              DOMEX, INC.


                              By:  /s/ Phillip L. Elbert
                                   --------------------------------------
                                   Name:  Phillip L. Elbert
                                   Title:  Vice President

                              INVESTORS 300, INC.


                              By:  /s/ Phillip L. Elbert
                                   --------------------------------------
                                   Name:  Phillip L. Elbert
                                   Title:  Vice President

                              L&L LEASING, INC.


                              By:  /s/ Phillip L. Elbert
                                   --------------------------------------
                                   Name:  Phillip L. Elbert
                                   Title:  Vice President

                                   EXHIBIT A

                    MEMBERS OF THE EMPLOYEE INVESTOR GROUP,
          INITIAL OR RESTATED CAPITAL ACCOUNTS, PERCENTAGE INTERESTS,
                          AND PREFERRED DISTRIBUTIONS



                      Initial or
                       Restated          Initial                                                                   Initial
                        Common          Preferred           Common          Preferred         Preferred            Due Date
                       Capital           Capital          Percentage        Percentage       Distribution         for Preferred
       Name             Account          Account           Interest          Interest         Percentage          Distribution
       ----             -------         ---------          ---------         --------         ----------          -------------
Alton Parker Carter    $  3,569          $  7,408            0.0223%          0.0319%            2.25%               1-29-99
Gregory L. Chappell    $  3,569          $  7,408            0.0223%          0.0319%            2.25%               1-29-99
Randy Claiborne        $  1,777          $  3,702            0.0111%          0.0159%            2.25%               1-29-99
Richard A. Garner      $  1,777          $  3,702            0.0111%          0.0159%            2.25%               1-29-99
Elaine H. Johnson      $  2,145          $  4,443            0.0134%          0.0191%            2.25%               1-29-99
Cynthia B. Kibler      $  7,122          $ 14,813            0.0445%          0.0637%            2.25%               1-29-99
H. Faye Owen           $  1,777          $  3,702            0.0111%          0.0159%            2.25%               1-29-99
Elaine H. Trujillo     $  7,122          $ 14,813            0.0445%          0.0637%            2.25%               1-29-99
James Warren Rogers    $178,141          $679,200            1.1130%          2.9208%            2.25%               1-29-99

                                   SCHEDULE A

                     INITIAL OR RESTATED CAPITAL ACCOUNTS,
                PERCENTAGE INTERESTS AND PREFERRED DISTRIBUTIONS


                      Initial or
                       Restated          Initial                                                                   Initial
                        Common          Preferred           Common          Preferred         Preferred            Due Date
                       Capital           Capital          Percentage        Percentage       Distribution         for Preferred
       Name             Account          Account           Interest          Interest         Percentage          Distribution
       ----             -------         ---------          ---------         --------         ----------          -------------
Michael L. Hendren      $       -0-     $1,564,520               0%           6.7280%            2.25%              01-29-99
Peter H. Wilson         $       -0-     $  548,000               0%           2.3566%            2.00%              04-30-99
George Upchurch, Sr.    $       -0-     $  204,000               0%           0.8773%            2.00%              10-29-99(1)
Shirley Upchurch        $       -0-     $   96,000               0%           0.4128%            2.00%              10-29-99(1)
George Upchurch, Jr.    $       -0-     $  100,000               0%           0.4300%            2.00%              10-29-99(1)
Zero Butane Gas, Inc.   $   348,167     $1,490,377          2.1753%           6.4092%            2.00%              04-28-00
Donald Ray Kerr         $    27,449     $  109,623           .1715%           0.4714%            2.00%              04-28-00
John W. Thompson        $    20,039     $      -0-           .1252%                0%               0%
Judy G. Carpenter       $     5,006     $      -0-           .0313%                0%               0%
KCEP Ventures II, L.P.  $       -0-     $2,000,000               0%           8.6008%            2.50%              04-28-00
Country Gas Company,    $       -0-     $9,000,000               0%          38.7034%            2.25%              07-30-00(1)
 Inc.
Domex, Inc.             $       -0-     $  962,264               0%           4.1381%            2.25%              04-30-01(1)
Investors 300, Inc.     $       -0-     $4,367,199               0%          18.7806%            2.25%              04-30-01(1)
L&L Leasing, Inc.       $       -0-     $2,072,569               0%           8.9128%            2.25%              04-30-01(1)
Inergy Holdings, LLC    $15,397,750     $      -0-         96.2034%                0%               0%

(1)  Preferred distribution prorated for initial quarter.

                                   EXHIBIT B

                               SUBORDINATED UNITS


          Subject to negotiations with underwriters, an initial public offering will have the features described herein. The Subordinated Units issued to Domex, Inc., Investors 300, Inc. and L&L Leasing, Inc. and to each of the other holders of Preferred Interests in Inergy Partners, LLC (the "LLC"), will have a yield equal to (but subordinated to) the yield on the publicly-traded common units, an indicated value equal to the initial offering price of the common units and the following additional components:

 1. Generally, the partnership will be required to distribute all "Available Cash" quarterly;
 2.  Available cash will be distributed based on the following priorities:

  a. First, to the Common Units (issued to the public) and General Partner (2%), pro rata, until each has received its minimum quarterly distribution (MQD) per quarter, plus arrearages (the MQD will be a fixed amount per unit which will be a basis for the pricing of the sale of units to the public);

  b. Second, to the Subordinated Units and General Partner (2%), pro rata, until each has received the MQD amount referred to above; and

  c. Finally, after each unit has received the MQD, available cash will be distributed proportionately to all units except that the General Partner will receive incentive distributions after distributions exceed certain target levels.

 3. At the expiration of the subordination period, the subordinated units will convert to common units on a one-for-one basis and will receive distributions pro rata with all other common units. The subordination period is expected to terminate as follows:

  a. As to 25% of the subordinated units at the end of three years so long as certain earnings and distribution levels are met;

  b. As to 25% of the subordinated units at the end of four years so long as earnings and distribution levels are met; and

  c. As to the balance of the subordinated units at the end of five years so long as earnings and distribution levels are met.

 4. Distributions from Capital Surplus, defined generally as any distributions other than from operating surplus, will be distributed as follows:
  a. First to all units (including the General Partner) until each unit has received an amount equal to the initial price to the public;

  b.  Next, to the holders of common units in the amount of any arrearages; and

  c. Thereafter, all distributions will be treated as if from operating surplus but with the General Partner receiving the highest level of incentive distributions.

It is not anticipated that there will be distributions from operating surplus.

 5. Distributions and allocations upon liquidation will be made so as to, after payments to creditors, return first to the common unitholders their unrecovered capital plus arrearages, then to return to the senior subordinated unitholders their unrecovered capital, then to return to the junior subordinated unitholders their unrecovered capital, then to the unitholders and the general partners based upon the incentive distribution proportions, applied on a cumulative basis. Special allocations of gains or losses for tax purposes may occur upon liquidating events.

 6. Generally, the master limited partnership in existence after the IPO will be governed by the General Partner who has broad powers over the partnership. The limited partners will generally have no voting rights. In certain cases, the General Partner may be removed by a vote of the limited partners.

 7. The partnership will be allowed to issue additional common units in certain non-dilutive events. All units will generally be protected in certain dilutive transactions such as splits, etc.

 8. To the extent possible, the transactions involved in issuing the units shall be designed to avoid income taxes to Domex, Inc., Investors 300, Inc. and L&L Leasing, Inc.

 9. The holders of common units in the LLC will also receive Subordinated Units in the master limited partnership. These units will be subject to the same restrictions on public trading as the units received by Domex, Inc., Investors 300, Inc. and L&L Leasing, Inc.

 Other provisions will apply to these units. These provisions may change to meet the requirements of underwriters, however, these summary terms are expected to be incorporated into the master limited partnership agreement at the time of a public offering. The tax consequences of the acquisition, ownership and disposition of the units are not described in this Exhibit.

                    AMENDMENT NO. 8 TO AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                            OF INERGY PARTNERS, LLC

     THIS AMENDMENT NO. 8 (the "AMENDMENT") to the Limited Liability Company Agreement of Inergy Partners, LLC referred to below is made and entered into as of January 12, 2001, by and among Inergy Holdings, LLC, a Delaware limited liability company (f/k/a Integrated Energy Holdings, LLC) ("HOLDINGS"), and each of the Investors which are listed on the signature page hereof.

                                  WITNESSETH:

     WHEREAS, Michael L. Hendren, the members of the Employee Investor Group and Holdings, which are all of the members of Inergy Partners, LLC (f/k/a Integrated Propane Partners, LLC) (the "COMPANY"), entered into that certain Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated September 30, 1998, as amended by Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated December 10, 1998, Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated August 4, 1999, Amendment No. 3 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated September 28, 1999, Amendment No. 4 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated December 31, 1999, as amended as of even date herewith, Amendment No. 5 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated January 1, 2000, Amendment No. 6 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated May 31, 2000, and Amendment No. 7 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated January 12, 2001 (collectively, the "COMPANY'S LLC AGREEMENT");

     WHEREAS, Holdings, as the Voting Member Majority (as defined in the Company's LLC Agreement), desires to amend certain provisions of the Company's LLC Agreement on and subject to the terms hereof, to reflect the issuance of the Class A Preferred Interests in the Company to the Investors pursuant to a Securities Purchase Agreement dated as of January 12, 2001, among the Company and the Investors and Warrant Investors that are signatories thereto (the "SECURITIES PURCHASE AGREEMENT").

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, Holdings and the Investors do hereby promise and agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Company's LLC Agreement and the Securities Purchase Agreement):

     1. Each Investor is hereby issued a Class A Preferred Interest in the Company as provided in the Securities Purchase Agreement and each Investor is admitted as a Class A Preferred Member of the Company, with all of the rights and obligations assigned to a Class A Preferred Member pursuant to, and subject to all provisions and limitations set forth in, the Company's LLC Agreement. Each Investor hereby confirms and agrees to comply with, and be bound by, all of the terms and conditions of the Company's LLC Agreement.

     Exhibit A and Schedule A to the Company's LLC Agreement are hereby amended by deleting said Exhibit A and said Schedule A in their entirety and by substituting, in lieu thereof, the Exhibit A and the Schedule A attached hereto, to reflect the realignment of Preferred Percentage Interests resulting from the admission of each Investor as a Class A Preferred Member and to reflect the deemed initial balance in the Preferred Capital Account of each Investor.

     2. The following definitions are hereby added to Section 1.2 of the Company's LLC Agreement:

               "BOARD OF DIRECTORS" has the meaning set forth in Section 5.1 hereof.

               "CASH EVENT" means any transaction or series of related transactions whereby all or substantially all of the assets of the Company and its Subsidiaries, taken together, are sold or otherwise disposed of (other than a sale contemporaneously with and in contemplation of a Qualified MLP Offering) wherein not less than 85% of the aggregate proceeds actually received by the Company and its Subsidiaries at the closing(s) constitutes cash.

               "CASH EVENT MULTIPLIER" means a variable number to be multiplied by the then relevant amount, depending upon when the Cash Event occurs. For purposes hereof,


                                                              THEN THE CASH
            IF THE CASH                  BUT NO LATER        EVENT MULTIPLIER
            EVENT OCCURS                     THAN                 WILL BE
          ---------------                -------------       -----------------
          From Closing Date              August 31, 2001              1.6

          From September 1, 2001         June 30, 2002                1.7

          From July 1, 2002              December 31, 2002            1.8

          After January 1, 2003                                       2.0

               "CONVERSION EVENT" means a Cash Event or an Equity Event, as the case may be.

               "DEEMED GAIN" shall have the meaning set forth in Section 4.7(l).

               "DEFAULT" means an event or condition that with the passage of time or giving of notice, or both, would become (i) an Event of Default as defined in the Loan Agreement (as defined in the Securities Purchase Agreement) or (ii) any material breach or material default under the Securities Purchase Agreement or any of the Related Agreements (as defined therein).

               "DIRECTOR" and "DIRECTORS" have the meanings set forth in Section 5.1.

               "EQUITY EVENT" means (1) a Qualified MLP Offering or (2) any transaction or series of related transactions (including a merger, consolidation or "stock-for-stock" sale) wherein all or substantially all of the assets of the Company or not less than 90% of the Common Percentage Interests held by all Voting Members of the Company are sold or otherwise disposed of in exchange for voting Equity Securities representing the common or residual interest in the purchaser thereof or an Affiliate of such purchaser.

               "EQUITY EVENT MULTIPLIER" means a variable number to be multiplied by the then relevant amount, depending upon when the Equity Event occurs. For purposes hereof,

                                                           THEN THE EQUITY
             IF THE EQUITY            BUT NO LATER          EVENT MULTIPLIER
             EVENT OCCURS                THAN                  WILL BE
            -------------           ----------------      ----------------
          From Closing Date         August 31, 2001             1.4

          From September 1, 2001    December 31, 2001           1.5

          From January 1, 2002      June 30, 2002               1.6

          From July 1, 2002         December 31, 2002           1.7

          From January 1, 2003      December 31, 2004           1.8

          At any time from and                                  2.0
          after January 1, 2005


               "EVENT OF DEFAULT" means (i) an Event of Default as defined in the Loan Agreement (as defined in the Securities Purchase Agreement) or (ii) any material breach or material default under the Securities Purchase Agreement or any of the

          Related Agreements (as defined therein) (after giving effect to any provisions herein or therein expressly regarding the giving of notice, passage of time or both).

               "INDEPENDENT DIRECTOR" has the meaning set forth in Section 5.1.

               "INVESTOR" means each of the Investors that are signatory to the Securities Purchase Agreement or any Substitute Member with respect to any Investor.

               "INVESTOR DIRECTOR" has the meaning set forth in Section 5.1.

               "JOINDER AGREEMENT" shall have the meaning set forth in the Securities Purchase Agreement.

               "KCEP" means KCEP Ventures II, L.P., a Missouri limited partnership.

               "KCEP 1999 INTERESTS" mean the Class A Preferred Interests as purchased by KCEP on December 31, 1999 as reflected on Amendment No. 4 to the Company's LLC Agreement dated December 31, 1999, as amended as of even date herewith.

               "KCEP DIRECTOR" has the meaning set forth in Section 5.1.

               "KCEP MULTIPLIER" means, at any time at which a Conversion Event occurs, the number 2.25.

               "LIQUIDITY EVENT" means any transaction or series of transactions resulting in (i) the sale or lease all or substantially all of the assets and properties of the Company or its Subsidiaries, (ii) the sale more than 50% of the Equity Securities (calculated based on the total of the Common Capital Accounts, adjusted pursuant to Section 3.5(b) hereof, and the Preferred Capital Accounts as of the date of such transaction or series of transactions) or voting membership interests of the Company or its Subsidiaries (other than pursuant to a Qualified MLP Offering), (iii) a merger or consolidation of the Company or its Subsidiaries with another Person or Persons (whether or not the Company is the surviving or resulting entity thereof), (iv) a liquidation, dissolution or termination of the Company, or (v) a Qualified MLP Offering.

               "MAJORITY INVESTORS" shall have the meaning set forth in the Securities Purchase Agreement.

               "QUALIFIED MLP OFFERING" shall have the meaning set forth in the Securities Purchase Agreement.

               "REPRESENTATIVE" shall be one or more Persons, designated by written notice from the Voting Member Majority to the other Voting Members, through which the Voting Member Majority may act.

               "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement dated as of January 12, 2001, by and among the Company and the Investors and Warrant Investors that are signatories thereto.

               "SUBSIDIARIES" shall have the meaning set forth in the Securities Purchase Agreement.

               "WARRANT" shall have the meaning set forth in the Securities Purchase Agreement.

               "WARRANT INVESTOR" means each of the Warrant Investors that are signatory to the Securities Purchase Agreement.

               "WARRANT INVESTOR AMENDMENT TO LLC AGREEMENT" shall have the meaning set forth in the Securities Purchase Agreement.

     3. Section 4.2 of the Company's LLC Agreement is hereby amended by deleting said Section 4.2 in its entirety and by substituting the following new
Section 4.2 in lieu thereof:

          4.2 Preferred Distributions. On or before the last Business Day of each month immediately following the end of each calendar quarter (a "Due Date"), commencing with the calendar quarter ending December 31, 1998, the Company shall distribute cash to each Class A Preferred Member in an amount equal to the initial balance in such Class A Preferred Member's Preferred Capital Account multiplied by such Class A Preferred Member's preferred distribution percentage (each such distribution is hereinafter referred to as a "Preferred Distribution"), and commencing as of such Class A Preferred Member's initial Due Date, as reflected on Exhibit A and Schedule A attached hereto, provided, that at all times during which a Default has occurred and remains in effect and has not been waived in writing by the Majority Investors, then the preferred distribution percentage for the Class A Preferred Interests held by the Investors shall automatically be adjusted to equal 3.25%; and provided, further, that at all times during which an Event of Default has occurred and remains in effect and has not been waived in writing by the Majority Investors, then the preferred distribution percentage for the Class A Preferred Interests held by the Investors shall automatically be adjusted to equal 3.75%. Notwithstanding the immediately preceding sentence, no Preferred Distribution shall be required if such distribution would, as reasonably determined by the Board of Directors, cause a default under any agreement or covenant between a bank or other lending institution and any one of the Company or the Operating Companies (any such limitation that precludes payment of a Preferred Distribution being referred to as the "Limitation"). In the event any Preferred Distribution, or portion thereof, is not made with respect to a calendar quarter, such Preferred Distribution, or portion thereof, (the "Accrued Preferred Distribution"), shall accumulate and be payable at such time as the Limitation no longer prevents payment. In addition, with respect to any such Accrued Preferred Distribution there shall be payable an amount equal to (A) times (B) times (C), where (A) equals such Accrued Preferred Distribution, (B) equals a percentage equal to the higher of the Company's cost of funds or the cost of funds of any of the Operating Companies, and (C) equals a fraction, the numerator of which is the number of days since the Due Date of such Accrued Preferred Distribution or the most recent anniversary thereof, and the denominator of which is 365 (such additional amount and any unpaid portion thereof is hereinafter referred to as the "Arrearage"). If any Arrearage is not paid by an anniversary Due Date of the related Accrued Preferred Distribution, then such Arrearage shall be added to and become a part of the Accrued Preferred Distribution as of such anniversary date and shall no longer be an "Arrearage" hereunder. All payments made pursuant to this
          Section 4.2 shall be applied first to any Arrearage and then to the Accrued Preferred Distribution. Each Preferred Distribution is intended to be and shall be treated as a distribution to the Member in its capacity as a Member, and not as a guaranteed payment under section 707(c) of the Code. Accordingly, notwithstanding any other provision herein to the contrary, (i) the Preferred Distributions shall be applied to reduce each Class A Preferred Members' positive Preferred Capital Account, which shall result in a net reduction (taking into account the income allocation under Section 4.6(a)(ii) hereof) of such Preferred Capital Account equal to the amount of the excess distribution; and (ii) a Member shall not receive payment of any part of any Preferred Distribution to the extent that such Preferred Distribution would cause such Member to have an Adjusted Capital Account Deficit.

     4. A Qualified MLP Offering by the Company or its affiliates through a master limited partnership structure is contemplated by the Company and the Investors under the Securities Purchase Agreement. Each Investor's Class A Preferred Interest will be convertible into, or exchanged for, Senior Subordinated Units (the "Senior Units") of a master limited partnership ("MLP") that is the subject of a Qualified MLP Offering, which conversion or exchange (the "Conversion") shall occur upon the closing of such Qualified MLP Offering. To provide for certain deemed gain allocations upon the Conversion or the occurrence of a Cash Event or Equity Event prior to the Qualified MLP Offering,
Section 4.7(l) of the Company's LLC Agreement is hereby amended by deleting such section in its entirety and by substituting the following new Section 4.7(l) in lieu thereof, and new Sections 4.7(m) and 4.7(n) are hereby added to the Company's LLC Agreement:

               4.7(l) Deemed Gain Allocation for KCEP 1999 Interests. Notwithstanding any other provision herein to the contrary, in the event of a Conversion Event and to the extent that the revaluation of the Property under Section 3.5(b) hereof will produce a positive aggregate net adjustment to the book basis of the Property as if the Company recognized gain equal to such aggregate net adjustment (the "Deemed Gain"), then (i) the Preferred Capital Account of

          KCEP or its permitted transferee with respect to the KCEP 1999 Interests at the time of the Closing of such Conversion Event shall be allocated an amount of Deemed Gain that would increase the Preferred Capital Account with respect to the KCEP 1999 Interests to an amount equal to (A) the product of the amount referred to in Section 9.5(a)(i) of that certain Securities Purchase Agreement dated December 31, 1999 (as amended as of January 12, 2001 by the Securities Purchase Agreement, as defined herein), between the Company and KCEP, times (B) the KCEP 1999 Multiplier; and (ii) such amount shall reduce the amount of Deemed Gain that would otherwise be allocated to the Common Capital Accounts under Section 3.5(b) at such time. If the Conversion Event is a Qualified MLP Offering, the Preferred Capital Account with respect to the KCEP 1999 Interests, as adjusted, would then be exchanged in the Qualified MLP Offering for Senior Units of the MLP (priced to yield the same amount as the publicly traded Common Units included in the Qualified MLP Offering). The Company and KCEP contemplate that the Senior Units will be junior in payment terms to any publicly traded units included in the Qualified MLP Offering. The provisions of this
          Section 4.7(l) are intended to comply with Treasury Regulation (S) 1.704-1(b)(2)(iv)(f), and, together with the provisions of Section 4.7(a) hereof, shall be limited, interpreted, and applied in a manner consistent with such Regulation.

               4.7(m) Deemed Gain Allocation for Interests, Other than the KCEP 1999 Interests, Held by the Investors. Notwithstanding any other provision herein to the contrary, in the event of a Conversion Event at a time during which an Investor or its permitted assignee owns a Class A Preferred Interest in the Company other than the KCEP 1999 Interests, and to the extent that the revaluation of the Property under Section 3.5(b) hereof will produce Deemed Gain, the Preferred Capital Account of each such Investor or permitted transferee at such time shall be adjusted, in lieu of any other allocation of gain under this Agreement, as follows:

                    (a) if the Conversion Event is a Cash Event, then (i) at the time of the Closing of such Cash Event the Preferred Capital Account of each Investor (or permitted transferee) shall be allocated an amount of Deemed Gain that would increase such Investor's (or transferee's) Preferred Capital Account to an amount equal to the product of the amount referred to in Section 9.5(a)(i) of the Securities Purchase Agreement times the Cash Event Multiplier, and
          (ii) such amount shall reduce the amount of Deemed Gain that would otherwise be allocated to the Common Capital Accounts under Section 3.5(b) at such time; provided, that for purposes of this Section 4.7(m) no such adjustment shall be made to the KCEP 1999 Interests and instead such adjustments to such interests shall be governed by
          Section 4.7(l) hereof.

                    (b) if the Conversion Event is an Equity Event, then (i) at the time of the Closing of such Equity Event the Preferred Capital Account of each Investor (or permitted transferee) shall be allocated an amount of Deemed Gain that would increase such Investor's (or transferee's) Preferred Capital Account to an amount equal to the product of the amount referred to in Section 9.5(a)(i) of the Securities Purchase Agreement times the Equity Event Multiplier, and (ii) such amount shall reduce the amount of Deemed Gain that would otherwise be allocated to Common Capital Accounts under Section 3.5(b) at such time; provided, that for purposes of this Section 4.7(m) no such adjustment shall be made to the KCEP 1999 Interests and instead such adjustments to such interests shall be governed by Section 4.7(l) hereof.

          If the Conversion Event is a Qualified MLP Offering, each Investor's Preferred Capital Account, as adjusted (except for the KCEP 1999 Interests, which shall be adjusted pursuant to Section 4.7(l)), would then be exchanged in the Qualified MLP Offering for Senior Units of the MLP (priced to yield the same amount as the publicly traded Common Units included in the Qualified MLP Offering). The Company and the Investors contemplate that the Senior Units will be junior in payment terms to any publicly traded units included in the Qualified MLP Offering. The provisions of this Section 4.7(m) are intended to comply with Treasury Regulation (S) 1.704-1(b)(2)(iv)(f), and, together with the provisions of Section 4.7(a) hereof, shall be limited, interpreted, and applied in a manner consistent with such Regulation.

               4.7(n) Allocation of Insufficient Deemed Gain. To the extent that the amount of Deemed Gain is not sufficient to fully adjust all Investors' Preferred Capital Accounts as described in Section 4.7(l) and 4.7(m), the available Deemed Gain shall be allocated on a pro rata basis among the Investors' Preferred Capital Accounts, with each Investor's pro rata portion determined by the percentage that such Investor's Preferred Capital Account represents as compared with the total of all Investor's Preferred Capital Accounts, in each case adjusted pursuant to Sections 4.7(l) and 4.7(m) as though the amount of Deemed Gain is sufficient to fully adjust all of the Investor's Preferred Capital Accounts.

     5. Notwithstanding any provision of the Company's LLC Agreement to the contrary, the Company may, at its election, retain all or a portion of any regularly scheduled quarterly Distributions that are payable by the Company to the Investors pursuant to Section 4.2 of this Agreement for one (1), but not more than one (1), of the calendar quarters ending on September 30, 2001, December 31, 2002, March 31, 2002 or June 30, 2002; provided, that the payment of regularly scheduled quarterly distributions on the KCEP 1999 Interests shall be governed by Section 4 of Amendment No. 4 to the Company's LLC Agreement dated December 31, 1999; and provided further, that each Investor's Preferred Capital Account shall be increased in an amount equal to the amount of any such retained Distributions, which increase in each Investor's Preferred Capital Account shall constitute full satisfaction of any obligations of the Company to each Investor in regard to such retained Distributions.

     6.  Sections 5.1, 5.2, 5.3, 5.9(a), 5.10, 5.11, 5.14, 5.15, 5.16, 5.17, and
5.18 of the Company's LLC Agreement are amended by deleting such sections in their entirety and by substituting the following new sections in lieu thereof, to be effective immediately following the Closing, as defined in the Securities Purchase Agreement, without any further action on the part of the parties hereto or the
Company:

          5.1 Management and Board of Directors. Except as otherwise expressly set forth herein, the business and affairs of the Company shall be managed by a board of directors (the "Board of Directors") to the fullest extent allowed under the laws of the State of Delaware, subject to the following terms and conditions:

          (a) Number; Qualifications; Designation.

                    (i) Initially, the Board of Directors shall consist of five members. Directors need not be Members. At each annual meeting of the members of the Company, or at each special meeting of the members of the Company involving the election of directors of the Company, and at any other time at which members of the Company will have the right to or will vote for or render consent in writing regarding the election of directors of the Company, before and after a Qualified MLP Offering, then and in each event, the Voting Majority Member and the Investors hereby covenant and agree to vote all voting membership interests of the Company presently owned or hereafter acquired by them (whether owned of record or over which any person exercises voting control) in favor of the following actions:

                    (A) to fix and maintain the number of directors (individually a "Director" and collectively, "Directors") including any increase in the size of the Board of Directors instituted by the Voting Member Majority and including such number of Directors consisting of representatives who are not Affiliates of or employed by the Investors, the Company or the Voting Member Majority (individually an "Independent Director" and collectively, "Independent Directors") as may be required by applicable law or applicable rules of a stock exchange or national market quotation system following the Qualified MLP Offering; and

                    (B) initially to fix the Board of Directors at five (5) Directors, and to cause and maintain the election to the Board of Directors of the Company of (a) one (1) Director designated by the Majority Investors, who shall initially be Richard C. Green, Jr. (the "Investor Director"), (b) one (1) Director designated by KCEP, who shall initially be David J. Schulte (the "KCEP Director"), (c) one Independent Director, who shall initially be Warren H. Gfeller, and
          (d) two remaining Directors designated by the Voting Member Majority, who shall initially be John J. Sherman and Phillip L. Elbert.

                    (ii) None of the parties entitled to designate Directors hereunder shall vote to remove either the entire Board of Directors, the

          Independent Directors or any other Director designated by any other party or group of Members pursuant hereto, without the express prior written consent of the party entitled to so designate such Director. Upon prior written notice to the Board of Directors, a party entitled to designate a Director may also remove such Director at any time with or without cause and designate a replacement Director. Each of the parties hereto shall vote or cause to be voted all shares owned by it or over which it has voting control (i) to remove from the Board of Directors any Director designated by any party pursuant hereto at the request of such party, and (ii) to fill any vacancy in the membership of the Board of Directors with a designee of the party whose designee's resignation or removal from the Board of Directors caused such vacancy.

                    (iii) Upon the completion of a Qualified MLP Offering, (i) the Majority Investors shall have the right to designate one Director to the board of directors or other governing body which governs the business and affairs of the master limited partnership and the operating limited partnership to be formed pursuant to such Qualified MLP Offering until such time as 25% or more of the senior subordinated limited partnership units of the master limited partnership held by the Investors after the Qualified MLP Offering are no longer subject to any subordination period under the Qualified MLP Offering and (ii) KCEP shall have the right to designate one Director to the board of directors or other governing body which governs the business and affairs of the master limited partnership and the operating limited partnership to be formed pursuant to such Qualified MLP Offering until such time as 50% or more of the senior subordinated limited partnership units of the master limited partnership held by KCEP after the Qualified MLP Offering are no longer subject to any subordination period under the Qualified MLP Offering, at the later of which time the provisions of this Section shall terminate and be of no further force or effect.

                    (iv) The Company shall provide to each party entitled to designate Directors hereunder prior written notice of any intended mailing of notice to members for a meeting at which Directors are to be elected, and any party entitled to designate Directors pursuant hereto shall notify the Company in writing, prior to such meeting, of the person(s) designated by it or them as its or their nominee(s) for election as Director(s).

                    (v) If any party entitled to designate Directors hereunder fails to give notice to the Company as provided above, it shall be deemed that the designee of such party then serving as Director shall be its designee for reelection.

                    (vi) The Investor Director shall be designated by the Majority Investors and the KCEP Director shall be designated by KCEP. Any Independent Director shall be designated by the Voting Member Majority with the approval of Majority Investors, which approval shall not be unreasonably withheld. The Voting Member Majority shall have the exclusive right to increase the size of the Board of Directors beyond its initial five members, and to designate all Directors other than the KCEP Director and the Investor Director and, subject to the provisions hereof, to designate the Independent Director.

                    (vii) Until a Qualified MLP Offering, as long as any Investor owns not less than one percent (1%) of the Class A Preferred Interests it is purchasing under the Securities Purchase Agreement, the Company shall invite a representative of each such Investor to attend all meetings of its Board of Directors in a nonvoting-observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust all information so provided. The Company shall reimburse such representatives for all reasonable out-of-pocket travel and other expenses actually incurred to attend meetings of the Company's Board of Directors; provided, that for Board of Directors meeting held in the Kansas City, Missouri, metropolitan area, the Company shall be required to reimburse such expenses only for the representative of each Investor that, together with all of such Investor's Affiliates, holds Class A Preferred Interests having a Preferred Capital Account equal to or greater than $2,000,000.

              (b) Election; Resignation; Vacancies. The Board of Directors shall be elected at each annual meeting of Voting Members and each director shall hold office for a term of one (1) year or until his or her successor is elected and qualified. Any director may resign at any time upon written notice to the Company. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause shall only be filled by the person or persons entitled hereunder to designate a Director to such vacancy, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

              (c) Regular Meetings. Board meetings shall be held not less frequently than quarterly. Regular quarterly meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

              (d) Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Voting Member Majority or by any two members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given to each director in person, by telephone, or in writing by the person or persons calling the meeting at least twenty-four (24) hours (in the case of notice in person or by telephone or facsimile) or forty-eight (48) hours (in the case of notice by telegram) or three (3) days (in the case of notice by mail) before the time at which the meeting is to be held.

              (e) Telephonic Meetings Permitted. Members of the Board of Directors may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 5.1 shall constitute presence in person at such meeting.

              (f) Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business; provided that John J. Sherman or his wife or personal representative shall also be present at such meeting. Except in cases in which applicable law or this Agreement otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided that John J. Sherman or his wife or personal representative shall also be present at such meeting.

              (g) Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The initial Chairman of the Board shall be John J. Sherman.

              (h) Action by Written Consent of Directors. Unless otherwise restricted by applicable law or this Agreement, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

              (i) Committees. The Company shall not have any executive or similar committee of the Board of Directors unless the designees of the Voting Member Majority, the KCEP Director and the Investor Director consent in writing to the formation of such committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all pages that may require it.

              (j) Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter, and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Section 5.1.

              (k) Board Compensation. The Company may compensate members of the Board of Directors for their service on the Board of Directors, and may reimburse members of the Board of Directors for their reasonable travel and other expenses incurred in connection with such service, pursuant to policies that may be established by the Board of Directors from time to time.

              (l) Voting Member Majority. Except as set forth in the following sentence, the terms "Voting Member Majority," "Voting Members" and "Voting Member" shall be deemed to be deleted everywhere they appear in this Agreement including, without limitation, in the following Sections of this Agreement, and inserted in lieu thereof shall be the term "Board of Directors": 2.1(a) and (b), 2.3, 2.4, 2.5, 3.3(b), 3.4(iv), 3.7, 4.3, 4.5, 4.7(h) and (j), 4.8, 4.10, 4.11, 6.1,
          6.2, 6.5 and 6.6 and Articles VII, VIII and IX. The terms "Voting Member Majority," "Voting Members" and "Voting Member" as they appear in Sections 3.2 and Article V of this Agreement shall continue in full force and effect. It is expressly understood and agreed that prior written approval of any Liquidity Event shall be required by both the Board of Directors and the Voting Member Majority; provided that, if a Default or Event of Default has occurred and remains in effect and has not been waived in writing by the Majority Investors, a Liquidity Event as described in subparts (i)-(iv) of the definition thereof shall not require the approval of the Voting Member Majority or any other Voting Members.

            5.2 Voting. Except for the right granted to KCEP and the Investors to designate Directors under Section 5.1, all Class A Preferred Members shall be Non-Voting Members to the extent of their Class A Preferred Interests. All Common Members, other than members of the Employee Investor Group and other than Common Members that agree that they shall be Non-Voting Members, shall be Voting Members to the extent of their Common Interests. All members of the Employee Investor Group shall be Non-Voting Members to the extent of both their Class A Preferred Interests and their Common Interests. The Voting Members shall be entitled to vote, in person or by proxy, on all matters requiring a vote of the Voting Members under the express terms of this Agreement. Each Voting Member shall vote according to their respective Common Percentage

          Interests in the Company. Upon the Transfer of an Interest pursuant to the terms of this Agreement, each Interest shall retain any and all voting rights associated therewith.

            5.3 Officers. With the written consent of the designees of the Voting Member Majority, the KCEP Director and the Investor Director, the Board of Directors may delegate its powers and authority under this Agreement in whole or in part (i) to one or more officers of the Company as the Board of Directors deems appropriate, which officers shall have such power and authority as the Board of Directors deems appropriate; or (ii) to one or more Members of the Company as the Board of Directors deems appropriate, which Members shall have such power and authority as the Board of Directors deems appropriate.

            5.9 (a) The "Company" shall include, in addition to the resulting or surviving limited liability company, any constituent limited liability company (including any constituent of a constituent) absorbed in a consolidation or merger so that any Person who is or was a manager, director, or officer of such constituent limited liability company, or is or was serving at the request of such constituent limited liability company as a director, officer or in any other comparable position of any Other Enterprise shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving limited liability company as such Person would if such Person had served the resulting or surviving limited liability company in the same capacity;

            5.10 Limitation of Liability. No Person shall be liable to the Company or its Members for any loss, damage, liability or expense suffered by the Company or its Members on account of any action taken or omitted to be taken by such Person as a director or an officer of the Company or as a Representative or by such Person while serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise, if such Person discharges such Person's duties in good faith, and in a manner such Person reasonably believes to be in or not opposed to the best interests of the Company. The liability of a director or an officer or Representative hereunder shall be limited only for those actions taken or omitted to be taken by such Person in the discharge of such Person's obligations in connection with the management of the business and affairs of the Company or any Other Enterprise. The foregoing limitation of liability shall apply to all directors, officers and to all Persons who serve as a Representative at any time.

            5.11 Right to Indemnification. The Company shall indemnify each Person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the Company or by third parties) by reason of the fact that such Person is or was a Voting Member of the

          Company, a director or an officer of the Company, a Representative or is or was serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise, against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines and other expenses, actually and reasonably incurred by such Person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding); provided, however, that the Company shall not be required to indemnify or advance expenses to any Person on account of such Person's conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; provided, further, that the Company shall not be required to indemnify or advance expenses to any Person in connection with an action, suit or proceeding initiated by such Person unless the initiation of such action, suit or proceeding was authorized in advance by the Board of Directors; provided, however, that a director or an officer or Representative shall be indemnified hereunder only for those actions taken or omitted to be taken by such Person in the discharge of such Person's obligations in connection with the management of the business and affairs of the Company or any Other Enterprise. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such Person's conduct was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The foregoing right to indemnification shall apply to all Persons serving as directors or officers and to all Persons who serve as a Representative at any time or who serve at any time at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise. Nothing herein prevents any Member from indemnifying its representatives or directors or officers under such Member's organizational documents or other agreements. If any Person is entitled to indemnification both from the Company and from a Member, then indemnification would come first from the Company and thereafter from the Member.

            5.14 Non-Exclusivity. The indemnification and advancement of expenses provided by this Article V shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, or any agreement, vote of the Board of Directors or Voting Members, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right that the Company may have to make additional indemnifications with respect to the same or different Persons or classes of Persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a Person who has ceased to be a director or an officer of the Company, a Representative or a Person eligible for designation as a Representative and as to a Person who has ceased serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise and shall inure to the benefit of the heirs, executors and administrators of such Person.

            5.15 Insurance. The Board of Directors may cause the Company to purchase and maintain insurance on behalf of any Person who is or was a director or an officer, agent or employee of the Company or a Representative or is or was serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise, against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as such, whether or not the Company would have the power, or the obligation, to indemnify such Person against such liability under the provisions of this Article V.

             5.16 Amendment and Vesting of Rights. The rights granted or created hereby shall be vested in each Person entitled to indemnification hereunder as a bargained-for, contractual condition of such Person's serving or having served as a director or an officer of the Company or a Representative or serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise and, while this Article V may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such Person under this Article V with respect to any (a) act taken or the failure to take any act by such Person prior to such amendment or repeal, or (b) any action, suit or proceeding concerning such act or failure to act filed after such amendment or repeal.

            5.17 Severability. If any provision of this Article V or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Article V and the application of such provision to other Persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all Persons and to give the maximum possible protection to Persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any director or officer of the Company, any Representative or any Person who is or was serving at the request of the Company as a director, officer or in any other comparable position of any Other Enterprise is entitled under any provision of this Article V to indemnification by the Company for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such Person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify such Person for the portion thereof to which such Person is entitled.

            5.18 Contracts with Members or their Affiliates. All contracts or transactions between the Company and one of its Members, directors, or officers or between the Company and another limited liability company, corporation, partnership, association or other organization in which a Member has a financial interest or with which such Member is affiliated are permissible if such contract or transaction, and such Member's or officer's interest therein, are fully disclosed to the Board of Directors and approved by the Board of Directors.

     7. Sections 7.4 and 7.5 of the Company's LLC Agreement are hereby amended by deleting Sections 7.4 and 7.5 in their entirety and by substituting the following new Sections 7.4 and 7.5 in lieu thereof:

          7.4  Third Party Offer to Purchase.

              (a) If a third party (a "Proposed Purchaser") makes an offer (the "Third Party Offer") to purchase the Common Interest of a Member or Members (each, a "Transferor"), whether such purchase is for cash, stock or other securities, other property, or a combination thereof, and such purchase would enable the Proposed Purchaser to acquire, in one or more transactions, in the aggregate more than 50% of the outstanding Common Percentage Interests, then such Transferor shall not accept such Third Party Offer unless the provisions of Section 7.4(b) and (c) are complied with.

              (b) Within three (3) Business days after the issuance of the Third Party Offer to a Transferor, the Proposed Purchaser shall issue in writing to the other Members an offer (the "Tag-Along Offer"). The Tag-Along Offer shall specify the name of the Proposed Purchaser, the amount and type of securities to be purchased by such Proposed Purchaser (the "Offered Securities"), the amount and type of consideration offered for such securities, the anticipated closing date (which shall not be earlier than 30 days from the date of receipt of the Tag-Along Offer by the other Members), and all of the other terms and conditions of such proposed sale, and shall offer the other Members the opportunity whereby such Members, individually, may elect, within 30 days after receipt of the Tag-Along Offer, one of the following alternatives:

                    (i) If a Common Member, to sell any or all of its Common Interest to the Proposed Purchaser under the same terms and conditions as the Third Party Offer; or

                    (ii) If a Class A Preferred Member, to sell any or all of its Class A Preferred Interest to the Proposed Purchaser for a purchase price equal to the balance in such Class A Preferred Member's Preferred Capital Account plus all Accrued Preferred Distributions and Arrearages under Section 4.2 hereof;

          provided, that the Common Capital Accounts shall be adjusted pursuant to Section 3.5(b) hereof and applicable Class A Preferred Capital Accounts shall be adjusted pursuant to Sections 4.7(l) and (m) hereof as though an Equity Event had occurred, in each case solely for purposes of determining the purchase price to be paid to each applicable Class A Preferred Member in such transaction; or

                    (iii) To take no action and continue to hold its Interest in the Company.

          The Tag-Along Offer shall constitute an offer by the Proposed Purchaser to include in the proposed purchase:

                        (A) the amount of Common Interests of the Company, if any, designated by each Common Member, not to exceed the amount of Common Interests equal to the product of (1) the aggregate amount of Offered Securities, multiplied by (2) a fraction having the numerator equal to the amount of Common Interests held by such Common Member and the denominator equal to the amount of Common Interests held by the Transferor plus the amount of Common Interests held by all Common Members that exercise their rights to participate in such sale pursuant to Section 7.4(b)(i); and

                        (B) all of the Class A Preferred Interests designated by the Class A Preferred Members pursuant to Section 7.4(b)(ii).

          If a Member desires to participate in the proposed sale, it shall so notify the Transferor not more than 30 days after such Member's receipt of the Tag-Along Offer. If any of the Members have accepted the Tag-Along Offer, the Transferor shall reduce the number of Common Interests that the Transferor would have sold in the proposed sale so as to permit the accepting Members to sell the number of Interests that such Members are entitled to sell under this Section 7.4. If the Members do not exercise their rights in accordance with this Section 7.4, then the Transferor may proceed with such transaction, but only on the terms set forth in the Tag-Along Offer; provided, however, that if the transaction is not completed within thirty (30) calendar days after the expiration of the other Members' rights to participate in such sale, the Transferor shall not be permitted to transfer any Common Interests without again complying with the provisions of this
          Section 7.4.

               (c) To the extent that any Prospective Purchaser refuses to purchase any securities from a Member exercising its rights under Sections 7.4(b)(i) or (ii), the Transferor shall not sell to such Prospective Purchaser any Common Interests unless and until, simultaneously with such sale, the Transferor purchases from such Member, on the terms set forth in Section 7.4(b), the securities that such Member would otherwise have sold to the Prospective Purchaser pursuant to Section 7.4(b).

               7.5 Third Party Offer to Acquire the Entire Company. If a third party makes an offer (the "Purchase Offer") to purchase all of the Common Interests in the Company for an identical price per Common Percentage Interest, and the holders of more than 50% in Common Percentage Interest desire to accept the Purchase Offer, then the other Members hereby agree to participate in such sale (i) if a Common Member, on the same terms and conditions as the Purchase Offer and
          (ii) if a Class A Preferred Member, at a purchase price equal to the balance in such Class A Preferred Member's Preferred Capital Account plus all Accrued Preferred Distributions and Arrearages under Section
          4.2 hereof, provided, however, that the purchaser agrees to purchase all, but not less than all, of the Class A Preferred Interests if such purchaser acquires Common Interests representing more than 50% in Common Percentage Interest; and provided, further, that the Common Capital Accounts shall be adjusted pursuant to Section 3.5(b) hereof and applicable Class A Preferred Capital Accounts shall be adjusted pursuant to Sections 4.7(l) and (m) hereof as though an Equity Event had occurred, in each case solely for purposes of determining the purchase price to be paid to each applicable Class A Preferred Member in such transaction.

     8. Section 9.7 of the Company's LLC Agreement is hereby amended by deleting said Section 9.7 in its entirety and substituting the following new
Section 9.7 in lieu thereof:

               9.7  Amendments to this Agreement

                    (a) Except as otherwise provided herein, and except as specifically set forth in Sections 9.7(b) and 9.7(c) below, this Agreement shall not be modified or amended in any manner other than by resolution of the Board of Directors at the time of such modification or amendment; provided, however, any amendment affecting the allocation of Income and Loss to a Member shall be approved by that Member.

                    (b) This Agreement may be amended by resolution of the Board of Directors, without any execution of such amendment by all Members, in order to reflect the occurrence of any of the following events, provided that all of the conditions, if any, contained in the relevant sections of this Agreement with respect to such event have been satisfied:

                       (i) an adjustment of the Common Percentage Interests of the Common Members and the Preferred Percentage Interests of the Class A Preferred Members, as the case may be, upon a Common Member's or a Class A Preferred Member's failure to make a capital contribution as required hereunder; and

                       (ii) the modification of this Agreement to comply with the relevant tax laws pursuant to Sections 3.6 or 4.7(j) hereof.

               (c) Any amendment to this Agreement substantially and adversely affecting the allocation of Income and Loss to a Member which is an Investor, the balance of a Capital Account of a Member which is an Investor, the rights of a Member which is an Investor to distributions or deemed gain allocations under Article IV hereof, the right of a Member which is an Investor to sell its Interest pursuant to Section
          7.4 or 7.5 hereof, the right of a Member which is an Investor to designate Directors under Article V hereof, or any other amendment that substantially and adversely affects the value of an Interest of a Member which is an Investor, shall be approved in writing by that Member.

     9. Upon execution and delivery by a Warrant Investor of a Joinder Agreement and Warrant Investor Amendment to LLC Agreement upon exercise of such Warrant Investor's Warrant, such Warrant Investor shall be deemed to be an "Investor" under this Amendment and shall be entitled to all of the rights and privileges of an Investor under Sections 2, 3, 4, 5, 6, 7, and 8 of this Amendment, as though such Warrant Investor had executed this Amendment as of the date hereof.

     10. Except as expressly amended hereby, all of the terms, conditions and provisions of the Company's LLC Agreement shall remain unamended and in full force and effect in accordance with its terms, and the Company's LLC Agreement, as amended hereby, is hereby ratified and confirmed. The amendments provided herein shall be limited precisely as drafted and shall not constitute an amendment of any other term, condition or provision of the Company's LLC Agreement.

     11. References in the Company's LLC Agreement to "Agreement", "hereof", "herein" and words of similar impact shall be deemed to be a reference to the Company's LLC Agreement as amended by this Amendment.

     12. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement which is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment are affixed to their signatures hereto as of the date first above written.

                                       INERGY HOLDINGS, LLC:


                                       By: /s/ John J. Sherman
                                          --------------------------------
                                          John J. Sherman, Voting Member

                                       INVESTORS:
                                       KCEP VENTURES II, L.P.
                                       By:  KCEP II, L.C., its general partner


                                       By: /s/ David J. Schulte
                                          --------------------------------
                                          David J. Schulte
                                          Managing Director of KCEP II, L.C.

                                       MORAMERICA CAPITAL CORPORATION
                                       By: InvestAmerica Investment
                                           Advisors, Inc., Agent


                                       By: /s/ Kevin F. Mullane
                                          --------------------------------
                                          Kevin F. Mullane, Vice President

                                       NDSBIC, L.P.
                                       By: InvestAmerica ND, L.L.C.,
                                       General Partner
                                       By: InvestAmerica ND Management, Inc.


                                       By: /s/ Kevin F. Mullane
                                          --------------------------------
                                          Kevin F. Mullane, Vice President

                                       KANSAS VENTURE CAPITAL, INC.,
                                       a Kansas corporation


                                       By: /s/ John S. Dalton
                                          --------------------------------
                                          John S. Dalton, President

                               SIGNATURE PAGE TO
                      AMENDMENT TO COMPANY LLC AGREEMENT


                                      MIDSTATES CAPITAL, L.P., a Kansas limited
                                      partnership
                                      By: Midstate Partners, L.L.C., its
                                      general partner


                                      By: /s/ BART S. BERGMAN
                                         --------------------------------------
                                         Bart S. Bergman, Principal

                                      DIAMOND STATES VENTURES, L.P.:
                                      By: DSV Management LLC, its
                                      general partner


                                      By: /s/ JOE T. HAYS
                                         --------------------------------------
                                         Joe T. Hays, President

                                      ROCKY MOUNTAIN MEZZANINE FUND, II LP
                                      By:  Rocky Mountain Capital Partners,
                                      LLP, as general partner


                                      By: /s/ PAUL A. LYONS, JR.
                                         --------------------------------------
                                         Paul A. Lyons, Jr., Partner

                                      FIRSTAR CAPITAL CORPORATION, an Ohio
                                      corporation


                                      By: /s/ RICK CROPPER
                                         --------------------------------------
                                         Rick Cropper, ____________________


                                      EAGLE FUND I, LP
                                      By: Eagle Fund, LLC, its general partner
                                      By: Mississippi Valley Capital Company,
                                      its sole member

                                      By: /s/ SCOTT D. FESLER
                                         --------------------------------------
                                         Scott D. Fesler, President

                               SIGNATURE PAGE TO
                      AMENDMENT TO COMPANY LLC AGREEMENT

                                      RNG INVESTMENTS, L.P., A Delaware Limited
                                      Partnership


                                      By: /s/ Richard C. Green, Jr.
                                         --------------------------------------
                                         Richard C. Green, Jr., Managing General
                                         Partner



                               SIGNATURE PAGE TO
                      AMENDMENT TO COMPANY LLC AGREEMENT

                    AMENDMENT NO. 9 TO AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                            OF INERGY PARTNERS, LLC

     THIS AMENDMENT NO. 9 (the "AMENDMENT") to the Limited Liability Company Agreement of Inergy Partners, LLC referred to below is made and entered into as of March 30, 2001, by and among Inergy Partners, LLC, a Delaware limited liability company formerly known as Integrated Propane Partners, LLC) ("COMPANY"), Peter H. Wilson ("PETER WILSON"), and KCEP Ventures II, L.P., a Missouri limited partnership ("VENTURES II").

                                  WITNESSETH:

     WHEREAS, the Company is governed by that certain Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated September 30, 1998, as amended by Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated December 10, 1998, Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated August 4, 1999, Amendment No. 3 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated September 28, 1999, Amendment No. 4 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated December 31, 1999, Amendment No. 5 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated January 1, 2000, Amendment No. 6 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated May 31, 2000, Amendment No. 7 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated January 12, 2001, and Amendment No. 8 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated January 12, 2001 (collectively, the "COMPANY'S LLC AGREEMENT");

     WHEREAS, the Company entered into that certain Stock Exchange and Redemption Agreement, dated December 10, 1998, among the Company, Wilson Oil Company of Johnson County, Inc., Peter Wilson and John A. Wilson, Jr. (the "WILSON AGREEMENT"), and, pursuant to Section 4.3(b)(v) of the Wilson Agreement, Peter Wilson has, based on the achievement of certain Annualized Gross Profits (as defined in the Wilson Agreement) by the Company, become entitled to, and has elected to receive, a Common Interest in the Company valued at $150,000 (the "PETER WILSON COMMON INTEREST");

     WHEREAS, RNG Investments, L.P., a Delaware limited partnership ("RNG"), purchased $1,500,000 of Class A Preferred Interests of the Company pursuant to that certain Securities Purchase Agreement dated January 12, 2001, among the Company and the Investors and Warrant Investors that are signatories thereto (the "Securities Purchase Agreement"), and RNG desires to transfer two-thirds (66.67%) of the Class A Preferred Interests acquired by RNG pursuant to the Securities Purchase Agreement, plus two-thirds (66.67%) of any additional securities of the Company payable or paid on RNG's Class A Preferred Interests as a result of any Distributions prior to or on the date of this Amendment (collectively, the "TRANSFERRED INTERESTS"), to Ventures II as the assignee of KCEP Ventures III, L.P. ("VENTURES III") of that certain Put/Call Agreement dated January 12, 2001, between RNG and KCEP Ventures III, L.P.;

     WHEREAS, Ventures II as the assignee of Ventures III has exercised the Class A Preferred Interest Purchase Warrant issued to Ventures III on January 12, 2001 (the "WARRANT"), for the purchase from the Company of an additional Class A Preferred Interest having an Initial Preferred Capital Account of $1,500,000 (the "ADDITIONAL VENTURES II INTEREST"); and

     WHEREAS, the Board of Directors of the Company desires to amend certain provisions of the LLC Agreement on and subject to the terms hereof, to reflect the issuance of the Peter Wilson Common Interest to Peter Wilson as of January 1, 2001, the transfer of the Transferred Interests by RNG to Ventures II as of March 16, 2001, and the issuance of the Additional Ventures II Interest as of March 30, 2001.

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Ventures II do hereby promise and agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Company's LLC Agreement):

     1. The Company hereby ratifies and confirms the issuance of the Peter Wilson Common Interest to Peter Wilson, effective as of January 1, 2001, with all of the rights and obligations assigned to a Common Member with respect to the Peter Wilson Common Interest pursuant to, and subject to all provisions and limitations set forth in, the Company's LLC Agreement, except that Peter Wilson shall be a Non-Voting Member with respect to the Peter Wilson Common Interest. Peter Wilson hereby, with respect to the Peter Wilson Common Interest, confirms and agrees to comply with, and be bound by, all of the terms and conditions of the Company's LLC Agreement.

     2. Pursuant to Section 7.7 of the Company's LLC Agreement, Ventures II is hereby, effective as of March 16, 2001, admitted as a Substitute Member in place of RNG with respect to the Transferred Interests, with all of the rights and obligations assigned to a Class A Preferred Member with respect to such Transferred Interests pursuant to, and subject to all provisions and limitations set forth in, the Company's LLC Agreement, the Securities Purchase Agreement, and each of the Related Agreements (as such term is defined in the Securities Purchase Agreement). Ventures II hereby, with respect to the Transferred Interests, confirms and agrees to comply with, and be bound by, all of the terms and conditions of the Company's LLC Agreement.

     3. The Company hereby ratifies and confirms the issuance of the Additional Ventures II Interest to Ventures II, effective as of March 30, 2001, pursuant to the Warrant, with all of the rights and obligations assigned to a Class A Preferred Member with respect to such Additional Ventures II Interest pursuant to, and subject to all provisions and limitations set forth in, the Company's LLC Agreement, the Securities Purchase Agreement, and each of the Related Agreements (as such term is defined in the Securities Purchase Agreement). Ventures II hereby, with respect to the Additional Ventures II Interest, confirms and agrees to comply with, and be bound by, all of the terms and conditions of the Company's LLC Agreement.

     4. Exhibit A and Schedule A to the Company's LLC Agreement are hereby amended by deleting said Exhibit A and said Schedule A in their entirety and by substituting, in lieu thereof, the Exhibit A and the Schedule A attached hereto, to reflect the realignment of Common Capital Accounts, Preferred Capital Accounts, Common Percentage Interests, and Preferred Percentage Interests, resulting from the issuance of the Peter Wilson Common Interest to Peter Wilson, the transfer of the Transferred Interests from RNG to Ventures II, and the issuance of the Additional Ventures II Interest.

     5. Except as expressly amended hereby, all of the terms, conditions and provisions of the Company's LLC Agreement shall remain in full force and effect in accordance with its terms, and the Company's LLC Agreement, as amended hereby, is hereby ratified and confirmed. The amendments provided herein shall be limited precisely as drafted and shall not constitute an amendment of any other term, condition or provision of the Company's LLC Agreement.

     6. References in the Company's LLC Agreement to "Agreement", "hereof", "herein" and words of similar impact shall be deemed to be a reference to the Company's LLC Agreement as amended by this Amendment.

     7. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement which is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment are affixed to their signatures hereto as of the date first above written.

                              INERGY PARTNERS, LLC


                              By: /s/ John J. Sherman
                                  ______________________________________________
                                  John J. Sherman, President


                                /s/ PETER H. WILSON
                              __________________________________________________
                              PETER H. WILSON


                              KCEP VENTURES II, L.P.
                              By:  KCEP II, L.L.C., its general partner



                              By: /s/ David J. Schulte
                                  ______________________________________________
                                  David J. Schulte, Manager

                                   EXHIBIT A

                     MEMBERS OF THE EMPLOYEE INVESTOR GROUP
          INITIAL OR RESTATED CAPITAL ACCOUNTS, PERCENTAGE INTERESTS,
                          AND PREFERRED DISTRIBUTIONS
                                 AS OF 3/30/01

                                                                                                                        Initial Due
                        Initial or            Initial              Common           Preferred          Preferred         Date for
                     Restated Common     Preferred Capital       Percentage        Percentage         Distribution       Preferred
      Name           Capital Account          Account             Interest          Interest           Percentage      Distributions
-------------------  ---------------     -----------------       ----------        ----------         ------------     -------------
Alton Parker Carter          6,660             7,408               0.0222%           0.0186%              2.25%           1/29/1999
Gregory L. Chappell          6,660             7,408               0.0222%           0.0186%              2.25%           1/29/1999
Randy Claiborne              3,330             3,702               0.0111%           0.0093%              2.25%           1/29/1999
Richard A. Garner            3,330             3,702               0.0111%           0.0093%              2.25%           1/29/1999
Elaine H. Johnson            4,020             4,443               0.0134%           0.0112%              2.25%           1/29/1999
Cynthia B. Kibler           13,290            14,813               0.0443%           0.0373%              2.25%           1/29/1999
H. Faye Owen                 3,330             3,702               0.0111%           0.0093%              2.25%           1/29/1999
Elaine H. Trujillo          13,290            14,813               0.0443%           0.0373%              2.25%           1/29/1999
James Warren Rogers        332,100           679,200               1.1070%           1.7085%              2.25%           1/29/1999
                           -------           -------               ------
Total Employee Group       386,010           739,191               1.2867%

                                   SCHEDULE A

                     INITIAL OR RESTATED CAPITAL ACCOUNTS,
                PERCENTAGE INTERESTS AND PREFERRED DISTRIBUTIONS
                                 AS OF 3/30/01

                                                                                                                      Initial Due
                                Initial or Restated       Initial          Common       Preferred      Preferred        Date for
                                   Common Capital     Preferred Capital  Percentage     Percentage    Distribution     Preferred
     Name                             Account              Account        Interest       Interest      Percentage     Distributions
--------------------------      -------------------   -----------------  ----------     ----------    ------------    -------------


Michael L. Hendren                           0           1,564,520          0.0000%        3.9355%      2.25%           1/29/1999
Peter H. Wilson                        150,000             548,000          0.5000%        1.3785%      2.00%           4/30/1999
George Upchurch, Sr.                         0             204,000          0.0000%        0.5132%      2.00%          10/29/1999 *
Shirley Upchurch                             0              96,000          0.0000%        0.2415%      2.00%          10/29/1999 *
George Uprchurch, Jr.                        0             100,000          0.0000%        0.2515%      2.00%          10/29/1999 *
Zero Butane Gas, Inc.                  649,320           1,490,377          2.1644%        3.7490%      2.00%           4/28/2000
Donald Ray Kerr                         51,180             109,623          0.1706%        0.2758%      2.00%           4/28/2000
John W. Thompson                        37,380                   0          0.1246%        0.0000%      0.00%
Judy G. Carpenter                        9,390                   0          0.0313%        0.0000%      0.00%
KCEP Ventures II, L.P.                       0           2,000,000          0.0000%        5.0310%      2.50%           4/28/2000
Country Gas Co.                              0           9,000,000          0.0000%       22.6394%      2.25%           7/30/2000 *
Inergy Holdings, LLC                28,716,720                   0         95.7224%        0.0000%      0.00%
Domex, Inc.                                  0             962,264          0.0000%        2.4206%      2.25%           4/30/2001 *
Investors 300, Inc.                          0           4,367,199          0.0000%       10.9856%      2.25%           4/30/2001 *
L&L Leasing, Inc.                            0           2,072,569          0.0000%        5.2135%      2.25%           4/30/2001 *
KCEP Ventures II, L.P.**                     0           1,500,000          0.0000%        3.7732%      2.75%           4/30/2001 *
Moramerica Capital Corporation**             0           1,596,000          0.0000%        4.0147%      2.75%           4/30/2001 *
NDSBIC, L.P.**                               0             504,000          0.0000%        1.2678%      2.75%           4/30/2001 *
Kansas Venture Capital, Inc.**               0           1,900,000          0.0000%        4.7794%      2.75%           4/30/2001 *
Midstates Capital, L.P.**                    0           2,300,000          0.0000%        5.7856%      2.75%           4/30/2001 *
Diamond State Ventures, L.P.**               0           1,900,000          0.0000%        4.7794%      2.75%           4/30/2001 *
Rocky Mountain Mezzanine Fund**              0           3,800,000          0.0000%        9.5588%      2.75%           4/30/2001 *
Firstar Capital Corporation**                0             500,000          0.0000%        1.2577%      2.75%           4/30/2001 *
Eagle Fund I, L.P.**                         0             500,000          0.0000%        1.2577%      2.75%           4/30/2001 *
RNG Investments, L.P.**                      0             500,000          0.0000%        1.2577%      2.75%           4/30/2001 *
KCEP Ven. II - Warrants                      0           1,500,000          0.0000%        3.7732%      2.75%           4/30/2001 *
                                    ----------------------------------------------
Total Non-Employee Group            29,613,990          39,014,552         98.7133%

Total Both Groups                   30,000,000          39,753,743        100.0000%

** Denotes member of 2001                            *Preferred Distribution prorated for initial quarter
   Investor Group

                    AMENDMENT NO. 10 TO AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                            OF INERGY PARTNERS, LLC

     THIS AMENDMENT NO. 10 (the "AMENDMENT") to the Limited Liability Company Agreement of Inergy Partners, LLC referred to below is made and entered into as of April ___, 2001, by and among Inergy Partners, LLC, a Delaware limited liability company formerly known as Integrated Propane Partners, LLC) ("COMPANY"), and Clayton Hamilton Equities, L.L.C., a Kansas limited liability company also known as Clayton-Hamilton LLC ("CLAYTON HAMILTON").

                                  WITNESSETH:

     WHEREAS, the Company is governed by that certain Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated September 30, 1998, as amended by Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated December 10, 1998, Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated August 4, 1999, Amendment No. 3 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated September 28, 1999, Amendment No. 4 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated December 31, 1999, Amendment No. 5 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated January 1, 2000, Amendment No. 6 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated May 31, 2000, Amendment No. 7 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated January 12, 2001, Amendment No. 8 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated January 12, 2001, and Amendment No. 9 to Amended and Restated Limited Liability Company Agreement of Inergy Partners, LLC, dated as of March 30, 2001 (collectively, the "COMPANY'S LLC AGREEMENT");

     WHEREAS, Clayton Hamilton has exercised the Class A Preferred Interest Purchase Warrant issued to Clayton Hamilton on January 12, 2001 (the "WARRANT"), for the purchase from the Company of a Class A Preferred Interest having an Initial Preferred Capital Account of $100,000 (the "CLAYTON HAMILTON INTEREST"); and

     WHEREAS, the Board of Directors of the Company desires to amend certain provisions of the LLC Agreement on and subject to the terms hereof, to reflect the issuance of the Clayton Hamilton Interest as of April ___, 2001.

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Clayton Hamilton do hereby promise and agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Company's LLC Agreement):

     1. The Company hereby ratifies and confirms the issuance of the Clayton Hamilton Interest to Clayton Hamilton, effective as of April ___, 2001, pursuant to the Warrant, with all of the rights and obligations assigned to a Class A Preferred Member with respect to such Clayton Hamilton Interest pursuant to, and subject to all provisions and limitations set forth in, the

Company's LLC Agreement, the Securities Purchase Agreement, and each of the Related Agreements (as such term is defined in the Securities Purchase Agreement). Clayton Hamilton hereby, with respect to the Clayton Hamilton Interest, confirms and agrees to comply with, and be bound by, all of the terms and conditions of the Company's LLC Agreement.

2. Exhibit A and Schedule A to the Company's LLC Agreement are hereby amended by deleting said Exhibit A and said Schedule A in their entirety and by substituting, in lieu thereof, the Exhibit A and the Schedule A attached hereto, to reflect the realignment of Preferred Capital Accounts, and Preferred Percentage Interests resulting from the issuance of the Clayton Hamilton Interest.

3. Except as expressly amended hereby, all of the terms, conditions and provisions of the Company's LLC Agreement shall remain in full force and effect in accordance with its terms, and the Company's LLC Agreement, as amended hereby, is hereby ratified and confirmed. The amendments provided herein shall be limited precisely as drafted and shall not constitute an amendment of any other term, condition or provision of the Company's LLC Agreement.

4. References in the Company's LLC Agreement to "Agreement", "hereof", "herein" and words of similar impact shall be deemed to be a reference to the Company's LLC Agreement as amended by this Amendment.

5. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement which is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment are affixed to their signatures hereto as of the date first above written.

                              INERGY PARTNERS, LLC



                              By: /s/ JOHN J. SHERMAN
                                  ----------------------------------------------
                                  John J. Sherman, President



                              CLAYTON HAMILTON EQUITIES, L.L.C.



                              By: /s/ WARREN H. GFELLER
                                  ----------------------------------------------
                                  Warren H. Gfeller, its Managing Member

                                   EXHIBIT A

                     MEMBERS OF THE EMPLOYEE INVESTOR GROUP
          INITIAL OR RESTATED CAPITAL ACCOUNTS, PERCENTAGE INTERESTS,
                          AND PREFERRED DISTRIBUTIONS
                                 AS OF 3/30/01

                                                                                                                     Initial Due
                        Initial or            Initial              Common         Preferred          Preferred         Date for
                     Restated Common     Preferred Capital       Percentage      Percentage         Distribution       Preferred
   Name              Capital Account          Account             Interest        Interest           Percentage      Distributions
   ----              ---------------     -----------------       ----------      ----------         -------------    -------------
Alton Parker
 Carter                   6,660                7,408            0.0222%           0.0186%                2.25%         1/29/1999
Gregory L.
 Chappell                 6,660                7,408            0.0222%           0.0186%                2.25%         1/29/1999
Randy Claiborne           3,330                3,702            0.0111%           0.0093%                2.25%         1/29/1999
Richard A. Garner         3,330                3,702            0.0111%           0.0093%                2.25%         1/29/1999
Elaine H. Johnson         4,020                4,443            0.0134%           0.0112%                2.25%         1/29/1999
Cynthia B. Kibler        13,290               14,813            0.0443%           0.0373%                2.25%         1/29/1999
H. Faye Owen              3,330                3,702            0.0111%           0.0093%                2.25%         1/29/1999
Elaine H.
 Trujillo                13,290               14,813            0.0443%           0.0373%                2.25%         1/29/1999
James Warren
 Rogers                 332,100              679,200            1.1070%           1.7085%                2.25%         1/29/1999
                        -------              -------            ------
Total Employee
 Group                  386,010              739,191            1.2867%

                                   SCHEDULE A

                     INITIAL OR RESTATED CAPITAL ACCOUNTS,
                PERCENTAGE INTERESTS AND PREFERRED DISTRIBUTIONS
                                 AS OF 4/__/01


                    Initial or
                     Restated            Initial             Common            Preferred        Preferred       Initial Due Date
                  Common Capital     Preferred Capital     Percentage         Percentage       Distribution      for Preferred
 Name                Account             Account            Interest           Interest         Percentage       Distributions
 ----             --------------     -----------------     ----------         -----------      ------------     ----------------
Michael L.
 Hendren                     0        1,564,520            0.0000%             3.9257%               2.25%         1/29/1999
Peter H. Wilson        150,000          548,000            0.5000%             1.3750%               2.00%         4/30/1999
George
 Upchurch, Sr.               0          204,000            0.0000%             0.5119%               2.00%        10/29/1999 *
Shirley
 Upchurch                    0           96,000            0.0000%             0.2409%               2.00%        10/29/1999 *
George
 Upchurch, Jr.               0          100,000            0.0000%             0.2509%               2.00%        10/29/1999 *
Zero Butane
 Gas, Inc.             649,320        1,490,377            2.1644%             3.7396%               2.00%         4/28/2000
Donald Ray Kerr         51,180          109,623            0.1706%             0.2751%               2.00%         4/28/2000
John W.
 Thompson               37,380                0            0.1246%             0.0000%               0.00%
Judy G.
 Carpenter               9,390                0            0.0313%             0.0000%               0.00%
KCEP Clayton
 Hamilton, L.P.              0        2,000,000            0.0000%             5.0183%               2.50%         4/28/2000
Country Gas Co.              0        9,000,000            0.0000%            22.5826%               2.25%         7/30/2000 *
Inergy
 Holdings, LLC      28,716,720                0           95.7224%             0.0000%               0.00%
Domex, Inc.                  0          962,264            0.0000%             2.4145%               2.25%         4/30/2001 *
Investors 300,
 Inc.                        0        4,367,199            0.0000%            10.9581%               2.25%         4/30/2001 *
L&L Leasing,
 Inc.                        0        2,072,569            0.0000%             5.2004%               2.25%         4/30/2001 *
KCEP Clayton
 Hamilton,
 L.P.(1)                     0        1,500,000            0.0000%             3.7638%               2.75%         4/30/2001 *
Moramerica
 Capital
 Corporation(1)              0        1,596,000            0.0000%             4.0046%               2.75%         4/30/2001 *
NDSBIC, L.P.(1)              0          504,000            0.0000%             1.2646%               2.75%         4/30/2001 *
Kansas Venture
 Capital, Inc.(1)            0        1,900,000            0.0000%             4.7674%               2.75%         4/30/2001 *
Midstates
 Capital, L.P.(1)            0        2,300,000            0.0000%             5.7711%               2.75%         4/30/2001 *
Diamond State
 Ventures,L.P.(1)            0        1,900,000            0.0000%             4.7674%               2.75%         4/30/2001 *
Rocky Mountain
 Mezzanine
 Fund(1)                     0        3,800,000            0.0000%             9.5349%               2.75%         4/30/2001 *
Firstar
 Capital
 Corporation(1)              0          500,000            0.0000%             1.2546%               2.75%         4/30/2001 *
Eagle Fund I,
 L.P.(1)                     0          500,000            0.0000%             1.2546%               2.75%         4/30/2001 *
RNG
 Investments,
 L.P.(1)                     0          500,000            0.0000%             3.8739%               2.75%         4/30/2001 *
KCEP Ven. II -
 Warrants                    0        1,500,000            0.0000%             0.2509%               2.75%         4/30/2001 *
Clayton
 Hamilton
 Equities,
 L.L.C.                      0          100,000            0.0000%                                   2.75%         7/30/2001 *
                    -----------------------------------------------------------------
Total
 Non-Employee
 Group              29,613,990       39,114,552           98.7133%            98.1452%

Total Both
 Groups             30,000,000       39,853,743          100.0000%

(1) Denotes member of 2001                            *Preferred Distribution prorated for initial quarter
    Investor Group
